    As filed with the Securities and Exchange Commission on June ___, 1997.
                                                 Registration No.  333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------
                          DFI/AERONOMICS INCORPORATED
             (Exact name of registrant as specified in its charter)

      Delaware                         7372                     58-2322049
(State of Incorporation)    (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)   Identification Number)


                           4751 Best Road, Suite 300
                             Atlanta, Georgia 30337
                                 (404) 763-5454
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                James L. Edwards
                          DFI/Aeronomics Incorporated
                           4751 Best Road, Suite 300
                             Atlanta, Georgia 30337
                                 (404) 763-5454
                              (404) 763-1027 (Fax)
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                   Copies to:

       John C. Yates, Esq.                           Philip J. Wilson, Esq.
   Grant W. Collingsworth, Esq.                    Wilson, Marshall & Taylor,P.C
 Morris, Manning & Martin, L.L.P.                    One Embarcadero Place
  1600 Atlanta Financial Center                    2100 Geng Road, Suite 220
    3343 Peachtree Road, N.E.                     Palo Alto, California  94303
     Atlanta, Georgia  30326                             (415) 424-9700
          (404) 233-7000                               (415) 424-9769 (Fax)
       (404) 365-9532 (Fax)

                        --------------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of each class of            Amount          Proposed maximum              Proposed maximum                  Amount of
securities to be registered       to be           offering price per           aggregate offering                registration
                               registered(1)          share(2)                       price(2)                         fee
------------------------------------------------------------------------------------------------------------------------------------

Class A Voting Common           17,026,071             $.2656                       $4,522,125                       $1,371
 Stock, $.0001 par value
 per share
------------------------------------------------------------------------------------------------------------------------------------

Class B Nonvoting Common          214,423               $.50                         $107,212                          $33
 Stock, $.0001 par value
 per share
====================================================================================================================================

(1) Number of shares to be issued in the mergers described herein estimated solely for the purpose of calculating the registration fee.
(2) Computed in accordance with Rule 457(f) solely for the purpose of calculating the registration fee on the basis of one-third of the respective par values of the Series A Common Stock and Series B Common Stock of Aeronomics Incorporated and the Class A Voting Common Stock and the Class B Nonvoting Common Stock of Decision Focus Incorporated.

                        --------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                 The Index to Exhibits is located at Page II-6.

                    [DECISION FOCUS INCORPORATED LETTERHEAD]

                                August __, 1997
Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Decision Focus Incorporated ("DFI") to be held at 10:00 a.m., local time, on August ___, 1997, at the headquarters of DFI located at 650 Castro Street, Suite 300, Mountain View, California 94041.

     At the Special Meeting of Shareholders, holders of the Class A Voting Common Stock and Class B Nonvoting Common Stock of DFI (together, the "Common Stock") will be asked to consider, approve and adopt an Agreement and Plan of Reorganization pursuant to which (i) DFI will be merged with and into DFI/Aeronomics Incorporated ("DFI/Aeronomics"), with DFI/Aeronomics being the surviving corporation (the "DFI Merger"), and (ii) Aeronomics Incorporated will be merged with and into DFI/Aeronomics, with DFI/Aeronomics being the surviving corporation.

     If the Agreement and Plan of Reorganization is approved and the DFI Merger is consummated, each share of DFI's Class A Voting Common Stock will be converted into the right to receive 102.4968 shares of the Class A Voting Common Stock of DFI/Aeronomics, and each share of DFI's Class B Nonvoting Common Stock will be converted into the right to receive 102.4968 shares of the Class B Nonvoting Common Stock of DFI/Aeronomics.

     DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO YOU IF THE DFI MERGER IS CONSUMMATED.

     The affirmative vote of the holders of at least a majority of the outstanding shares of the Common Stock is necessary to approve the Agreement and Plan of Reorganization. Only shareholders of record as of the close of business on July ___, 1997, are entitled to vote at the Special Meeting of Shareholders. The participants in the Decision Focus Incorporated Stock Ownership Plan and Money Purchase Pension Plan (the "Plan") will be permitted to direct the voting of all the shares held by the Plan (allocated and unallocated shares). The Plan Trustee will solicit from each participant instructions with respect to voting those shares allocated to that participant. The Plan Trustee will vote all shares in the Plan in accordance with the participants' instructions, on a pro rata basis (e.g., if the Trustee receives instructions to vote in favor of the DFI Merger from participants whose allocations of shares under the Plan represent 90% of the Plan's allocated shares, the Plan Trustee will vote 90% of the allocated and unallocated shares in favor of the proposal).

     Details of the proposed DFI Merger are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

     The Board of Directors of DFI has unanimously approved the terms of the proposed DFI Merger and recommends that the holders of DFI's Common Stock vote to approve and adopt the Agreement and Plan of Reorganization. The Board of Directors has carefully reviewed and considered the terms and conditions of the proposed DFI Merger and has considered a number of factors in reaching its determination.

     Regardless of whether you plan to attend the Special Meeting of Shareholders, we urge you to read the enclosed materials carefully and complete, sign, date and mail promptly the enclosed proxy solicited on behalf of the Board of Directors. You may, of course, attend the Special Meeting of Shareholders and vote in person, even if you have previously returned your proxy card.


                                            Sincerely,

                                            Robert L. Phillips,
                                            Chief Executive Officer

                          DECISION FOCUS INCORPORATED
                         650 Castro Street, Suite 300
                       Mountain View, California  94041

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD AUGUST ____, 1997

 To the Shareholders of Decision Focus Incorporated:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Decision Focus Incorporated ("DFI"), a California corporation, will be held at the headquarters at 650 Castro Street, Suite 300, Mountain View, California, on the _____ day of August, 1997, at 10:00 a.m. (local time) for the following purpose:

           1. To consider and act upon the approval and adoption of a proposed Agreement and Plan of Reorganization, dated as of June 3, 1997 (the "Merger Agreement"), among DFI, Aeronomics Incorporated ("Aeronomics") and DFI/Aeronomics Incorporated ("DFI/Aeronomics"), pursuant to which (i) DFI will be merged with and into DFI/Aeronomics, with DFI/Aeronomics being the surviving corporation and the outstanding shares of DFI's capital stock being converted into shares of DFI/Aeronomics' capital stock, and (ii) Aeronomics will be merged with and into DFI/Aeronomics, with DFI/Aeronomics being the surviving corporation and the outstanding shares of Aeronomics' capital stock being converted into shares of DFI/Aeronomics' capital stock.

           2. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on July ___, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting.

      You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            William M. Wells, Secretary
 July __, 1997

                      [AERONOMICS INCORPORATED LETTERHEAD]

                                August __, 1997

 Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Aeronomics Incorporated ("Aeronomics") to be held at 10:00 a.m., local time, on August ___, 1997, at the headquarters of Aeronomics located at 4751 Best Road, Suite 300, Atlanta, Georgia 30337-5609.

      At the Special Meeting of Stockholders, holders of the Series A Voting Common Stock of Aeronomics will be asked to consider, approve and adopt an Agreement and Plan of Reorganization pursuant to which (i) Aeronomics will be merged with and into DFI/Aeronomics Incorporated ("DFI/Aeronomics"), with DFI/Aeronomics being the surviving corporation (the "Aeronomics Merger"), and
 (ii) Decision Focus Incorporated ("DFI") will be merged with and into DFI/Aeronomics, with DFI/Aeronomics being the surviving corporation.

      If the Agreement and Plan of Reorganization is approved and the Aeronomics Merger is consummated, each share of Aeronomics' Series A Voting Common Stock will be converted into the right to receive 1.8605 shares of the Class A Voting Common Stock of DFI/Aeronomics; each share of Aeronomics' Series B Nonvoting Common Stock will be converted into the right to receive 1.8233 shares of the Class A Voting Common Stock of DFI/Aeronomics; and each share of Aeronomics' Convertible Preferred Stock will be converted into the right to receive 1.8605 shares of the Convertible Preferred Stock of DFI/Aeronomics.

      DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO YOU IF THE AERONOMICS MERGER IS CONSUMMATED.

      The affirmative vote of the holders of at least a majority of the outstanding shares of the Series A Voting Common Stock is necessary to approve the Agreement and Plan of Reorganization. Only stockholders of record as of the close of business on July ___, 1997, are entitled to vote at the Special Meeting of Stockholders. The holders of all of the outstanding shares of Aeronomics' Series A Voting Common Stock have indicated their intention of voting in favor of the approval of the Agreement and Plan of Reorganization at the Special Meeting of Stockholders. Accordingly, the approval of the Agreement and Plan of Reorganization at the Special Meeting of Stockholders is expected to occur.

      Details of the proposed Aeronomics Merger are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

      The Board of Directors of Aeronomics has unanimously approved the terms of the proposed Aeronomics Merger and recommends that the holders of Aeronomics' Series A Voting Common Stock vote to approve and adopt the Agreement and Plan of Reorganization. The Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Aeronomics Merger and has considered a number of factors in reaching its determination.

      Regardless of whether you plan to attend the Special Meeting of Stockholders, we urge you to read the enclosed materials carefully and complete, sign, date and mail promptly the enclosed proxy solicited on behalf of the Board of Directors. You may, of course, attend the Special Meeting of Stockholders and vote in person, even if you have previously returned your proxy card. Please do not hesitate to contact Jim Edwards or me if you have any questions.


                                            Sincerely,


                                            Robert G. Cross
                                            Chairman of the Board and Chief
                                             Executive Officer

                            AERONOMICS INCORPORATED
                           4751 Best Road, Suite 300
                            Atlanta, Georgia  30337

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD AUGUST ____, 1997

 To the Stockholders of Aeronomics Incorporated:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Aeronomics Incorporated ("Aeronomics"), a Delaware corporation, will be held at the headquarters of Aeronomics located at 4751 Best Road, Suite 300, Atlanta, Georgia on the _____ day of August, 1997, at 10:00 a.m. (local time) for the following purpose:

           1. To consider and act upon the approval and adoption of a proposed Agreement and Plan of Reorganization, dated as of June 3, 1997 (the "Merger Agreement"), among Aeronomics, Decision Focus Incorporated ("DFI") and DFI/Aeronomics Incorporated ("DFI/Aeronomics"), pursuant to which (i) Aeronomics will be merged with and into DFI/Aeronomics, with DFI/Aeronomics being the surviving corporation and the outstanding shares of Aeronomics' capital stock being converted into shares of DFI/Aeronomics' capital stock and (ii) DFI will be merged with and into DFI/Aeronomics, with DFI/Aeronomics being the surviving corporation, and the outstanding shares of DFI's capital stock being converted into shares of DFI/Aeronomics' capital stock.

           2. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on July ___, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting.

      You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            James L. Edwards, Secretary
 July __, 1997

                 SUBJECT TO COMPLETION, DATED JUNE ____, 1997

                     PROSPECTUS AND JOINT PROXY STATEMENT

 THIS DOCUMENT SERVES AS A PROSPECTUS FOR THE SHARES OF THE COMMON STOCK OF DFI/AERONOMICS INCORPORATED TO BE ISSUED IN THE MERGERS DESCRIBED HEREIN, A PROXY STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS OF DECISION FOCUS INCORPORATED AND A PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS OF AERONOMICS INCORPORATED.

                          ---------------------------

      The accompanying proxy is solicited by the Boards of Directors of Aeronomics Incorporated, a Delaware corporation ("Aeronomics") and Decision Focus Incorporated, a California corporation ("DFI") for use in connection with
 (i) a Special Meeting of Stockholders of Aeronomics (the "Aeronomics Meeting") and (ii) a Special Meeting of Shareholders of DFI (the "DFI Meeting"), each of which are to be held on August ___, 1997. At the Aeronomics Meeting and the DFI Meeting (collectively, the "Special Meetings"), the holders of Aeronomics' Series A Voting Common Stock (the "Aeronomics Voting Common Stock") and the holders of DFI's Common Stock will consider and act upon the approval and adoption of a proposed Agreement and Plan of Reorganization, dated as of June 3, 1997 (the "Merger Agreement"), among Aeronomics, DFI and DFI/Aeronomics Incorporated, a Delaware corporation (the "Company"), pursuant to which (i) Aeronomics will be merged with and into the Company, with the Company being the surviving corporation (the "Aeronomics Merger") and the outstanding shares of Aeronomics' capital stock being converted into shares of the Company's capital stock, and (ii) DFI will be merged with and into the Company, with the Company being the surviving corporation (the "DFI Merger") and the outstanding shares of DFI's capital stock being converted into shares of the Company's capital stock. The Aeronomics Merger and the DFI Merger are referred to collectively as the "Mergers."

      No public market currently exists, or has ever existed, for the capital stock of either the Company, Aeronomics or DFI.

      See "Risk Factors" on page 11 for a discussion of certain factors that should be considered in connection with the Mergers.

      This Joint Proxy Statement and Prospectus and the accompanying proxies are first being mailed to the stockholders of Aeronomics and the shareholders of DFI on or about August _____, 1997.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


   The date of this Joint Proxy Statement  and Prospectus is _________, 1997.

                             AVAILABLE INFORMATION

      The Company is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does not have any securities traded on any national securities exchange or listed on any established quotation system. The Company will not distribute annual reports to its stockholders.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary ...................................................................  5
Risk Factors ..............................................................  12
   Integration of Business ................................................  12
   Project Risks ..........................................................  12
   Competition ............................................................  12
   Potential for Contract Liability .......................................  12
   Dependence on Proprietary Rights .......................................  13
   Dependence on Key Personnel ............................................  13
   Need to Attract and Retain Professional Staff ..........................  13
   Absence of Public Market ...............................................  14
   Certain Anti-Takeover Provisions .......................................  14
   Dividend Policy ........................................................  14
Special Meeting of Aeronomics Stockholders ................................  14
   Date, Time and Place ...................................................  14
   Purpose of the Meeting .................................................  15
Special Meeting of DFI Shareholders .......................................  16
   Date, Time and Place ...................................................  16
   Purpose of the Meeting .................................................  16
The Merger ................................................................  17
   Introduction ...........................................................  17
   Background of and Reasons for the Merger ...............................  17
   Report of Houlihan Lokey ...............................................  19
   Terms of the Merger ....................................................  20
   Effective Time of the Merger ...........................................  23
   Exchange of Certificates ...............................................  23
   Regulatory Matters .....................................................  23
   Accounting Treatment ...................................................  23
   Appraisal Rights .......................................................  23
   Interests of Certain Persons in the Mergers ............................  25
   Federal Income Tax Treatment ...........................................  25
   Material Difference between Rights of Holders of Aeronomics
   Common Stock and Rights of Holders of the Company's Common Stock .......  25
   Material Differences between Rights of Holders of DFI
   Common Stock and Rights of Holders of the Company's Common Stock .......  26
Information about the Company .............................................  32
   Business of the Company ................................................  32
   Plan of Operation of the Company .......................................  38
   Directors and Executive Officers of the Company ........................  39
   Certain Transactions ...................................................  40
   Equity Securities of the Company .......................................  40
   Common Stock ...........................................................  41
   Convertible Preferred Stock ............................................  41
   Indemnification of Directors and Officers ..............................  44
   Security Ownership of Management and Principal Stockholders of the
   Company ................................................................  45
Information about Aeronomics ..............................................  46
   Business of Aeronomics .................................................  46

   Management's Discussion and Analysis of Financial Condition and
   Result of Operations of Aeronomics .....................................  47
   Capital Stock of Aeronomics ............................................  50
   Executive Compensation .................................................  51
Information About DFI .....................................................  53
   Business of DFI ........................................................  53
   Management's Discussion and Analysis of Financial Condition and
   Results of Operations of DFI ...........................................  53
   Capital Stock ..........................................................  55
   Security Ownership of Management and Principal Stockholders of DFI .....  55
   Executive Compensation .................................................  56
Legal Matters .............................................................  57
Experts ...................................................................  57
Index to Financial Statements .............................................  F-1

Appendix A - Agreement and Plan of Reorganization
Appendix B - Section 262 of the Delaware General Corporation Law
Appendix C - Section 1300-1304 of the California General Corporation Law

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus (this "Proxy Statement"). This summary is not intended to be complete and is qualified in all respects by reference to the detailed information appearing elsewhere in this Proxy Statement and the appendices hereto.

                                 The Companies

DFI/Aeronomics Incorporated.....The Company is a newly formed corporation created for the purpose of merging with
                                Aeronomics and DFI and succeeding to the respective businesses of Aeronomics and DFI. As of the date of this Proxy Statement, the Company owns only nominal assets and has not conducted any business other than related to the Mergers. The Company's principal executive offices are located at 4751 Best Road, Suite 300, Atlanta, Georgia 30337 (telephone number (404) 763-5454) and 650 Castro Street, Suite 300, Mountain View, California 94041 (telephone number (415) 960-
                                3450).

Aeronomics  Incorporated........Aeronomics provides computer software and consulting services to assist businesses in maximizing revenues through predicting customer demand and optimizing the price and availability of their products. Aeronomics' principal executive offices are located at 4751 Best Road, Suite 300, Atlanta, Georgia 30337.

Decision Focus Incorporated.....DFI provides computer software, contract research, software development, management consulting and expert testimony services to a wide range of clients, primarily in the transportation, hotel, travel and energy industries. DFI's principal executive offices are located at 650 Castro Street, Suite 300, Mountain View, California 94041.

                            The Aeronomics Meeting

Date, Time and Place of the
Special Meeting.................The Aeronomics Meeting is scheduled to be held at the principal executive offices of Aeronomics at 4751 Best Road, Suite 300, Atlanta, Georgia 30337. The meeting will take place at 10:00 a.m. (local time) on August __, 1997.

Record Date and Shares
Entitled to Vote................Only holders of record of shares of the
                                Aeronomics Voting Common Stock at the close of business on July ____, 1997 are entitled to vote at the Aeronomics Meeting. There were 698 shares of the Aeronomics Voting Common Stock outstanding on the Record Date and entitled to vote at the Aeronomics Meeting.

Vote Required...................Assuming the presence of a quorum at the
                                Aeronomics Meeting, the affirmative vote of a majority of the outstanding shares of the Aeronomics Voting Common Stock is required for the approval and adoption of the Aeronomics Merger.

Proxies.........................Proxies are being solicited by the Board of
                                Directors of Aeronomics as described herein.

Recommendations.................The Board of Directors of Aeronomics has
                                approved the Aeronomics Merger and unanimously recommends that the stockholders approve the Aeronomics Merger.

                                The DFI Meeting

Date, Time and Place of the
Special Meeting.................The DFI Meeting is scheduled to be held at the principal executive offices of DFI at 650 Castro Street, Suite 300, Mountain View, California 94041. The meeting will take place at 10:00 a.m. (local time) on August ___, 1997.

Record Date and Shares
Entitled to Vote................Only holders of record of shares of DFI's Class
                                A Voting Common Stock (the "DFI Voting Common Stock") and DFI's Class B Nonvoting Common Stock (the "DFI Nonvoting Common Stock") at the close of business on July ___, 1997 are entitled to vote at the DFI Meeting. There were 85,165 shares of the DFI Voting Common Stock and 5,694 shares of the DFI Nonvoting Common Stock outstanding on the Record Date and entitled to vote at the DFI Meeting.

Vote Required...................Assuming the presence of a quorum at the DFI
                                Meeting, the affirmative vote of a majority of the outstanding shares of the DFI Voting Common Stock and DFI Nonvoting Common Stock (collectively, the "DFI Common Stock") is required for the approval and adoption of the DFI Merger. The participants in the Decision Focus Incorporated Stock Ownership Plan and Money Purchase Pension Plan (the "DFI ESOP") will be permitted to direct the voting of all the shares held by the DFI ESOP (allocated and unallocated shares). The Trustee of the DFI ESOP will solicit from each participant instructions with respect to voting those shares allocated to that participant. The Trustee will vote all shares in the DFI ESOP in accordance with the participants' instructions, on a pro rata basis (e.g. if the Trustee receives instructions to vote in favor of the DFI Merger from participants whose allocations of shares under the DFI ESOP represent 90% of the DFI ESOP's allocated shares, the Trustee will vote 90% of the allocated and unallocated shares in favor of the proposal).

Proxies.........................Proxies are being solicited by the Board of
                                Directors of DFI as described herein

Recommendations.................The Board of Directors of DFI has approved the
                                DFI Merger and unanimously recommends that the shareholders approve the DFI Merger.

                                  The Mergers

Background and Reasons
for the Mergers.................For a description of the events leading to the approval of the Mergers by the Board of
                                Directors of DFI and Aeronomics, see "The
                                Merger-Background of and Reasons for the Mergers."

DFI Merger......................At the Effective Time (as defined below), DFI shall be merged with and into the Company. The Company shall be the surviving corporation of the DFI Merger and shall continue its corporate existence under the laws of the State of Delaware. By virtue of the DFI Merger and without any further action of any party, each share of DFI Voting Common Stock outstanding as of the Effective Time shall be converted into the right to receive 102.4968 shares of the Company's Class A Voting Common Stock, $0.0001 par value per share (the "Company's Voting Common Stock"), and each share of DFI's Class B Nonvoting Common Stock (the "DFI Nonvoting Common Stock") shall be converted into the right to receive 102.4968 shares of the Company's Class B Nonvoting Stock, $0.0001 par value per share (the "Company's Nonvoting Common Stock"). The Company's Voting Common Stock and the Company's Nonvoting Common Stock are referred to collectively as the "Company's Common Stock."

Aeronomics Merger...............At the Effective Time, Aeronomics shall be merged with and into the Company. The Company shall be the surviving corporation of the Aeronomics Merger and shall continue its corporate existence under the laws of the State of Delaware. By virtue of the Aeronomics Merger and without any further action of any party, each share of Aeronomics Voting Common Stock outstanding as of the Effective Time shall be converted into the right to receive 1.8605 shares of the Company's Voting Common Stock; each share of Aeronomics' Series B Nonvoting Common Stock (the "Aeronomics Nonvoting Common Stock") outstanding as of the Effective Date shall be converted into the right to receive
                                1.8233 shares of the Company's Voting Common
                                Stock; and each share of Aeronomics' Convertible Preferred Stock (the "Aeronomics Preferred Stock") outstanding as of the Effective Time shall be converted into the right to receive
                                1.8605 shares of the Redeemable, Convertible
                                Preferred Stock, $.0001 par value, of the Company (the "Company's Preferred Stock").

DFI Options.....................Each outstanding stock option of DFI, whether exercisable or unexercisable, to purchase shares of DFI's Voting Common Stock (a "DFI Voting Option") or DFI's Nonvoting Common Stock (a "DFI Nonvoting Option") will be assumed by the Company and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such DFI Voting Option or DFI Nonvoting Option (a "DFI Option") immediately prior to the Effective Time, a number of shares of the Company's Voting Common Stock (in the case of a DFI Voting Option) or the Company's Nonvoting Common Stock (in the case of a DFI Nonvoting Option) (in each case rounded down to the next whole share) equal to the product of 102.4968 and the number of shares of DFI Common Stock subject to such DFI Option immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the shares of DFI Common Stock subject to such DFI Option divided by the number of full shares of the Company's Common Stock deemed to be purchasable pursuant to such DFI Option, rounded to the nearest cent.

Aeronomics Options..............Each outstanding stock option of Aeronomics, whether exercisable or unexercisable, to purchase shares of Aeronomics Nonvoting Common Stock will be assumed by the Company and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option immediately prior to the Effective Time, a number of shares of the Company's Nonvoting Common Stock (rounded down to the next whole share) equal to the product of 1.8605 and the number of shares of Aeronomics Nonvoting Common Stock subject to such Aeronomics Option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of Aeronomics Nonvoting Common Stock subject to such Aeronomics Option divided by the number of full shares of the Company's Nonvoting Common Stock deemed to be purchasable pursuant to such Aeronomics Option, rounded to the nearest cent.

Report of Houlihan Lokey........Aeronomics and DFI retained Houlihan Lokey
                                Howard & Zukin ("Houlihan Lokey"), an investment banking firm, to conduct a valuation of Aeronomics and DFI and to recommend reasonable exchange rates at which the shares of capital stock of DFI and Aeronomics would be converted into shares of the Company's capital stock. The Board of Directors of DFI and Aeronomics considered the recommendation of Houlihan Lokey and adopted them as Aeronomics as the conversion rates used in the Merger Agreement. See "The Merger -Report of Houlihan Lokey."

Effective Time of the Mergers...The Mergers will become effective upon the proper filing of the requisite documents with the Secretary of State of the States of Delaware and California. After approval and adoption of the Merger Agreement by the requisite votes at the Special Meetings and the satisfaction or waiver of the conditions to the Mergers described below, the parties will conduct a closing for purposes of executing and delivering the documents and certificates as may be required under the Merger Agreement, and the requisite merger documents will be filed immediately following the closing. It is presently contemplated that the date of such closing will occur either on the same day as the Special Meetings or the following business day. The date on which the Mergers become effective is referred to herein as the "Effective Time." See "The Merger-Effective Time of the Merger."

Exchange of  Certificates.......Promptly after the consummation of the Mergers, the Company will mail to each of the former holders of Aeronomics' capital stock and DFI's capital stock a form letter of transmittal and instructions for use in effecting the surrender of the certificates representing such shares. Upon surrender to the Company of such certificates, together with such letter of transmittal duly executed, the Company shall deliver to the surrendering holder thereof certificates representing the shares of the Company's Common Stock to which such surrendering holder is entitled. See "The Merger - Terms of the Merger."

Prohibition of Certain
Activities......................The Merger Agreement generally provides that prior to the Effective Time, each of DFI, Aeronomics and the Company will conduct their respective businesses only in the ordinary course and will not, without the prior consent of the other parties to the Merger Agreement, effect certain material changes in its business or engage in certain extraordinary transactions. See "The Merger-Terms of the Merger. "


Conditions to the Merger........The respective obligations of the parties to the
                                Merger Agreement to effect the Mergers are subject to the satisfaction or waiver of certain conditions. See "The Merger - Terms of the Merger."

Termination.....................DFI, Aeronomics and the Company may terminate the Merger Agreement by written agreement at any time prior to the Effective Time. The Merger Agreement may be terminated by DFI prior to the Effective Time if (i) the Effective Time does not occur on or before September 30, 1997, or
                                (ii) if there has been any material
                                misrepresentation or material breach of or failure to satisfy timely on the part of Aeronomics any condition or any warranty, representation or agreement contained in the Merger Agreement, if such breach or failure is not cured within five business days of receipt of written notice thereof from DFI. The Merger Agreement may be terminated by Aeronomics if (i) the Effective Time does not occur on or before September 30, 1997, or (ii) if there has been any material misrepresentation or material breach of or failure to satisfy timely on the part of DFI any condition or any material warranty, representation or agreement contained in the Merger Agreement, if such breach or failure is not cured within five business days of receipt of written notice thereof from Aeronomics.

Regulatory Matters..............No federal, state or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by any party to the Merger Agreement, except for the requirements of the Delaware General Corporation Law (the "DGCL") and the California Corporations Code (the "CCC") in connection with the consummation of the Mergers and the requirements of applicable securities laws. See "The Merger - Terms of the Merger."


Accounting Treatment............Each of the Mergers will be accounted for as a pooling of interests transaction. The ability of the Company to account for the Mergers as a pooling of interests is a condition to each of the Mergers. See "The Merger - Accounting Treatment."


Appraisal Rights................The Aeronomics Stockholders will have appraisal rights pursuant to Section 262 of the DGCL. The DFI Shareholders will have appraisal rights pursuant to Chapter 13 of the CCC. See "The Merger - Dissenters Rights."

Federal Income Tax
Consequences....................Each of the Mergers is intended to meet the requirements of a nontaxable reorganization under the Internal Revenue Code of 1986, as amended. See "The Merger - Federal Income Tax Consequences."


Financial Information...........Financial statements of Aeronomics, consolidated financial statements of DFI and pro forma financial statements of the Company after giving effect to the Mergers are set forth in this Proxy Statement. See "Index to Financial Statements."

Ownership of the Aeronomics
Voting Common Stock by
Affiliates......................Approximately 53% of the Aeronomics Voting
                                Common Stock issued and outstanding as of the Record Date and entitled to vote with respect to the Aeronomics Merger is beneficially owned by directors and executive officers of Aeronomics, and such persons have indicated their intention of voting in favor of the Aeronomics Merger at the Aeronomics Meeting. The affirmative vote of a majority of the shares of the Aeronomics

                                Voting Common Stock issued and outstanding as of the Record Date is required for the approval of the Aeronomics Merger. Therefore, the approval of the Aeronomics Merger at the Aeronomics Meeting is expected to occur.
Ownership of the DFI
Voting Common Stock by
Affiliates......................Approximately 37% of the DFI Common Stock issued and outstanding as of the Record Date and entitled to vote with respect to the DFI Merger is held by directors and executive officers of DFI, and such persons have indicated their intention of voting in favor of the DFI Merger at the DFI Meeting. The affirmative vote of a majority of the shares of the DFI Common Stock issued and outstanding as of the Record Date is required for the approval of the DFI Merger.

                                  RISK FACTORS

      The holders of DFI's capital stock and Aeronomics' capital stock should carefully consider the following risks associated with the Mergers and the receipt of the Company's capital stock:

 Integration of Businesses

      The Mergers involve the integration of two companies that have previously operated independently. There can be no assurance the Company will not encounter difficulties in integrating the operations of DFI and Aeronomics or that the benefits expected from such integration will be realized. Furthermore, there can be no assurance that the operations, management and personnel of Aeronomics and DFI will be compatible or that the Company will not experience the loss of key personnel. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business and results of operations.

 Project Risks

      Many of the Company's engagements will involve projects that are critical to the operations of its customers' businesses and that provide benefits that may be difficult to quantify. The Company's failure or inability to meet a customer's expectations in the performance of its services could result in the incurrence by the Company of a financial loss and could damage the Company's reputation and adversely affect its ability to attract new business. In addition, an unanticipated difficulty in completing a project could have a material adverse effect on the Company's business and results of operations. Fees for the Company's engagements typically will be based on the project schedule, the level of customer involvement and the scope of the project as agreed upon with the customer at the project's inception. The Company generally will seek to obtain an adjustment in its fees in the event of any significant change in any of the assumptions upon which the original estimate was based. However, there can be no assurance that the Company will be successful in obtaining any such adjustment in the future, and failure to obtain such an adjustment could have a material adverse effect on the Company's business and results of operations.

 Competition

      The Company believes that the market for its products and services is growing and will become more populated with potential competitors in the future. The Company's clients will generally consist of large corporations, and many of the Company's competitors are expected to aggressively pursue business from those entities. Many of these competitors will have significantly greater financial, technical, and marketing resources and generate greater revenue than the Company. There can be no assurance that the Company will not lose clients to such competitors. The Company believes that its ability to compete also depends in part on a number of factors outside its control, including the ability of its competitors to hire and retain professional and technical employees, the price at which others offer comparable services and the extent of its competitors' responsiveness to client needs.

 Potential for Contract Liability

      The Company's products and consulting services will involve key aspects of its clients' business systems and practices. Neither Aeronomics nor DFI have ever been the subject of a damages claim related to its products or consulting services. However, business losses or other difficulties incurred by a client could result in a claim for damages against the Company, regardless of the Company's responsibility for such losses or difficulties. The Company will attempt to contractually limit its liability for damages arising from negligent acts, errors, mistakes or omissions in rendering its professional consulting services. Despite this precaution, there can be no assurance that the limitations of liability set forth in its contracts would be enforceable or would otherwise protect the Company from liability for damages. Furthermore, the Company would be liable in the event of any successful claim for damages arising from the actions of DFI or Aeronomics occurring prior to the Mergers. The Company expects to obtain general liability insurance coverage, including coverage for errors or omissions. However, there can be no assurance that such coverage will continue to be available on acceptable terms, or will be available in sufficient amounts to cover one or more large claims, or that the issuer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that exceed available insurance coverage or changes in the Company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could materially and adversely affect the Company's business, operating results and financial condition.

 Dependence on Proprietary Rights

      The Company's ability to compete effectively will depend in part on its ability to protect its proprietary rights in its various intellectual properties. To do so, the Company will rely, and Aeronomics and DFI in the past have relied, upon a combination of patent, copyright and trade secret laws, nondisclosure and other contractual arrangements, and technical measures. There can be no assurance that the steps taken by DFI and Aeronomics in the past, or the steps taken by the Company in the future, to protect their respective proprietary rights will be adequate to deter misappropriation of such proprietary rights or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its rights. Neither Aeronomics nor the Company presently hold any patents or registered copyrights, and DFI currently has two pending patent applications. Although the Company believes that the intellectual property rights of Aeronomics and DFI do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future, that assertion of such claims will not result in litigation or that the Company would prevail in such litigation. Any such claims, regardless of their outcome or merit, could result in substantial cost to the Company and divert management's attention from the Company's operations and could therefore have a material adverse effect on the Company's business and results of operations.

 Dependence on Key Personnel

      The Company's success will depend in large part upon the continued services of a number of key employees, including its executive officers. The loss of the services of any of its executive officers or one or more of the Company's other key personnel could have a material adverse effect on the Company. In addition, if one or more of the Company's key employees resigns from the Company to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on the Company's business, financial condition and results of operations.

 Need to Attract and Retain Professional Staff

      The Company's business will be labor intensive. The Company's success will depend in large part upon its ability to attract, retain, train and motivate highly-skilled employees. There is significant competition for employees with the skills required to perform the services the Company will require. There can be no assurance that the Company will be successful in attracting a sufficient number of highly-skilled employees in the future, or that it will be successful in retaining, training and motivating the employees it is able to attract, and any inability to do so could impair the Company's ability to adequately manage and complete its existing projects and to bid for or obtain new projects. If the Company 's employees are unable to achieve expected performance levels, the Company's business and results of operations could be adversely affected.

 Absence of Public Market

      There has been no public market for any of the securities of Aeronomics or DFI, and no public market for the Company's securities will develop as a result of this offering. The Company is under no obligation to register an additional offering of its common stock in order to develop a public market therefor, and it does not intend to do so in the foreseeable future. Accordingly, it is unlikely that a holder of the Company's common stock would be able to readily dispose of such securities, and these securities should be considered to be a long-term investment with little or no liquidity in the foreseeable future. However, the Company's employee stock ownership plan will provide its participants with certain put rights with respect to the shares of capital stock issued through such plan, which would provide such participants with some potential liquidity. Furthermore, the Company's Bylaws provide that the Company's Common Stock is subject to a "right of first refusal." The right of first refusal requires a stockholder who receives an offer from a third party to purchase his shares of the Company's Common Stock to first offer to sell such shares to the Company upon identical terms as the third party offer. Consequently, such right of first refusal may adversely impact a stockholder's ability to sell his shares of Common Stock.

      Because there has been no public market for the securities of Aeronomics or DFI, the respective conversion rates used in the Mergers have been determined by the Board of Directors of DFI and Aeronomics, based on the valuation analysis. There can be no assurance that such conversion rates reflect the actual fair market value of the respective securities. See "The Mergers -Report of Houlihan Lokey."

 Certain Anti-Takeover Provisions

      The Company's Certificate of Incorporation establishes a classified Board of Directors, which may discourage a future acquisition of the Company not approved by the Board of Directors in which stockholders might receive an attractive value for their shares or that a substantial number or even a majority of the Company's stockholders might believe to be in their best interest. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so. Such a provision could also discourage bids for the shares of capital stock at a premium.

 Dividend Policy

      The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. See "Plan of Operation."


                   SPECIAL MEETING OF AERONOMICS STOCKHOLDERS

 Date, Time and Place

      The Aeronomics Meeting is scheduled to be held at the principal executive office of Aeronomics at 4751 Best Road, Suite 300, Atlanta, Georgia 30337. The meeting will take place at 10:00 a.m. (local time) on August ___, 1997.

 Purpose of the Meeting

      The purpose of the Aeronomics Meeting is to consider and act upon the approval and adoption of the proposed Merger Agreement, pursuant to which (i) DFI will be merged with and into the Company, with the Company being the surviving corporation and the outstanding shares of DFI's capital stock being converted into shares of the Company's capital stock, and (ii) Aeronomics will be merged with and into the Company, with the Company being the surviving corporation and the outstanding shares of Aeronomics' capital stock being converted into shares of the Company's capital stock.

      Quorum And Voting. The record date for the determination of stockholders entitled to notice of and to vote at the Aeronomics Meeting was the close of business on July ___, 1997 (the "Record Date"). On the Record Date, there were 698 shares of Aeronomics Voting Common Stock issued and outstanding, 4,378,615 shares of Aeronomics Nonvoting Common Stock issued and outstanding, and 443,019 shares of Aeronomics Preferred Stock issued and outstanding.

      Each holder of Aeronomics Voting Common Stock is entitled to one vote per share on all matters to be acted upon at the Aeronomics Meeting. The holders of the Aeronomics Nonvoting Common Stock and the Aeronomics Preferred Stock are not entitled to vote at the Aeronomics Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Aeronomics Voting Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Aeronomics Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Aeronomics Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the Aeronomics Voting Common Stock is required for approval of the Aeronomics Merger. The consent of the holder of the Aeronomics Preferred Stock to the Aeronomics Merger is also required under the terms of the Aeronomics Preferred Stock, which consent has been obtained.

      Solicitation And Revocability Of Proxies. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Aeronomics Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted in favor of the Aeronomics Merger.

      Aeronomics does not intend to present any business at the Aeronomics Meeting for a vote other than the matters set forth in the notice of such meeting and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Aeronomics Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

      Any Aeronomics Stockholder giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Aeronomics Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to Aeronomics addressed to James L. Edwards, Secretary, Aeronomics Incorporated, 4751 Best Road, Suite 300, Atlanta, Georgia 30337; no such revocation shall be effective, however, until such notice of revocation has been received by Aeronomics at or prior to the Aeronomics Meeting.

      In addition to the solicitation of proxies by use of the mail, officers and regular employees of Aeronomics may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses.

                      SPECIAL MEETING OF DFI SHAREHOLDERS

      The DFI Meeting is scheduled to be held at the principal executive office of DFI at 650 Castro Street, Suite 300, Mountain View, California 94041. The meeting will take place at 10:00 a.m. (local time) on August ____, 1997.

 Purpose of the Meeting

      The purpose of the DFI Meeting is to consider and act upon the approval and adoption of the proposed Merger Agreement, pursuant to which (i) DFI will be merged with and into the Company, with the Company being the surviving corporation and the outstanding shares of DFI's capital stock being converted into shares of the Company's capital stock and (ii) Aeronomics will be merged with and into the Company, with the Company being the surviving corporation and the outstanding shares of Aeronomics' capital stock being converted into shares of the Company's capital stock.

      Quorum And Voting. The record date for the determination of shareholders entitled to notice of and to vote at the DFI Meeting was the close of business on July ___, 1997 (the "Record Date"). On the Record Date, there were 85,165 shares of DFI Voting Common Stock issued and outstanding and 5,694 shares of DFI Nonvoting Common Stock issued and outstanding.

      Under the CCC and DFI's Articles of Incorporation, the affirmative vote of the holders a majority of the outstanding shares of the DFI Voting Common Stock and the DFI Nonvoting Common Stock, voting together as a single class, is required to approve DFI Merger. Each holder of DFI Common Stock is entitled to one vote per share on this matter. The holders of the DFI Nonvoting Common Stock are not entitled to vote upon any other business to be transacted at the DFI Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding DFI Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business with respect to the DFI Merger. If a quorum is not present or represented at the DFI Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the DFI Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the DFI Common Stock are required for approval of the DFI Merger.

      The participants in the DFI ESOP will be permitted to direct the voting of all the shares held by the DFI ESOP (allocated and unallocated shares). The Trustee of the DFI ESOP will solicit from each participant instructions with respect to voting those shares allocated to that participant. At the DFI Meeting, the Trustee will vote all shares in the DFI ESOP in accordance with the participants' instructions, on a pro rata basis (e.g., if the Trustee receives instructions to vote in favor of the DFI Merger from participants whose allocations of shares under the DFI ESOP represent 90% of the DFI ESOP's allocated shares, the Trustee will vote 90% of the allocated and unallocated shares in favor of the proposal). The instructions of each DFI ESOP participant to the Trustee will remain confidential.

      Solicitation And Revocability Of Proxies. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the DFI Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted in favor of the DFI Merger. DFI does not intend to present any business at the DFI Meeting for a vote other than the matters set forth in the notice of such meeting and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the DFI Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

      Any DFI shareholder giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the DFI Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to DFI addressed to William Wells, Secretary, Decision Focus Incorporated, 650 Castro Street, Suite 300, Mountain View, California 94041-2055; no such revocation shall be effective, however, until such notice of revocation has been received by DFI at or prior to the DFI Meeting.

      In addition to the solicitation of proxies by use of the mail, officers and regular employees of DFI may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses.

                                  THE MERGERS

 Introduction

      DFI, Aeronomics and the Company have entered into the Merger Agreement pursuant to which (i) DFI will be merged with and into the Company, with the Company being the surviving corporation and the outstanding shares of DFI's capital stock being converted into shares of the Company's capital stock, and
 (ii) Aeronomics will be merged with and into the Company, with the Company being the surviving corporation and the outstanding shares of Aeronomics' capital stock being converted into shares of the Company's capital stock.

 Background of and Reasons for the Mergers

      Aeronomics is in the business of developing computer software systems and providing consulting services in the area of revenue and yield management through pricing and inventory allocation for its clients in a variety of industries, but with a particular emphasis on the airline, hotel and rental car industries. DFI is in the business of providing computer software, contract research, software development, management consulting and expert testimony services in the area of revenue and yield management to clients in a variety of industries, but with a particular emphasis on the transportation, hotel and energy industries.

      Each of the companies are leading service providers in the field of revenue management, and each company was familiar with the other in that context. The management of each company has been cognizant of the growth in the market for revenue management products and services and the potential entry into such market by larger competitors. Consequently, each management team had formulated their strategic response to the growth and change in the revenue management market.

      In November 1996, representatives of Aeronomics and DFI met informally to discuss the possibility of merging the two companies to form an entity that could compete more effectively in the revenue management market. Over the course of meetings and other discussions between their representatives through January 1997, the management of each company came to the conclusion that a business combination of Aeronomics and DFI would be in the best interests of both companies. On March 7, 1997, DFI and Aeronomics entered into a non-binding letter of intent to effect a business combination. Thereafter, each company conducted a due diligence review of the other, reviewed the proposed transaction with their respective advisors, legal counsel and members of their respective Boards of Directors, negotiated the terms of the Merger Agreement and gave consideration to the possible financial basis and other terms upon which such business combination might be consummated. Aeronomics and DFI also engaged the investment banking firm of Houlihan Lokey to conduct valuations of Aeronomics and DFI and to recommend reasonable exchange rates for the Mergers. See "-- Report of Houlihan Lokey."

      At a special meeting on May 30, 1997, the Board of Directors of Aeronomics considered the proposed combination in detail with its management and legal counsel. At a special meeting on June 2, 1997, the Board of Directors of DFI considered the proposed combination in detail with its management and legal counsel. At each meeting, the Mergers were unanimously approved by all members of the respective Boards of Directors, subject to the approval of stockholders and the further conditions set forth in the Merger Agreement.

      Following the Mergers, the Company expects to be a leading provider of software and management consulting services in the area of revenue management and related fields. The Company expects to have more than 260 employees and offices in Mountain View, California; Atlanta, Georgia; Vancouver, British Columbia; Washington D.C.; Sydney, Australia; and London, England. The Company's clients and customers are expected to include major corporations in a wide variety of industries including passenger airlines, hotels, rental cars, power marketers, cruise lines, freight carriers, and broadcasting companies. The Company intends to provide a broad range of services including management consulting, business process development, customized system development, and a suite of software products focused on the area of revenue management and related fields.

      The primary focus of the Company will be to help customers increase profitability by improving the way that they manage the sales of broad portfolios of products and services in complex markets. This area is sometimes called "Yield Management" or "Revenue Management". The management of both DFI and Aeronomics believe that this field of expertise will be a growth area over the next decade. Each company individually considers itself as a leader in Revenue Management services, systems, and products. The purpose of the Mergers is to create a single company that is poised to become a market leader in this growing field, thereby creating value for its shareholders.

      The reasons that the Board of Directors of Aeronomics and DFI believe the Mergers will be advantageous to both companies, include:


      . Better ability to meet competition. Both companies have established successful businesses in providing services and systems to clients worldwide. However, this very success has attracted increased attention from large international competitors. Many of these competing firms are multi-billion dollar global companies with considerably greater financial resources than possessed by either DFI or Aeronomics individually. The management of each of the companies believes that the Mergers will create a new company of a size, geographical scope, and financial position that will allow it to compete more effectively with these large competitors than either company could do individually.

      . Ability to perform larger projects. Both companies individually have been actively pursuing and selling larger projects to their clients. However, each individual company has been constrained in the size and scope of the efforts that it can realistically deliver. Because of its size and larger resource base, each management team believes that the Company will be able to deliver larger projects of greater scope than either DFI or Aeronomics could individually, which would increase the potential market for the Company's products and services.

      . Combination of technologies. Both companies individually have developed proprietary core technologies addressing the same challenges faced by businesses in different industries. These technologies include standardized consulting services, business process templates, sophisticated mathematical algorithms, and reusable software components. Combining the technologies developed by both companies will better enable the Company to establish itself as the "technology leader" in its field. In addition, it will allow the Company to be a single provider of the key technologies and business process consulting skills needed to help its clients institute successful Revenue Management programs.

      . Consolidated software and process development. Both companies individually have invested in developing reusable software modules that enable the rapid development of Revenue Management systems in various industries. These efforts have been somewhat complementary with DFI focusing primarily on forecasting and optimization algorithms (the Marginal Value Engine(TM) and the Forecasting Engine) and Aeronomics focusing primarily on user interface and reporting functions. Consolidating these two efforts will better enable more rapid development of a library of components to comprehensively address the Revenue Management challenges faced in different industries than either company could achieve individually.

     Although the Company may realize some cost savings through the consolidation of business offices and other support capabilities, the overall cost savings from the Mergers are not anticipated to be substantial. Rather, the Mergers are motivated by the perceived increased business opportunities that will be available to the Company.

REPORT OF HOULIHAN LOKEY

     Pursuant to an engagement letter dated March 19, 1997 (the "Engagement Letter"), Aeronomics and DFI retained Houlihan Lokey to conduct a valuation of Aeronomics and DFI and to recommend fair exchange rates at which the shares of capital stock of Aeronomics and DFI would be converted into shares of the Company's capital stock. Houlihan Lokey is a nationally recognized firm and, as part of its investment banking activities, Houlihan Lokey is regularly engaged in the valuation of businesses in connection with merger transactions and other types of acquisitions, and for corporate and other purposes. Aeronomics and DFI selected Houlihan Lokey on the basis of its experience and expertise in matters similar to the Mergers. Houlihan Lokey confirmed in writing its valuation analysis and fair exchange rate recommendations in writing as of April 15, 1997 (the "Valuation Analysis").

     A copy of Houlihan Lokey's Valuation Analysis, which sets forth some of the assumptions made, matters considered and limitations of review by Houlihan Lokey will be provided by the Company to any interested stockholder of Aeronomics or shareholders of DFI upon request. The stockholders of Aeronomics and the shareholders of DFI are urged to read the Valuation Analysis in its entirety, and the following summary of the Valuation Analysis is qualified in its entirety by reference to the full text of the Valuation Analysis.

     Houlihan Lokey's Valuation Analysis is addressed to the Boards of Directors of DFI and Aeronomics only and does not constitute a fairness opinion. Houlihan Lokey was not retained as an investment advisor to the Boards of Directors of DFI or Aeronomics with respect to alternatives to the Mergers, and its Valuation Analysis does not constitute a recommendation to any stockholder of Aeronomics or shareholder of DFI as to how such holder should vote with respect to the Mergers or whether to accept the consideration to the offered in the Mergers.

     No limitations were imposed by Aeronomics or DFI or their respective Boards of Directors on the scope of Houlihan Lokey's investigation or the procedures to be followed by Houlihan Lokey, except that Houlihan Lokey was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to a purchase of all or a part of the respective businesses of Aeronomics or DFI. Houlihan Lokey was not requested to and did not make any recommendation to Aeronomics or DFI or their respective Boards of Directors as to the form of consideration to be offered to the Aeronomics stockholders or the DFI shareholders in the Mergers, which was determined through negotiations between Aeronomics and DFI. In preparation of its Valuation Analysis, Houlihan Lokey was not engaged as an agent or fiduciary of the stockholders of Aeronomics or the shareholders of DFI or any other third party. Houlihan Lokey's Valuation Analysis is not an opinion as to the structure, terms or effect of any aspect of the Mergers and does not in any manner address Aeronomics' or DFI's underlying business decision to enter into the Mergers.

     In connection with its Valuation Analysis, Houlihan Lokey, among other things (i) reviewed audited financial statements of Aeronomics and DFI for the fiscal years ended December 31, 1992, 1993, 1994, 1995, and 1996; (ii) reviewed historical financial results of Aeronomics and DFI by operating division prepared by management; (iii) reviewed forecasts and projections for Aeronomics and DFI prepared or supplied by their respective managements for the fiscal year December 31, 1997; (iv) held discussions with the respective managements of Aeronomics and DFI regarding the businesses, operations and prospects of Aeronomics and DFI; (v) compared the results of operations and certain market valuation statistics of Aeronomics and DFI with those of certain publicly traded companies which Houlihan Lokey deemed to be reasonably comparable to Aeronomics and DFI; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (vii) performed such other financial studies, analyses, inquiries and investigations as it deemed appropriate; and (viii) reviewed a valuation of DFI as of December 31, 1996 prepared by John L. Scripps and a valuation opinion as of December 31, 1996 of John L. Scripps regarding an appraisal of DFI.

     In preparation of its Valuation Analysis, Houlihan Lokey assumed and relied upon, without independent verification, the accuracy and completeness of all information supplied or otherwise made available to it by Aeronomics and DFI or obtained by it from other sources, and upon the assurances of the managements of Aeronomics and DFI, that they were unaware of any information or facts that would make the information provided to Houlihan Lokey incomplete or misleading. Houlihan Lokey also assumed that the financial forecasts furnished by the respective managements of Aeronomics and DFI were reasonably prepared and reflected the best current available estimates and judgment of the respective managements of Aeronomics and DFI as to the expected future financial performance of Aeronomics and DFI and that they provided a reasonable basis upon which Houlihan Lokey could prepare its Valuation Analysis. Houlihan Lokey's Valuation Analysis was necessarily based upon economic, market and other conditions as they existed on, and the information made available to it as of the date of its Valuation Analysis and Houlihan Lokey has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. Houlihan Lokey also assumed that there were no material changes in Aeronomics' or DFI's assets, financial condition, results of operations, businesses or prospects since the respective dates of their last financial statements made available to Houlihan Lokey. Houlihan Lokey has relied on (i) the statements of Aeronomics' and DFI's counsel regarding Aeronomics' and DFI's legal status, as well as legal issues and litigation affecting and/or involving Aeronomics and DFI; (ii) the statements of Aeronomics and DFI regarding conversion of certain capital stock and post-merger capital structures; and (iii) Aeronomics' and DFI's financial statements prepared by the respective managements of Aeronomics and DFI and, with respect to audited financial statements, the opinions of Aeronomics' and DFI's independent accountants.

     Houlihan Lokey's Valuation Analysis provided indications of value of Aeronomics and DFI as of April 15, 1997 and reasonable exchange ratios. Houlihan Lokey considered a number of widely-used valuation methodologies, and relied primarily on the capitalization of historical and future earnings, cash flow and revenues approaches.

     In determining the level of earnings and cash flow of DFI and Aeronomics to capitalize, Houlihan Lokey made a number of adjustments to historical and future projected earnings and cash flow based on its financial analysis and other factors. Adjustments to DFI's historical and projected earnings and cash flow included, but were not limited to, adjustments reflecting DFI ESOP contributions, costs related to the termination of employment of certain DFI employees, and other non-recurring or extraordinary expenses. Adjustments to Aeronomics' historical and projected earnings and cash flow included, but were not limited to, revenues and expenses associated with a book authored by Aeronomics' Chairman, bonus compensation paid to certain employees, and other non-recurring or extraordinary expenses.

     Houlihan Lokey applied capitalization ratios (multiples) of earnings, cash flow and revenues based upon, among other things, certain public companies it deemed comparable to DFI and Aeronomics. Those companies included Applied Intelligence Group, CACI International, M/AR/C, Metzler Group, Renaissance Solutions, Sabre Group Holdings, Thomas Group, American Management Systems, Computer Data Systems, Computer Sciences Corporation, JDA Software Group, Kronos, Prophet 21 and Ross Systems. Houlihan Lokey prepared a comparative risk analysis which compared DFI and Aeronomics to the public companies on the basis of, among other things, the nature of the business, future prospects, risk factors, historical and future growth rates, profitability, leverage, capital spending requirements, size and other factors. Based on this comparative analysis, Houlihan Lokey selected multiples of historical and expected future revenues, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and net income.

     Houlihan Lokey did not consider any discounts for minority interest or lack of marketability in its analysis. In determining the per-share fair market value of the common stock of DFI and Aeronomics, it did consider differences in voting rights enjoyed by each class of stock.

     Based primarily on the valuation approach described above, Houlihan Lokey arrived at its conclusions on the fair market value of the total equity of DFI and Aeronomics as of April 15, 1997. Next, Houlihan Lokey arrived at its conclusions on the fair market value of the common stock of DFI and Aeronomics based on each companies' respective capital structures, including consideration of all outstanding stock options and preferred stock. Finally, Houlihan Lokey arrived at recommended reasonable exchange ratios for each of the securities based on the per-share fair market values.

     The summary set forth above does not purport to be a complete description of the presentation by Houlihan Lokey to the Boards of Directors of Aeronomics and DFI, the Valuation Analysis or of the depth of the analysis performed by Houlihan Lokey. The preparation of a valuation analysis is not necessarily susceptible to partial analysis or summary description. Houlihan Lokey believes that its Valuation Analysis and the summary set forth above must be considered as a whole and that selected portions of its Valuation Analysis and of the factors considered, without considering all analysis, assumptions and factors, would create an incomplete view of the process underlying its presentation to the Boards of Directors of Aeronomics and DFI and its Valuation Analysis. In addition, Houlihan Lokey may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis, assumption or factor has been referred to in the summary above is not meant to indicate that such analysis, assumption or factor was given greater weight than any other analysis, assumption or factor.

     In preparing its Valuation Analysis, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Aeronomics and DFI. The Valuation Analysis performed by Houlihan Lokey is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by the Valuation Analysis. The Valuation Analysis does not purport to be an appraisal or to reflect the prices at which Aeronomics and DFI might actually be sold or acquired or the prices at which any securities may trade at the present time or at any time in the future. Houlihan Lokey did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Aeronomics and DFI, nor was Houlihan Lokey furnished with any such appraisals.

     Houlihan Lokey's Valuation Analysis and presentations to the Boards of Directors of Aeronomics and DFI were among the many factors taken into consideration by such Boards in making its determination to approve the Merger.

     Pursuant to the Engagement Agreement, DFI and Aeronomics paid to Houlihan Lokey a retainer fee of $22,500 and, upon delivery of the Valuation Analysis, DFI and Aeronomics paid Houlihan Lokey a fee equal to $22,500, for a total fee of $45,000. The fee was not conditioned upon the outcome of the Valuation Analysis. DFI and Aeronomics have also agreed to reimburse Houlihan Lokey for its reasonable out-of-pocket expenses. DFI and Aeronomics have also agreed to indemnify Houlihan Lokey against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

 Terms of the Mergers

      General. The following is a summary of the material terms of the Merger Agreement. The Mergers will result in the Company succeeding to the combined businesses of Aeronomics and DFI. The detailed terms and conditions of the Mergers are contained or described in the Merger Agreement and the exhibits thereto, which are included in this Memorandum as Appendix A. The summary of the Merger contained in this Memorandum is qualified in its entirety by the Merger Agreement and the exhibits thereto. The Merger Agreement sets forth the representations and warranties of the parties, certain agreements between the parties pending the Mergers, the conditions precedent to the Mergers, the terms of the Mergers, the method of effecting the Mergers, the manner of converting the shares of Aeronomics' capital stock and DFI's capital stock into shares of the Company's capital stock and certain other provisions.

      After approval and adoption of the Merger Agreement by the requisite votes at the Special Meetings and the satisfaction or waiver of the conditions to the Mergers described below, the parties will conduct a closing for purposes of executing and delivering the documents and certificates as may be required under the Merger Agreement (the date of such closing is referred to as the "Closing Date"). It is presently contemplated that the Closing Date will, subject to the terms and conditions of the Merger Agreement, occur on the same day as the Special Meeting or the following business day. The Company will be the surviving corporation in each of the Mergers and will continue its existence under the laws of the State of Delaware.

      The Mergers are each also subject to certain conditions, some of which are beyond the control of any of the parties to the Merger Agreement. See "Conditions to the Mergers." Consequently, there can be no assurance that the Mergers will take place, even though the Merger Agreement contains the agreement of each of the parties thereto to use their reasonable efforts to consummate the Mergers.

      DFI Merger. On the Closing Date, DFI shall be merged with and into the Company. The Company shall be the surviving corporation of the DFI Merger and shall continue its corporate existence under the laws of the State of Delaware. By virtue of the DFI Merger and without any further action of any party, each share of the DFI Voting Common Stock outstanding as of the Effective Time shall be converted into the right to receive 102.4968 shares of the Company's Voting Common Stock. Each share of the DFI Nonvoting Common Stock shall be converted into the right to receive 102.4968 shares of the Company's Nonvoting Common Stock.

      Aeronomics Merger. On the Closing Date, Aeronomics shall be merged with and into the Company. The Company shall be the surviving corporation of the Aeronomics Merger and shall continue its corporate existence under the laws of the State of Delaware. By virtue of the Aeronomics Merger and without any further action of any party, each share of the Aeronomics Voting Common Stock outstanding as of the Effective Time shall be converted into the right to receive 1.8605 shares of the Company's Voting Common Stock; each share of the Aeronomics Nonvoting Common Stock outstanding as of the Effective Time shall be converted into the right to receive 1.8233 shares of the Company's Voting Common Stock and each share of the Aeronomics Preferred Stock outstanding as of the Effective Time shall be converted into the right to receive 1.8605 shares of the Company's Convertible Preferred Stock.

      DFI Options. Each outstanding DFI Voting Option and DFI Nonvoting Option, whether exercisable or unexercisable, will be assumed by the Company and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option immediately prior to the Effective Time, a number of shares of the Company's Voting Common Stock (in the case of a DFI Voting Option) or the Company's Nonvoting Common Stock (in the case of a DFI Nonvoting Option) (in each case rounded down to the next whole share) equal to the product of 102.4968 and the number of shares of DFI Common Stock subject to such DFI Option immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the shares of DFI Common Stock subject to such DFI Option divided by the number of full shares of the Company's Common Stock deemed to be purchasable pursuant to such DFI Option, rounded to the nearest cent.

      Aeronomics Options. Each outstanding stock option of Aeronomics, whether exercisable or unexercisable, to purchase shares of Aeronomics Nonvoting Common Stock will be assumed by the Company and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option immediately prior to the Effective Time, a number of shares of the Company's Nonvoting Common Stock (rounded down to the next whole share) equal to the product of 1.8605 and the number of shares of Aeronomics Nonvoting Common Stock subject to such Aeronomics Option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of Aeronomics Nonvoting Common Stock subject to such Aeronomics Option divided by the number of full shares of the Company's Nonvoting Common Stock deemed to be purchasable pursuant to such Aeronomics Option, rounded to the nearest cent.

      Adjustments to the Conversion Rates. The respective conversion rates described above were determined based on the outstanding capital stock and options to acquire the capital stock of Aeronomics and DFI as of April 15, 1997. The Merger Agreement provides that in the event any changes in such outstanding capital stock or options prior to the Effective Time, the parties will negotiate in good faith to adjust the respective conversion rates in a proportional manner. In addition, such conversion rates will be adjusted to reflect further accretion of the value of the Aeronomics Preferred Stock from April 15, 1997 until the Closing Date. No such adjustments are expected to result in a material change to such conversion rates.

      Conduct of Business Prior to the Merger. The Merger Agreement generally provides that prior to the Effective Time each of Aeronomics and DFI will conduct their respective businesses only in the ordinary course and that neither Aeronomics nor DFI, without the prior consent of the other party, will effect certain material changes in their respective businesses or extraordinary transactions.

      Conditions to the Merger. The obligation of Aeronomics to consummate the Aeronomics Merger is subject to the satisfaction or waiver of certain conditions, including among others, the following: (i) each of the representations and warranties of DFI and the Company contained in the Merger Agreement shall be true and correct on the Closing Date; (ii) all of the covenants and agreements of DFI and the Company contained in the Merger Agreement and required to be performed by DFI and the Company before the Closing Date shall have been performed in all material respects; (iii) DFI shall have delivered a Certificate of the Secretary of DFI certifying as to certain matters; (iv) DFI shall have delivered all applicable certificates of good standing; (v) DFI shall have delivered an opinion of its legal counsel;
 (vi) DFI shall have delivered a letter from Arthur Andersen, LLP, stating that, in accordance with generally accepted accounting principles, the DFI Merger qualifies to be treated as a "pooling of interests" for accounting purposes; (vii) the DFI Merger shall have been adopted and approved by the requisite vote of shareholders of DFI, (viii) DFI shall not have received notice from holders of more than 10% of the outstanding shares of DFI's capital stock that such holders have asserted or intend to assert any appraisal rights as dissenting shareholders, and (ix) there shall be no legal proceeding or order prohibiting or seeking to prohibit the consummation of the Mergers, and
 (x) since March 31, 1997, there shall have been no change in or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of DFI.

      The obligation of DFI to consummate the DFI Merger is subject to the satisfaction or waiver of certain conditions, including among others, the following: (i) each of the representations and warranties of Aeronomics and the Company contained in the Merger Agreement shall be true and correct on the Closing Date; (ii) all of the covenants and agreements of Aeronomics and the Company contained in the Merger Agreement and required to be performed by Aeronomics and the Company before the Closing Date shall have been performed in all material respects; (iii) Aeronomics shall have delivered a Certificate of the Secretary of Aeronomics certifying as to certain matters; (iv) Aeronomics shall have delivered all applicable certificates of good standing; (v) Aeronomics shall have delivered an opinion of its legal counsel; (vi) Aeronomics shall have delivered a letter from KPMG Peat Marwick, LLP stating that, in accordance with generally accepted accounting principles, the Aeronomics Merger qualifies to be treated as a "pooling of interests" for accounting purposes; (vii) the Aeronomics Merger shall have been adopted and approved by the requisite vote of the stockholders of Aeronomics, (viii) Aeronomics shall not have received notice from holders of more than 10% of the outstanding shares of Aeronomics' capital stock that such holders have asserted or intend to assert any appraisal rights as dissenting shareholders, and (ix) there shall be no legal proceeding or order prohibiting or seeking to prohibit the consummation of the Mergers, and (x) since March 31, 1997, there shall have been no change in or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Aeronomics.

      Right of Termination. The Merger Agreement may be terminated, and the Mergers may be abandoned, prior to the Closing Date upon the occurrence of any of the following:

      (i)  the mutual agreement of Aeronomics and DFI;

      (ii) by DFI at its election if there has been any material misrepresentation or material breach of or failure to satisfy timely on the part of Aeronomics any condition or any warranty, representation or agreement contained in the Merger Agreement, if such breach or failure is not cured within five business days of receipt of written notice thereof from DFI;

      (iii) by Aeronomics at its election if there has been any material misrepresentation or material breach of or failure to satisfy timely on the part of DFI any condition or any material warranty, representation or agreement contained in the Merger Agreement, if such breach or failure is not cured within five business days of receipt of written notice thereof from Aeronomics; or

      (iv) by either DFI, on the one hand, or Aeronomics, on the other hand, immediately upon notice, if the Closing shall not have taken place by September 30, 1997.

 Effective Time of the Merger

      It is currently anticipated that if all conditions precedent to the Merger are satisfied or waived by such time, the Closing Date will occur on the same day as the Special Meetings or the following business day. The Effective Time of the Merger is expected to occur on the Closing Date.

 Exchange of Certificates

      At and after the Effective Time, no transfer of shares of the capital stock of Aeronomics or DFI outstanding prior to the Effective Time shall be made on the respective stock transfer books of Aeronomics or DFI. Promptly after the consummation of the Mergers, the Company shall mail to each of the former holders of Aeronomics' capital stock and DFI's capital stock a form letter of transmittal and instructions for use in effecting the surrender of the certificates representing such shares. The letter of transmittal will contain instructions concerning the surrender of such certificates. Certificates should not be surrendered until the letter of transmittal is received by the stockholder. Upon surrender of such certificates, together with such letter of transmittal duly executed, the Company shall deliver to the surrendering holder thereof certificates representing the shares of the Company's capital stock to which such surrendering holder is entitled.

 Regulatory Matters

      No federal, state or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by any party to the Merger Agreement, except for the requirements of the DGCL and CCC in connection with the consummation of the Mergers, and the requirements of applicable securities laws.

 Accounting Treatment

      The Mergers will be accounted for as "pooling of interests" transactions. The ability of the Company to account for the Mergers as a pooling of interests is a condition to each of the Mergers.

 Appraisal Rights

      The holders of Aeronomics' capital stock will have appraisal rights pursuant to Section 262 of the DGCL. A copy of Section 262 of the DGCL, which describes the procedures that must be followed by an Aeronomics stockholder in order to exercise his or her appraisal rights, is included in this Proxy Statement as Appendix B. The following is a summary of appraisal rights and does not purport to be a complete statement of the procedure outlined in the relevant provisions of the DGCL. This summary is qualified in its entirety by the information included in Appendix B.

      Under the DGCL, each holder of shares of capital stock of Aeronomics who does not vote in favor of the Aeronomics Merger and who follows the procedures set forth in Section 262 will be entitled to have his shares of Aeronomics capital stock purchased by the Company for cash at their fair market value. The fair market value of shares of Aeronomics Common Stock will be determined excluding any element of value arising from the Aeronomics Merger. Each stockholder electing to demand appraisal of his shares must deliver to Aeronomics, before the taking of the vote on the Aeronomics Merger, a written demand for appraisal of his shares. This demand should inform Aeronomics of the identity of the stockholder and that the stockholder intends to demand the appraisal of his shares. Within 10 days after the Effective Time, Aeronomics shall notify each stockholder who has complied with these requirements and has not voted in favor of or consented to the Aeronomics Merger of the date that the Aeronomics Merger has become effective. Within 120 days after the effective date of the Aeronomics Merger, any stockholder who has made a valid written demand for appraisal and who has not voted in favor of approval of the Aeronomics Merger, may file a petition in the Delaware Court of Chancery, demanding a determination of the value of the stock of all dissenting stockholders. Failure to follow the applicable procedures as described in the appendices hereto will result in the forfeiture of such appraisal rights.

      The holders of DFI's capital stock will have appraisal rights pursuant to Chapter 13 of the CCC. A copy of selected portions of Chapter 13 of the CCC, which describes the procedures that must be followed by a DFI shareholder in order to exercise his or her appraisal rights, is included in this Proxy Statement as Appendix C. The following is a summary of appraisal rights and does not purport to be a complete statement of the procedure outlined in the relevant provisions of the CCC. This summary is qualified in its entirety by the information included in Appendix C.

      Under the CCC, if the DFI Merger is approved by the required vote of DFI's shareholders, each holder of shares of DFI's capital stock who does not vote in favor of the DFI Merger and who follows the procedures set forth in Section 1300 will be entitled to have his shares of DFI's capital stock purchased by DFI for cash at their fair market value. The fair market value of shares of DFI's Common Stock will be determined as of the day before the first announcement of the terms of the DFI Merger, excluding any appreciation or depreciation resulting from the proposed Merger. Within 10 days after approval of the DFI Merger by DFI's shareholders, DFI must mail a notice of such approval (the "Approval Notice") to all shareholders who have not voted in favor of the DFI Merger, together with a statement of the price determined by DFI to represent the fair market value of the applicable Dissenting shares, a brief description of the procedures to be followed in order for the shareholder to pursue dissenters' rights, and a copy of Sections 1300 through 1304 of the California General Corporation Law. The statement of price by DFI constitutes an offer by DFI to purchase all dissenting shares at the stated amount. A shareholder of DFI electing to exercise appraisal rights must, within 30 days after the date on which the Approval Notice is mailed to such shareholder, mail or deliver a written demand to DFI stating that such holder is demanding purchase of his or her shares of DFI's capital stock and a statement as to what the shareholder claims to be the fair market value of such shares. If DFI denies that the shares are dissenting shares, or if DFI and the shareholder fail to agree upon the fair market value of shares of DFI Common Stock, then within six (6) months after the date the Approval Notice was mailed to shareholders, any shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the DFI Merger, may file a complaint in superior court requesting a determination as to whether the shares are dissenting shares or as to the fair market value of such holder's shares of DFI Common Stock, or both. Failure to follow the applicable procedures as described in the exhibits hereto will result in the forfeiture of such appraisal rights.

Interests of Certain Persons in the Mergers

      In considering the recommendations of the Board of Directors of Aeronomics and DFI with respect to the proposed Merger Agreement, the stockholders of Aeronomics and DFI should be aware that certain members of such Boards of Directors of each company have certain interests in the Mergers that are in addition to the interests of the stockholders of Aeronomics and DFI in general, which are set forth below.

      Messrs. Cross, Hall and Johnson, who constitute a majority of Aeronomics' Board of Directors, are also members of the Company's Board of Directors. In addition, Messrs. Cross and Hall are executive officers of the Company.
 Messrs. Boyd, Phillips and Wells, who constitute three of the seven members of DFI's Board of Directors, are also members of the Company's Board of Directors. In addition, Messrs. Boyd and Phillips are executive officers of the Company.

      DFI and Aeronomics are each authorized to indemnify their respective officers and directors to the extent permitted by applicable law. However, the Company is required by its Certificate of Incorporation to indemnify its officers and directors to the fullest extent permitted by the DGCL.

Federal Income Tax Treatment

      Each of the Mergers is intended to meet the requirements of a nontaxable reorganization under the Internal Revenue Code of 1986, as amended. If so treated, no gain or loss will be recognized by the holders of Aeronomics' capital stock or DFI's capital stock upon the receipt of the Company's capital stock pursuant to the Mergers. The holders of Aeronomics' capital stock will have a tax basis for the shares of the Company's capital stock received in the Aeronomics Merger equal to the tax basis for the shares of Aeronomics' capital stock surrendered in exchange therefor. The holders of DFI's capital stock will have a tax basis for the shares of the Company's capital stock received in the DFI Merger equal to the tax basis for the shares of DFI's capital stock surrendered in exchange therefor.

      EACH AERONOMICS STOCKHOLDER AND DFI SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSIDERATIONS AND REPORTING CONSEQUENCES OF THE RECEIPT OF THE COMPANY'S CAPITAL STOCK.

Material Differences Between Rights of Holders of Aeronomics Common Stock and Rights of Holders of the Company's Common Stock

      Because the Company and Aeronomics are each Delaware corporations, the Aeronomics Merger will have no effect on the state law that governs the rights of their respective stockholders. However, the Company's Certificate of Incorporation and Bylaws do differ in some material respects from that of Aeronomics. The following is a summary of certain significant differences between the rights which the Aeronomics Stockholders presently have and the rights which stockholders of the Company will have following consummation of the Aeronomics Merger.

      Classified Board of Directors. The DGCL expressly permits (but does not require) a board of directors to be divided into classes, with each class having a term of office longer than one year. Aeronomics does not have a classified Board of Directors, and each director is elected annually. The Company does have a classified Board of Directors. Classifying the Board of Directors makes it difficult for stockholders to effect a change in control of the Board of Directors, as, short of resignation or removal for cause of a director, the term of only one class of directors will expire at any annual meeting. This may have the effect of discouraging a future acquisition of the Company that is not approved by the Board of Directors. The Company's Certificate of Incorporation provides that the Board of Directors shall be classified into two classes, with the terms of office of the directors of one class to expire each year. See "Information About the Company--Directors and Executive Officers of the Company."

      Indemnification. The DGCL generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors or independent legal counsel or a majority of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise. For more information regarding the indemnification of the Company's directors and officers, see "Information About the Company -- Indemnification of Directors and Officers."

      The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. The Certificate of Incorporation of Aeronomics permits it to indemnify its directors and officers to the fullest extent permitted by the DGCL, but it is not required to do so.

      Right of First Refusal. The Company's Bylaws provide that the Company's Common Stock is subject to a right of first refusal. The right of first refusal requires a stockholder who receives an offer from a third party to purchase his or her shares of the Company's Common Stock to first offer to sell such shares to the Company upon identical terms as the third party offer. The capital stock of Aeronomics is not subject to a right of first refusal under its Bylaws. However, all of Aeronomics' capital stock is subject to rights of first refusal under shareholder agreements and incentive stock option agreements.

Material Differences Between Rights of Holders of DFI Common Stock and Rights of Holders of the Company's Common Stock

      Although it is impractical to note each and every difference between the laws of the State of California, DFI's state of incorporation, and the laws of the State of Delaware, the Company's state of incorporation, the following is a summary of certain significant differences between the rights which the DFI shareholders presently have and the rights which stockholders of the Company will have under the DGCL and the Company's Certificate of Incorporation and Bylaws.

      Cumulative Voting. Under the DGCL, cumulative voting in the election of directors is not mandatory and is available only if a corporation's certificate of incorporation so permits. Under the CCC, any shareholder may cumulate his or her votes for directors upon notice of the intention to do so. Cumulative voting is a form of proportional representation facilitating minority representation on the board of directors. With cumulative voting, a shareholder may vote the number of shares held by the shareholder, multiplied by the number of vacancies on the board to be filled by the election, in any manner that the shareholder wishes. The shareholder may cast all of his or her votes for a single director or allocate the votes among several directors. This flexibility allows minority shareholders to elect directors by cumulating votes for one director, thereby giving the director the number of votes required for election. In straight voting, each shareholder may only vote the number of shares actually entitled to vote for each director. Directors are elected by a plurality of votes, thus allowing a majority shareholder to elect all of the directors. The Certificate of Incorporation of the Company does not provide for cumulative voting.

      Classified Board of Directors. The CCC requires that each director be elected annually and prohibits a classified board. The DGCL expressly permits (but does not require) a board of directors to be divided into classes, with each class having a term of office longer than one year. The Company does have a classified Board of Directors. Classifying the Board of Directors makes it difficult for stockholders to effect a change in the control of the Board of Directors, as, short of resignation or removal for cause of a director, the term of only one class of directors will expire at any annual meeting. This may have the effect of discouraging a future acquisition of the Company that is not approved by the Board of Directors. The Company's Certificate of Incorporation provides that the Board of Directors shall be classified into two classes, with the terms of office of the directors of one class to expire each year. See "Information About the Company -- Directors and Executive Officers of the Company."

      Removal of Directors. Under the CCC, a director may be removed without cause by a majority of the outstanding shares, provided that the votes cast against such removal would not be sufficient to elect the director under cumulative voting rules. Under the DGCL, a director may be removed with or without cause by a majority of the outstanding shares entitled to vote at an election of directors. However, unless the certificate of incorporation otherwise provides, in the case of a Delaware corporation whose board is classified, a director may be removed only for cause. The Company's Certificate of Incorporation does not provide for removal of directors without cause.

      Change in Number of Directors. Under the DGCL, the authorized number of directors may be changed by the directors acting alone, unless the number of directors is fixed in the certificate of incorporation, or the directors are not provided with authority to amend the bylaws. In either case, shareholder approval is required. The Company's Bylaws permit the directors to fix the number of directors between five and nine, and the number is currently fixed at seven, which number may be changed by the directors acting alone, or by the stockholders.

      Under the CCC, the directors may, if authorized by the bylaws, change the authorized number of directors to fix the number within the bounds of a stated minimum and maximum number (the maximum number can be no greater than two times the minimum number minus one, but the minimum and maximum numbers themselves may only be changed by the shareholders). The Bylaws of DFI permit the directors to fix the number of directors between five and nine, and the number is currently fixed at seven.

      Loans to Directors, Officers and Employees. Under the DGCL, a corporation may make loans to or guarantee the obligations of or otherwise assist the officer or employees of the corporation or its subsidiaries (including directors who are also officers or employees) without stockholder approval when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under the CCC, any such loan or guarantee to or for the benefit of a director of officer of the corporation or its parent requires a majority vote of shareholders (excluding the vote of any benefited director or officer), other than loans pursuant to employee benefit plans approved by the shareholders. However, under the CCC, the shareholders of a corporation may approve a bylaw providing that a disinterested majority of the board of directors may approve loans to officers without shareholder approval if the board determines that such loans may reasonably be expected to benefit the corporation. The Bylaws of DFI do not contain such a provision.

      Shareholder Voting. With certain exceptions, the CCC requires that a merger or reorganization, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding, even if such shares are otherwise nonvoting. By contrast, the DGCL generally does not require class voting except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

      The CCC also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless either (i) all the holders of such common stock consent to the transaction or
(ii) the transaction has been approved by the appropriate state regulatory agency at a "fairness" hearing. This provision may have the effect of making a "cash out" merger by a majority shareholder more difficult to accomplish. The DGCL has no comparable provision.

      The CCC also provides that when a tender offer or a proposal for reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to the merger of a subsidiary into a parent corporation which owns at least 90% of the shares of each class, or if the subject corporation does not have shares held of record by 1,000 or more persons, or if the transaction has been qualified under California state securities laws. Further, if a tender of shares or a shareholder vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least 10 days prior to the date of acceptance of the interested party's proposal, the shareholder must be informed of the later offer and afforded a reasonable opportunity to withdraw any vote, consent, or proxy, or withdraw any tendered shares.

      Appraisal Rights. The DGCL does not require appraisal rights with respect to (i) the sale, lease, or exchange or all or substantially all the assets of a corporation, (ii) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (iii) stockholders of a corporation surviving a merger if no vote of such stockholders is required to approve the merger. The CCC does, in general, afford appraisal rights in a sale of assets or reorganization, and its exclusions from appraisal rights in mergers are somewhat different than those in the DGCL.

      Inspections of Shareholder List. The CCC provides for an absolute right of inspection of the shareholder list for persons holding five percent or more of a corporation's aggregate voting shares or persons holding one percent or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors. The CCC further provides that such absolute inspection rights apply to a corporation formed under the laws of any other state if the principal executive offices are in California, or if the corporation customarily holds meetings of its board in California. Both the CCC and the DGCL allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. However, the DGCL contains no provision comparable to the absolute right of inspection provided by the CCC to certain shareholders.

      Filling Vacancies on the Board of Directors. Under the DGCL, vacancies and newly created directorships may be filled by a majority of directors then in office unless otherwise provided in the certificate of incorporation or bylaws; provided, that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire authorized board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon the application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Under the CCC, a vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. DFI's Bylaws permit directors to fill vacancies created by removal of a director if such vacancy would reduce the number of directors then in office below a quorum. In addition, the CCC provides that, if after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office (i) any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of the shareholders or (ii) the California Superior Court of the proper county shall, upon the application of such shareholder or shareholders, summarily order a special meeting of shareholders to be held to elect the entire board of directors. The term of office of any director shall terminate upon such election of a successor.

      Payment of Dividends. The DGCL permits the payment of dividends out of paid-in and earned surplus or out of net profits for the current and preceding fiscal years. Under the CCC, any such distributions are limited either to retained earnings or to an amount which leaves a corporation with tangible assets at least equal to its tangible liabilities and current assets at least equal to its current liabilities.

      Indemnification and Limitation of Liability. The DGCL generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors or independent legal counsel or a majority of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise. For information regarding the indemnification of the Company's directors and officers, see "Information About the Company -- Indemnification of Directors and Officers."

      The CCC similarly permits indemnification of expenses in a derivative or third-party action, except that with respect to derivative actions (1) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, and then only to the extent that the court shall determine, and (2) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action.

      Indemnification is permitted by the CCC only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. As indicated above, the DGCL permits such indemnification for acts reasonably believed to be "not opposed to" the interests of the Delaware corporation. The CCC requires indemnification when the individual being indemnified has successfully defended the action on the merits (as opposed to the DGCL which requires indemnification relating to a successful defense on the merits or otherwise).

      Expenses incurred by an officer or director in defending an action may be paid in advance under the DGCL and the CCC, provided, however, that such director or officer agrees to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

      California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws, or other corporate action beyond that specifically authorized by statute and may include in their articles of incorporation a provision that eliminates or limits director monetary liability in derivative actions except for liability based on:
(i) intentional misconduct or knowing and culpable violation of the law; (ii) acts or omissions that a director believes contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director, in the ordinary course of performing a director's duties, should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; or (vii) liability for improper distributions, loans or guarantees. One effect for a corporation of including the above provisions in its articles of incorporation is that shareholders might give up a cause of action against a director for breach of fiduciary duty which may include grossly negligent business decisions involving takeover proposals for the corporation.

      DFI's Articles of Incorporation do not permit indemnification beyond that expressly mandated by the CCC. The indemnification and limitation of liability provisions of the CCC, and not the DGCL, will apply to actions of the directors and officers of DFI made prior to its merger into the Company.

      Stockholder Approval of Certain Business Combinations. Under Section 203 of the DGCL ("Section 203"), certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

      Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that a person becomes an "interested stockholder." With certain exceptions, an "interested stockholder" is a person who owns 15% or more of the corporation's outstanding voting stock, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the previous three years, whether owned directly or through his or her affiliates and associations.

      "Business combination" is defined broadly to include mergers with, or caused by, an interested stockholder, sales or other dispositions of assets of the corporation or a subsidiary equal to 10% or more of the value of the corporation's consolidated assets or its outstanding stock,. transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution which does not increase the interested stockholder's proportionate ownership of a class or series) or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

      The three-year moratorium imposed on business combinations by Section 203 does not apply if:

      (1) prior to a person becoming an interested stockholder the Board of Directors approves the business or combination or the transaction which resulted in the person becoming an interested stockholder, or

      (2) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluded from the 85% calculation are shares owned by directors who are also officers and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender offer), or

      (3) on or after the date a person becomes an interested stockholder, the board approves the business combination and it is also approved at a meeting by two-thirds of the voting stock not owned by the interested stockholder.

      Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, quoted on NASDAQ or held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto. The Company has elected not to be governed by Section 203. As a result, Section 203 will not apply to the Company.

      Application of General Corporation Law of California to Delaware Corporations. Under Section 2115 of the California General Corporation Law ("Section 2115") certain foreign corporations (i.e. corporations not organized under California law) may be placed in a special category referred to as "pseudo foreign corporations" if they have characteristics of ownership and operation which indicate that they have significant contacts with California. Unless one of the statutory exemptions to Section 2115 applies, Delaware corporations or other foreign corporations that fall with this pseudo foreign corporation category become subject to a number of significant provisions of the California General Corporation Law including provisions relating to the election and removal of directors, cumulative voting, super majority voting requirements, prohibition on classified board of directors, standard of liability of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, appraisal rights and inspection of corporate records.

      A foreign corporation transacting business in California is a pseudo foreign corporation subject to Section 2115 if the average of its property factor, payroll factor and sales factor (as such terms are defined in the California Revenue and Taxation Code) is more than 50% during its last full income year and if more than 50% of its outstanding voting securities are held of record by persons having addresses in California. California law exempts, however, from pseudo foreign status those companies whose shares are traded on the New York Stock Exchange, American Stock Exchange, or on the NASDAQ National Market System and that have more than 800 shareholders. The Company will not be a pseudo foreign corporation subject to Section 2115 immediately following the Effective Time although it is possible that the Company could become subject to
Section 2115 at some future time.

                               INFORMATION ABOUT
                                  THE COMPANY

Business of the Company

      Introduction. The Company is a Delaware corporation incorporated in June 1997, for the purpose of merging with Aeronomics and DFI and succeeding to the respective businesses of Aeronomics and DFI. As of the date of this Proxy Statement, the Company owns only nominal assets and has not conducted any business other than related to the Mergers. References under this caption "Business of the Company" to the Company's business operations refer to the combined business operations of DFI and Aeronomics after giving effect to the Mergers.

      Industry Overview. The nature of business is transforming radically as consumer markets become more fragmented and competition in all industries intensifies. Market responsiveness, in terms of speed and the ability to customize product offerings, is essential to success. Companies are seeking new and innovative ways to address the increasingly independent consumer behavior by offering "tailored" products to discrete market segments. These tailored products may bundle various services or offer perceptual distinctions such as convenience, last minute availability, status, or other product attributes which could command a premium price. Conversely, low-price products may be developed to penetrate new market segments. Rapid advances in information technology are enabling companies to identify the desires of various market segments at "micro-market" levels, tailor appropriate products and prices to these market segments and distribute their availability for sale almost instantaneously to a global, electronic marketplace. As the proliferation of these tailored product offerings intensifies; marketing, operations, and pricing decisions become more complex.

      Profit-maximizing firms must have the ability to predict ever-changing customer demand and optimize the price and availability of their products to the continually fragmenting marketplace of individualistic consumers. The dynamic process of coordinating forecasts of customer demand at minutely segmented market levels with real-time product and price and availability changes is known as "Revenue Management." The objective of Revenue Management is to maximize a company's revenues from its existing asset base. It can be described as the science of selling the right product to the right customer at the right time for the right price. Revenue Management is a disciplined science that employs sophisticated mathematical algorithms in an advanced information technology environment to (i) accurately forecast consumer behavior, (ii) price and control a firm's products, and (iii) communicate this information to sales and distribution channels.

      The origins of Revenue Management can be traced to the airline industry where it was initially called "yield management." As a result of airline deregulation in the 1970's, airlines began to realize that their "product" was more than just a seat. It included a number of distinctive attributes such as the ability to purchase the seat on demand, the city pair served, the routing of the aircraft (non-stop, multi-stop or connecting flights), the time the seat would be used (month, day and hour) and other distinguishing factors. They also realized that various passenger segments would place different values on those product attributes. The challenge addressed by Revenue Management was to maximize revenue from diverse market segments by controlling the unit price of each seat, the number of seats made available at any given price, and the coordination of other product attributes such as restrictions on purchase dates, refundability, and penalties for no-shows. This required the creation of massive databases and sophisticated mathematical models to analyze passenger behavior and optimize the airline's response as passengers reacted to the changes in product availability and price. Revenue Management is now an essential business discipline in the airline industry. Virtually every major airline has a computerized

Revenue Management system which makes tens of thousands of pricing and product availability decisions every day.

      The concept of Revenue Management began to spread to other travel-related companies such as hotels, rental car companies, and cruise lines in the 1980's. More recently, other companies that face complex and rapidly changing markets for their goods and services have begun to utilize Revenue Management techniques. These include freight, broadcasting, and electric power. The Company believes that participants in other industries such as telecommunications, healthcare, manufacturing and retailing are exploring these concepts.

      The Company expects to offer a comprehensive range of services and software to help clients improve their profitability through the use of Revenue Management. The fundamental concept behind Revenue Management is for a company to utilize its assets to provide the services and products that its customers require and to manage the prices and availabilities of those services and products in order to maximize profitability. The scope and type of the decisions involved in making these decisions can vary widely from industry to industry. For example, the critical Revenue Management decisions for a passenger airline include pricing to various market segments, real-time evaluation of booking requests, longer-term evaluation of group sales opportunities, and evaluation of short-term opportunities to swap aircraft types based on changes in demand. In contrast, the critical Revenue Management decisions for an electric-power broker include managing the portfolio of energy and capacity sales and purchases in the face of uncertain future demands and prices. The Company plans to provide software products and consulting services tailored to the specific Revenue Management needs of each of its target industries but drawing on a common library of reusable software modules and fundamental techniques.

      Consulting Services. The Company believes that instituting an effective Revenue Management program requires fundamental changes in the way its clients bundle product attributes, as well as the way it prices, sells and controls the distribution and availability of its products. This means management commitment to changes in organization as well as investment in systems. The Company's consulting services will be embodied in a disciplined approach to Revenue Management, which will be marketed as the "CriticalPath (TM)" to Revenue Management success. This approach includes educational seminars and consulting activities, known as a "SuccessPlan (TM)", which lay a business and technical foundation for implementing necessary change. Through these consulting services, recommendations are made to enhance a client's business processes, organizational structure and systems. Typically, when recommended technical strategies and software application requirements are produced, a client's incremental revenue potential is quantified and short-term and long-term implementation plans are established based on the highest return on investment.

      The Company will also offer services in connection with the implementation of its software applications. Implementation services will include project management, integration with existing systems, customization of the Revenue Management software applications, and training on the software applications as well as Revenue Management principles. Post-implementation support will be offered to assure system performance, provide enhancements and to address new functionality requirements. Business consultancy support will be offered to assist in the effective implementation of processes and systems. The Company will offer clients and non-clients services that measure the gain from Revenue Management and quantify the remaining revenue opportunity. From this assessment, recommendations can be made for additional improvements in business performance and profitability from further innovation in such critical decision areas as pricing, asset utilization and capital investment.

      Software. The Company expects to offer a wide variety of software to enable its clients to generate incremental revenue by forecasting customer demand and optimizing product price and availability. The Company will generally use a client/server software architecture that facilitates performance and portability. The Company's software will be based on open architecture and industry standards to assist integration with third-party systems or clients' existing technology infrastructure. The design of the systems will generally provide three core sets of processes: (i) user interface presentation and system navigation, (ii) forecasting and optimization, and (iii) data handling and report generation.

      . User interface presentation and system navigation. The presentation and navigation components of the Company's software will be implemented using Windows GUI guidelines. Since there is no "one-size-fits-all" definition of the business problem facing the Company's clients, client interaction will be used to define user interface requirements for the specific application and verify ease of use. The systems include features such as pull-down menus, common command structure, context-sensitive "help" screens, mouse support and graphical presentation of data. These features will accommodate the use of sophisticated mathematical modeling of the problem by a broad set of users without an advanced level of technical knowledge.

      . Forecasting and optimization. The Company's systems will use a variety of methodologies to forecast customer demand for various products. The typical forecast generator is a time-series forecaster that consists of a configurable algorithm with parameters set by test sets of sample client data to estimate trend and seasonality effects. A general purpose Forecast Engine has been developed to predict net demand for a client's products at the micro-market level for a variety of industries. It uses advanced forecasting techniques to blend historical data with current demand to minimize forecast error and maximize the efficiency needed to update large forecasts on a daily, or more frequent, basis. The Forecast Engine employs object-oriented technologies to achieve superior accuracy and to provide efficiencies in the transportability of the module independent of the particular application. The Forecast Engine has been deployed in the air cargo industry, cruise line industry and container shipping industries. The Company believes the model can produce superior results in a variety of industries.

         The Company's optimization modules determine the optimal product availability levels to maximize a client's profitability given the demand for the client's products, the resources available, and "real-world" constraints. The Company has developed a general purpose set of optimization algorithms called the Marginal Value Engine (TM) (the "MVE"). The MVE outputs a set of "protection levels," which constitute a system of rules that tells the client which sales to accept and which to reject. Since the MVE identifies the critical variables in this problem to be the marginal values of each resource (rather than the individual protection levels), the MVE achieves a significant reduction in problem size so that the protection levels for complex systems can be derived in minutes rather than days.

      . Data handling and report generation. The databases to be provided by the Company employ advanced SQL relational technology to give functionality and efficiency to automate routine business functions. The data loading processes will be automated and the systems come with a comprehensive set of tools to assist in administration and to automate routine tasks such as data archiving. Multi-level security will be provided in all systems as well as fault-tolerance and automated backup. The system will come with an easy-to-use report writer that provides a simple, graphical way for users to customize their own reports. The reports can be stored and scheduled to run on a periodic basis.

      Marketing and Sales. The Company believes that its primary market opportunities lie with potential clients that sell broad portfolios of products and/or services in complex, dynamic and segmentable markets. The Company's target markets will have typically undergone or will be undergoing major change due to deregulation, technology or market upheaval. The Company's strategy is to be a leader in helping organizations apply technology and disciplined business practices to more effectively utilize all their resources in order to drive profitable growth. The Company will use Revenue Management as the vehicle to deliver innovative practices and technology that assist clients in maximizing return from assets by capitalizing on perishable opportunities in the marketplace. The Company will broaden the use of Revenue Management techniques through continued exploration and innovation in existing and emerging markets and leverage those innovations both vertically and horizontally to generate growth.

      The Company will work to simultaneously expand the scope and application of Revenue Management in industries where it is currently well-established and extend its application to new industries. For industries in which it is well established, the Company will develop standardized branded methodologies and software. Where appropriate, these methodologies and software will be licensed to third-party distributors for worldwide distribution. The Company has recently executed two such third-party distribution agreements for software products -- one for a hotel product and one for a passenger airline product.

      The Company will actively market and explore opportunities to apply Revenue Management in industries where it has previously not been utilized. In such explorations it will, to the extent possible, draw upon the methodologies and software that it has previously developed. However, applications to new industries will often require development of new techniques specifically tailored to the unique characteristics of that industry. The Company will utilize its most senior, experienced staff to develop these techniques. Where applicable, these new techniques will form the basis for new standardized methodologies and software, which the Company will add to its library and, if appropriate, ultimately license for distribution.

      The Company will continue to invest in enhancing and improving its methodologies and software, both to improve the ability to address the Revenue Management issues faced by its customers and to respond to new Revenue Management challenges resulting from changes in market conditions, customer requirements, and distribution channels.

      The Company will continue its efforts to establish Revenue Management as an indispensable business practice for all companies to increase incremental revenue without significant cost. The Company's Chairman of the Board, Robert G. Cross, has recently published the first book on the subject of Revenue Management, which is entitled Revenue Management, Hard-Core Tactics for Market Domination. The book will be available starting in the fall of 1997 in many foreign languages including German, French, Portuguese, Japanese and Korean. A second book is planned for publication in 1999. The Company will continue to exhibit leadership in the industry by authoring articles in various trade magazines on the benefits of Revenue Management and making public appearances to speak on the issue. It will communicate its market leadership position with clients and prospective clients through the publication of Scorecard, The Revenue Management Quarterly.

      Marketing and sales efforts will be focused on industry verticals, which will be led by Business Area Leaders. A Business Area Leader will determine the growth strategy for the industry, develop sales plans and targets, be responsible for sales in the industry and assure client satisfaction. Sales efforts for all the Company's business (except for products in the distribution phase) will be managed directly through its professional staff and the Company's senior management. The initial target industry verticals include (i) Passenger Airlines, (ii) Freight, (iii) Travel and Leisure, (iv) Energy, and
 (v) Emerging Markets. Target clients within those verticals will be prioritized according to opportunity for the Company to create high value for them through Revenue Management techniques.

      Customers. The Company's typical target client will be a company with annual revenues in excess of $500 million that could anticipate annual gains from Revenue Management in excess of $5 million. DFI and Aeronomics currently have established clients in all of the initial industry verticals discussed above. During 1996, no customer of DFI or Aeronomics accounted for more than 10% of the combined revenues of DFI and Aeronomics for 1996. Accordingly, the Company does not anticipate that it will be materially dependent on any single client. Current and recent clients of DFI and Aeronomics, by industry vertical, include:


Passenger Airlines                                     Travel and Leisure

British Airways                                        Forte Hotels
Continental Airlines                                   Hilton Hotels Corporation
Delta Air Lines                                        Marriott Corporation
KLM Royal Dutch Airlines                               Omni Hotels
Japan Airlines                                         ITT Sheraton
Northwest Airlines                                     Alamo Rent A Car
Qantas Airways                                         Hertz Rental Car
Scandinavian Airlines System                           National Car Rental
United Airlines                                        Royal Caribbean
Virgin Atlantic Airways                                International


Freight                      Energy                    Emerging Markets

Continental Airlines Cargo   Central Illinois Public   American Broadcasting
KLM Cargo                    Services                  Company
Sea-Land Services            Commonwealth Edison       Canadian Broadcasting
United Parcel Service        Oklahoma Gas & Electric   Corporation
Yellow Freight               Pennsylvania Power &      Bell Atlantic
                             Light                     Oracle Corporation
                             Southern Companies        Volvo/GM
                                                       Resort Condominiums
                                                       International

      Competition. The market for Revenue Management products and services is comprised of a rapidly growing number of participants, is subject to rapid changes and is highly competitive. The Company's primary competitors are currently small and fragmented, but the Company expects that general management consulting firms and the consulting practices of the "Big Six" accounting firms will eventually offer Revenue Management products and services. Large systems integrators such as IBM and EDS may also become competitors in the future. In addition, clients and potential clients may elect to increase internal resources to satisfy their need for Revenue Management solutions. Many of the

 Company's competitors will have significantly greater financial, technical and marketing resources and greater name recognition than the Company.

      Research and Product Development. Historically, Aeronomics and DFI have each developed their product offerings on a project by project basis. Consequently, neither Aeronomics nor DFI have devoted any significant amount of resources specifically to product development. The Company intends to examine these policies and expects that it will establish a specific product development group. However, the amount of resources expected to be expended on product development cannot be determined at this time.

      Proprietary Rights. The Company's ability to compete effectively will depend in part on its ability to protect its proprietary rights in its various intellectual properties. To do so, the Company will rely, and Aeronomics and DFI in the past have relied, upon a combination of copyright and trade secret laws, nondisclosure and other contractual arrangements, and technical measures. There can be no assurance that the steps taken by DFI and Aeronomics in the past, or the steps taken by the Company in the future, to protects their respective proprietary rights will be adequate to deter misappropriation of such proprietary rights or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its rights. Neither Aeronomics nor the Company presently hold any patents or registered copyrights, and DFI is the owner of two patents. Although the Company believes that the intellectual property rights of Aeronomics and DFI do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future, that assertion of such claims will not result in litigation or that the Company would prevail in such litigation. Any such claims, regardless of their outcome or merit, could result in substantial cost to the Company and divert management's attention from the Company's operations and could therefore have a material adverse effect on the Company's business or results of operations.

      Employees. Upon consummation of the Mergers, the Company expects to have approximately 265 full-time employees and five part-time employees.

      Legal Proceedings. Neither the Company, DFI nor Aeronomics are currently a party to any material legal proceedings, nor does the Company expect to be a party to any material legal proceedings following consummation of the Mergers.

      Properties. As a result of the Mergers, the Company will maintain its principal executive offices in facilities located in Mountain View, California and Atlanta, Georgia. The Atlanta facility consists of approximately 45,000 square feet of leased office space under a lease that will expire in August 2003. The Mountain View facility consists of approximately 57,000 square feet of leased office space under a lease that will expire in April 2002. The Company will also maintain leased office space in Vancouver, Canada; London, England; Sydney, Australia and Washington, D.C. Management believes that such facilities are sufficient to meet its needs for the foreseeable future and that alternatives or additional space, as necessary, will be available on reasonable terms.

 Plan of Operation of the Company

      Both Aeronomics and DFI have experienced significant revenue growth for their software and services in certain vertical markets and anticipate that this trend will continue after the Mergers.

      The Company will focus on taking advantage of the anticipated growth in its current core industries of energy, passenger and freight transportation, hotels, rental cars and cruise lines as well as expanding its software and services to other industries both domestically and internationally. The Company will offer a variety of software development and consulting services based on standard set of methodologies in order to achieve leverage of its skilled personnel. The Company also intends to be a leader in innovation as it develops techniques for both its existing client base and new industries. This wide array of service offerings will enable the Company to provide a variety of possible solutions for its clients.

      The Company's strategy following the Mergers will include the following key initiatives:


      . The Company will focus on certain key vertical markets in which it currently has a presence or anticipates significant growth opportunities in the future. This focus will be achieved through the development of industry deliverables and a strong direct sales force. In the near term, the Company will focus on energy, passenger and freight transportation, hotels, rental cars, cruise lines and broadcast media. The Company will continue to seek other opportunities outside these vertical markets where significant growth opportunity can be realized.

      . The Company will increase its commitment to international markets by increasing personnel at key international locations to focus on sales, marketing and service delivery activities.

      . The Company will provide innovative solutions for its clients based on standard set of methodologies in order to leverage its knowledgeable and skilled personnel.

      In addition, the Mergers will provide the Company with a strong management team with substantial experience in Revenue Management. Mr. Cross and Dr. Boyd will serve as Chairman of the Board and Vice Chairman of the Board, respectively, of the Company. Dr. Phillips will serve as President and Chief Executive Officer and Mr. Hall will assume the position of Executive Vice President and Chief Operating Officer. The Company does not intend to reduce the size of its workforce as a result of the Mergers.

      The Company believes that its current cash and cash equivalents combined with future cash flows from operating activities should be sufficient to support the Company's existing operations for the next twelve months. However, lower than expected cash flows from operations or greater than expected expenses following the Mergers could require the Company to seek additional financing. In order to finance the Company's growth, the Company intends to renegotiate the existing debt agreements of Aeronomics and DFI and will seek to expand the combined $3,500,000 in revolving credit facilities. There can be no assurance that the Company will be successful in expanding its revolving credit facilities or renegotiating the debt agreements on terms that are favorable to the Company. As it deems appropriate based on its cash needs and operating performance, the Company will explore opportunities for additional financing, whether through debt, equity or some combination thereof.

      The Company has estimated its integration costs to be approximately $500,000. These costs include travel, telecommunications and other costs associated with the corporate name changes. These integration costs are expected to be incurred primarily during the third and fourth quarters of 1997.

      The Company does not intend to pay any cash dividends with respect to any class of its capital stock for the foreseeable future. The Company intends to retain any earnings for use in the operation of its business. The terms of the Company's Preferred Stock restricts it from paying dividends with respect to the Company's Common Stock while shares of the Company's Preferred Stock remain outstanding unless the holders of a majority of the outstanding shares of the Company's Preferred Stock consent to such dividend.

 Directors and Executive Officers of the Company


                                                                   Director Term
     Name                 Age                 Position                Expiring
     ----                 ---                 --------                --------

 Robert G. Cross           47      Chairman of the Board of             1999
                                   Directors
 Dean W. Boyd              55      Vice Chairman of the Board of        1999
                                   Directors
 Robert L. Phillips        42      Chief Executive Officer,             1999
                                   President and Director
 Lawrence W. Hall          38      Executive Vice President,            1998
                                   Chief Operating Officer and
                                   Director
 Charles A. Johnson        47      Director                             1999
 William M. Wells          36      Director                             1998

      The business backgrounds and experience of the directors and principal executive officers of the Company are set forth below.

      Robert G. Cross has served as Aeronomics' Chairman and Chief Executive Officer since founding Aeronomics in 1984. Mr. Cross also served as Aeronomics' President from 1984 to 1994. Prior to 1984, Mr. Cross worked for Delta Air Lines where he was responsible for the design and implementation of Delta's revenue management program. Mr. Cross is the author of a book on Revenue Management entitled Revenue Management, Hard-Core Tactics for Market Domination and is the publisher of Scorecard/TM/, The Revenue Management Quarterly. Mr. Cross is an attorney with membership in both the Texas and Georgia Bar Associations.

      Dr. Dean W. Boyd is a founder of, and currently serves as Chairman of the Board of, DFI. During the 20 years since he helped found DFI, Dr. Boyd has served as Secretary, Business Area Manager, President, and, from 1990 through 1996, as Chief Executive Officer of DFI. Dr. Boyd currently serves as a senior consultant for DFI. Dr. Boyd has worked extensively with clients from around the world in all of DFI's practice areas. Dr. Boyd has a degree in Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. in Engineering-Economic Systems from Stanford University.

      Dr. Robert L. Phillips is President and Chief Executive Officer of DFI and has served in such capacity since September 1996. Prior to accepting this position, Dr. Phillips was a Senior Vice President and managed DFI's transportation and travel-related practice. During his 20 years with DFI, Dr. Phillips' consulting practice has included work with companies in a variety of industries including passenger and cargo airlines, rental cars, hotels, container shipping, trucking, energy, and manufacturing. Dr. Phillips holds a Ph.D. in Engineering-Economic Systems from Stanford University and undergraduate degrees in Mathematics and Economics from Washington State University.

      Lawrence W. Hall joined Aeronomics in July 1993 as a consultant within the hotel division. In December 1994, Mr. Hall was appointed President and Chief Operating Officer. Prior to July 1993, Mr. Hall served ITT Sheraton Corporation for ten years in various positions with his last five years as Director, Hotel Systems and Telecommunications. Mr. Hall has held positions on the American Hotel &

 Motel Association Technology Committee, the Marketing Advisory Committee at Cornell University, and as a director of Cresent Industries.

      William M. Wells is a Vice President and Secretary of DFI. Mr. Wells has been with DFI for eight years, with his areas of expertise including forecasting, scheduling, integrated planning, capital management, pricing and logistics. Mr. Wells holds a B.A. in History, Physics and Mathematics from Rutgers University and an M.A. in Applied Mathematics from the University of California at Berkeley.

      Charles A. Johnson has been a director of the Company since July 1995. Since 1993, Mr. Johnson has been a general partner of Noro-Moseley Partners III, L.P., an Atlanta-based venture capital firm. From 1992 to 1993, Mr. Johnson was an independent consultant. In 1983, Mr. Johnson co-founded Sales Technologies, Inc., a start-up software company that was acquired by Dun & Bradstreet in January 1989. Mr. Johnson served as Chief Executive Officer of Sales Technologies, Inc. from August, 1983 until February 1992. Prior to founding Sales Technologies, Inc., Mr. Johnson was a management consultant with McKinsey & Company and held a number of sales and marketing positions with Procter & Gamble.

      There are no family relationships among any of the directors or executive officers of the Company.

      For executive compensation information regarding the directors and executive officers of the Company, please see the information under the captions "Information About Aeronomics--Management-Executive Compensation" and "Information About DFI--Management--Executive Compensation."


 Certain Transactions

      As of March 31, 1997, all of Aeronomics' outstanding promissory notes and capital lease agreements are guaranteed by Robert G. Cross, Chairman and Chief Executive Officer of Aeronomics. Upon consummation of the Mergers, the Company anticipates that it will enter into new debt agreements that will include additional debt covenants in place of the shareholder guarantees. The Company is currently in negotiations with its banking partners but not does believe that this will have a material effect on its sources of capital.

      Mr. Cross is a party to a publishing agreement with The William Shinker Division of Bantam Doubleday Dell Publishing Group, Inc. to publish a manuscript entitled Revenue Management, Hard-Core Tactics for Market Domination. Mr. Cross has assigned his rights to the publishing agreement to Aeronomics during his service to Aeronomics. Royalty advances in the amount of $320,000 have been paid to Aeronomics and apply against future unit volume sales.


 Equity Securities of the Company

      The authorized capital stock of the Company consists of 43,000,000 shares of the Company's Voting Common Stock, 5,000,000 shares of the Company's Nonvoting Common Stock and 2,000,000 shares of the Company's Preferred Stock. As of the date of this Proxy Statement, no shares of the Company's capital stock have been issued. After giving effect to the Mergers, assuming no appraisal rights are exercised, there are expected to be outstanding 17,026,071 shares of the Company's Voting Common Stock held by 78 persons, 214,423 shares of the Company's Nonvoting Common Stock held by 44 persons, and 824,237 shares of the Company's Preferred Stock held by one person.

      No public trading market currently exists, or is expected to develop in the foreseeable future, with respect to the capital stock of the Company.


 Common Stock.

      The Company has authorized two classes of Common Stock: (i) Voting Common Stock, and (ii) Nonvoting Common Stock. The sole distinguishing characteristic between the two classes is that the holders of the Voting Common Stock will have voting rights, while the holders of the Nonvoting Common Stock will not. Unless expressly stated otherwise, any references in this Proxy Statement to the "Company's Common Stock" shall refer to both classes of stock. Holders of the Company's Voting Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of the Company's Voting Common Stock entitled to vote in any election of directors may elect all of the directors standing for election by holders of the Company's Voting Common Stock, with the exception of one director entitled to be elected by the holders of the Company's Preferred Stock.

      Holders of the Company's Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. On the liquidation, dissolution or winding up of the Company, the holders of the Company's Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of the Company's Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of the Company's Common Stock are, and the shares to be sold by the Company in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of the Company's Common Stock are subject to, and may be adversely affected by, the rights of the holders of the Company's Preferred Stock.

      Right of First Refusal. The Company's Common Stock is subject to a right of first refusal. The right of first refusal requires a stockholder who receives an offer from a third party to purchase his or her shares of the Company's Common Stock to first offer to sell such shares to the Company upon identical terms as the third party offer.

 Convertible Preferred Stock.

      Dividends. The holder of each share of the Company's Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Company, out of funds legally available for that purpose, dividends in cash equal to $.1944 per share of the Company's Preferred Stock per each fiscal quarter of the Company. Such dividends shall be cumulative and shall accrue from the original date of issuance of the Aeronomics Preferred Stock. Without the consent of the holders of a majority of the outstanding shares of the Company's Preferred Stock, no dividends may be paid with respect to the Company's Common Stock while shares of the Company's Preferred Stock remain outstanding. In no event may dividends be paid with respect to the Company's Common Stock unless all accrued dividends with respect to the Company's Preferred Stock shall have been paid.

      Voting Rights. All holders of the Company's Preferred Stock shall vote together as a single class to elect one member of the board of directors of the Company, with the holders of the Company's Voting Common Stock electing all remaining members of the board. For such purpose, each holder of the

 Company's Preferred Stock shall be entitled to the number of votes equal to the number of shares of the Company's Common Stock into which such share of the Company's Preferred Stock would be convertible on the record date for the vote or consent of stockholders. The holders of the Company's Preferred Stock shall not be entitled to any other voting rights other than the election of directors, unless required by law. In the event the Company fails for any reason to honor the redemption, conversion, or preemptive rights of the Company's Preferred Stock, or fails to comply with the protective provisions applicable to the Company's Preferred Stock and such failure continues for a period of 30 consecutive days, then for so long as the failure remains uncured, the holders of the Company's Preferred Stock shall be entitled at any annual meeting of the stockholders or any special meeting called for such purpose, voting together as a single class, to elect the smallest number of members of the board of directors necessary to constitute a majority, and the holders of the Company's Voting Common Stock, voting as a single class, shall elect the remaining directors. At any time after the Company cures any failure mentioned above, then the terms of office of all persons who were elected as directors by reason of such failure will immediately terminate and the number of directors shall be reduced accordingly.

      Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, or upon the sale of substantially all of the assets of the Company or upon a merger of the Company in which the Company is not the surviving entity (collectively a "Distribution Event"), the assets of the Company available for distribution to its stockholders will be distributed first to holders of the Preferred Stock, (i) in the case of a liquidation, dissolution or winding up of the Company, from any funds legally available for distribution to stockholders, and (ii) in the case of a sale or merger, from the proceeds available for distribution or payable to the stockholders by reason of such sale or merger, that portion of such funds equal to a fraction
 (x) the numerator of which is the number of votes to which the holder of such share of Preferred Stock is entitled by virtue of holding such share with respect to the election of the single director of the Company and (y) the denominator of which is the aggregate of the number of votes to which all holders of the Company's Preferred Stock and the Company's Voting Common Stock are entitled to vote by virtue of holding such shares of stock. In no event shall the amount payable to holders of the Company's Preferred Stock in the event of a Distribution Event be less than (i) the original issuance price of such shares, compounded at the rate of 20% per annum from the date of purchase until the date of distribution, less (ii) the aggregate amount of all dividends actually declared and paid on the Company's Preferred Stock from the date of issuance thereof. In the case of a Distribution Event, no accrued but undeclared dividends shall be payable with respect to the Company's Preferred Stock. The Aeronomics Merger will not constitute a Distribution Event.

      Conversion. The Company's Preferred Stock is convertible, at the holder's option, into fully paid and nonassessable whole shares of the Company's Nonvoting Common Stock at an initial conversion rate of one share of the Company's Nonvoting Common Stock per one share of the Company's Preferred
 Stock.   The Company's Preferred Stock shall be automatically converted into the Company's Nonvoting Common Stock upon the consummation of the Company's initial public offering, provided that (i) such offering shall have an aggregate offering price to the public of not less than $15,000,000 and a public offering price per share of not less than 2 1/2 times the "conversion price" then in effect (which as of the date of this Proxy Statement is equal to $2.43) and (ii) all accrued but unpaid dividends with respect to the Company's Preferred Stock shall be paid in full prior to such conversion. The conversion rate of the Company's Preferred Stock is subject to anti-dilution adjustments for issuance of the Company's Nonvoting Common Stock by the Company at a price that is less than the conversion price then in effect.

      Redemption. At any time after the fifth anniversary of the original issue date of the Company's Preferred Stock, the Company shall, upon the written request of any holder of the Company's Preferred Stock, redeem all shares of the Company's Preferred Stock held by such holder specified in such written request as shares to be redeemed at a redemption price equal to the appraised value of such shares. However, in no event shall the redemption price be less than (i) the original issuance price of such shares, plus a per annum rate of return for the period such shares have been outstanding equal to 20% of the original issuance price of such shares, less (ii) the aggregate amount of all dividends actually declared and paid on such shares from the date of issuance thereof, and no accrued but undeclared dividend shall be payable with respect to such shares.

      Preemptive Rights. The holders of the Company's Preferred Stock shall have the right of first refusal to purchase any new common stock or preferred stock of the Company and any rights, options or warrants to purchase any common stock or preferred stock, and any securities of any type whatsoever that are, or may become, convertible into common stock or preferred stock (collectively, "New Securities"). Preemptive rights shall not, however, be exercisable in relation to certain issuances of common stock or preferred stock, including limited numbers of issuances of common stock pursuant to the Company's employee benefit plans. Other than as provided above, each holder shall be entitled to purchase its pro-rata portion of any issued New Securities for the price and upon the general terms on which such New Securities are issued. All preemptive rights shall terminate immediately prior to a "Qualified Public Offering" of the Company. For such purposes, a Qualified Public Offering is defined as the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), covering the underwritten offer and sale of any series or class of common stock of the Company to the public having an offering price to the public of not less than $15,000,000 and a public offering price per share of not less than 2 1/2 times the then effective conversion price per share of the Company's Preferred Stock.

      Protective Provisions. Without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of the Company's Preferred Stock, the Company is not permitted to: (i) merge or consolidate with or into any other corporation or other entity (other than a wholly-owned subsidiary corporation with the requisite stockholder approval and where the stockholders, prior to such event, shall immediately thereafter comprise a majority interest of all holders of voting securities of the Company); (ii) sell or otherwise dispose, in any manner, of all or substantially all of its properties or assets; (iii) voluntarily dissolve, liquidate or wind up or carry out any partial liquidation, distribution or transaction in the nature of a partial liquidation or distribution; (iv) create or authorize the creation or increase the authorized amount of any additional class or series of stock, unless such stock ranks junior to the Company's Preferred Stock as to dividends, redemption and the distribution of assets upon liquidation, dissolution or winding up of the Company; (v) increase the authorized amount of the Company's Preferred Stock; increase the authorized amount of any additional class or series of shares of stock, unless the same ranks junior to the Company's Preferred Stock as to dividends, redemption and the distribution of assets on a liquidation, dissolution or winding up of the Company; or create or authorize any obligation or security convertible into shares of the Company's Preferred Stock or convertible into shares of any other class or series of stock, whether voting or nonvoting, regardless of whether any such creation, authorization or increase shall be by means of amendment to the certificate of incorporation, or by merger, consolidation or otherwise;
 (vi) amend or appeal any provisions of, or add any provision to, the Company's certificate of incorporation or bylaws, or file any certificate of designations, preferences and rights of any series of stock of the Company, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Company's Preferred Stock; (vii) pay any dividends with respect to any common stock; (viii) issue any additional voting capital stock of the Company; or (ix) amend the provisions of the Company's certificate of incorporation relating to the foregoing.

 Indemnification of Directors and Officers

      Pursuant to Section 102(b)(7) of the DGCL, the Company has included in its Certificate of Incorporation a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director except for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or improper redemption of the Company's stock under Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation further provides that in the event the DGCL is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the amended DGCL.

      Section 145 of the DGCL permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal action or proceeding, provided he had no reasonable cause to believe that his conduct was unlawful.

      The DGCL further permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving in such role in another enterprise at the request of the corporation. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by him, provided the officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests. However, no such person will be indemnified as to matters for which he is found to be liable to the corporation unless, and only to the extent that, indemnification is ordered by a court.

      The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company intends to obtain such insurance.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

 Security Ownership of Management and Principal Stockholders of the Company

      The following table sets forth certain information, immediately after giving effect to the Mergers, with respect to (i) each person expected to be a beneficial owner of more than five percent of the Company's Common Stock or Preferred Stock after the Mergers, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of Common Stock or Preferred Stock for each of the named stockholders and all directors and executive officers as a group assumes that shares of Common Stock that may be acquired within 60 days are outstanding.


                                                                    Number of
           Name                             Class of Stock           Shares       Percent of Class
           ----                            ----------------          ------       ----------------

Noro-Moseley Partners III, L.P/(1)/......     Preferred               824,237          100.0%
                                            Voting Common                 108              *
Robert G. Cross/(2)/.....................   Voting Common           2,461,957           14.1%
Patricia B. Cross/(2)/...................   Voting Common           2,350,736           13.5%
Robert L. Phillips/(3)/..................   Voting Common             386,823            2.2%
                                           Nonvoting Common               102              *
Dean W. Boyd/(3)/........................   Voting Common             328,400            1.9%
                                           Nonvoting Common               102              *
Lawrence W. Hall/(2)/....................   Voting Common              36,466              *
                                           Nonvoting Common      251,168/(4)/           14.7%
Charles A. Johnson/(5)/..................                 -                 -              -

William M. Wells/(3)/....................   Voting Common             128,326              *
                                           Nonvoting Common               102              *
All directors and executive
officers as a group (7 persons)..........     Preferred               824,237          100.0%
                                            Voting Common           5,692,816           32.6%
                                           Nonvoting Common      251,474/(4)/           14.7%

------------------
* represents less than one percent.

 (1) The address for Noro-Moseley Partners III, L.P. is 9 North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, GA 30327.
 (2) The address for Messrs. Cross and Hall and Mrs. Cross is 4751 Best Road, Suite 300, Atlanta, GA 30337.
 (3) The address for Messrs. Boyd, Phillips and Wells is 650 Castro Street, Suite 300, Mountain View, CA 94041.
 (4) Includes options to acquire 251,168 shares exercisable within 60 days of the date of this Proxy Statement.
 (5) Does not include shares owned of record by Noro-Moseley Partners III, L.P., of which Mr. Johnson may be deemed the beneficial owner. The address for Mr. Johnson is 9 North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, GA 30327.

                         INFORMATION ABOUT AERONOMICS

 Business of Aeronomics

      Aeronomics was founded in 1984 and provides software and consulting services to businesses which help them maximize revenues through predicting customer demand and optimizing the price and availability of their products. The dynamic process of coordinating forecasts of customer demand at minutely segmented market levels with real-time product price and availability changes is known as

 Revenue Management. The objective of Revenue Management is to maximize a company's revenues from its existing asset base.

      In its early years, Aeronomics was primarily a consulting firm which used the internal resources of its clients or third party programmers for software development to employ Aeronomics' intellectual capital. Over time, Aeronomics has become a developer of large, customized Revenue Management software applications. In order to leverage its intellectual capital and to position itself to grow rapidly with a high degree of consistent quality and reliability, Aeronomics has recently developed a disciplined approach to Revenue Management, which it has branded as the CriticalPath(TM) to Revenue Management success. The CriticalPath(TM) is a consistent methodology that takes a client through a set of well defined steps for the purpose of increasing the probability of success of a Revenue Management program. These steps are: awareness, education, foundation, implementation, assurance, assessment and enhancement. For each step within the CriticalPath, Aeronomics has established comprehensive sets of branded methodologies and software components designed to accelerate the adoption of Revenue Management techniques for its clients and maximize their return on investment. Aeronomics believes that this packaging of Revenue Management knowledge gives it a competitive advantage in obtaining new clients and leverage advantage in enabling Aeronomics to grow rapidly with bright people who are not necessarily skilled in Revenue Management. Significant components of the CriticalPath(TM) include:

      RMVision(TM) This is a one day seminar presented by an Aeronomics Revenue Management expert to the ten most senior officers of the client. The purpose is to enlighten senior managers about the potential for Revenue Management at their company and to provide them with a vision about how Revenue Management can benefit their company.

      Baseline(TM) This component supports the client's ascent up the Aeronomics CriticalPath(TM) while allowing Aeronomics the chance to gauge the likelihood of Revenue Management success with that specific client by determining how Revenue Management can potentially generate revenue based their ability to address the seven core concepts of Revenue Management. Aeronomics conducts on-site interviews, collects and analyzes relevant information and documents the findings so a cross-functional team of Revenue Management specialists can review them and make recommendations as to what will be required of the client to generate incremental revenue using Revenue Management techniques.

      SuccessPlan(TM) This component follows the CriticalPath(TM) by using the information gleaned from the BaseLine(TM) to identify, evaluate and address Revenue Management related issues with the intent of laying a sound business and technical foundation upon which a successful Revenue Management program can be built. Aeronomics' consultants make recommendations to enhance business practices and processes, organization structure and systems, technical architecture strategy, and overall revenue management application strategy. They will quantify potential revenue benefits attributable to enhancements. Software integration requirements and an implementation plan to include hardware, software, applications, resource, education and training requirements, along with a timeline and price estimate for future work are also included.

      SuccessPack(TM) This component is designed to help our client successfully implement Revenue Management in their organization through a package of products and services which address the people, automation, coordination, and knowledge of the client. It is a package of Revenue Management services and software built on an established core of software applications and delivery processes. Customization will be performed to meet the specific needs of the client. It can take from 6 months to 12 months depending on customization and integration requirements as specified in SuccessPlan(TM).

      RevenueMomemtum(TM) This component is designed to help the client maintain the effective implementation of Revenue Management so that it becomes a permanent practice within the organization. It is a package of ongoing technical, business and education services which assure continued success for the client and sustained revenue benefits.

      RevenueMonitor(TM) This component is used to quantify the revenue benefits the client has actually generated utilizing Revenue Management and identify the remaining revenue opportunity yet to be achieved. Aeronomics conducts one or a series of detailed studies to determine the revenue impact of current Revenue Management practices. Simulation analysis will be utilized to determine the amount of incremental revenue captured. The analysis will also quantify remaining revenue potential and identify the sources of such opportunities.

      Aeronomics' strategy has been to become the world's leader in providing Revenue Management solutions. It has also assumed a leadership role in creating market awareness of and demand for Revenue Management services. In doing so, it publishes Scorecard(TM), The Revenue Management Quarterly, and its Chairman, Robert G. Cross, has published the first book on the subject, entitled Revenue Management, Hard-Core Tactics for Market Domination. Aeronomics has performed services and developed large customized systems for over 100 clients. Past clients of Aeronomics include Delta Air Lines, Japan Airlines, Northwest Airlines, Virgin Atlantic Airlines, Marriott Corporation, Hilton Hotels, Embassy Suites, Walt Disney World, Royal Caribbean International, National Car Rental System, Alamo Rent A Car, Europcar, the American Broadcasting Company, and the Canadian Broadcasting Corporation.


 Management's Discussion and Analysis of Financial Condition and Results of Operations of Aeronomics

 General

      Aeronomics provides software and consulting services to businesses primarily in the travel related industries to help them maximize revenues through predicting customer demand and optimizing price and availability of products. Aeronomics provides these software and consulting services through a disciplined process which Aeronomics has branded as CriticalPath(TM) to revenue management success. See "Business of Aeronomics." Management's Discussion and Analysis should be read in conjunction with Aeronomics' historical financial statements included elsewhere herein.

      Aeronomics estimates that it will incur direct transaction costs of approximately $300,000 associated with the Aeronomics Merger, consisting of attorney and accounting fees and other costs related to the Aeronomics Merger. These nonrecurring costs will be charged to operations in the period in which the Aeronomics Merger is consummated. Aeronomics integration costs estimated at $250,000 will be expensed as incurred, which is anticipated to be primarily during the third and fourth quarters of 1997.

      At March 31, 1997, Aeronomics has a project backlog of approximately $8,000,000. This backlog represents future client billings for projects currently under contract in which Aeronomics is providing software and consulting services. These software and consulting services are scheduled for completion at various times over the next 18 months. The project backlog does not reflect all of the new business Aeronomics intends to sell or all of the revenues to be realized in 1997.

Results of Operations.

Three Months Ended March 31, 1997 compared to Three Months Ended March 31, 1996.

      Revenues. Revenues for the first three months of 1997 were $4,601,000, an increase of $1,966,000 over the $2,635,000 reported for the first three months of 1996. The increase in revenues between the comparable periods resulted from the significant incremental revenue generated by the software and services sold to rental car companies. Each of the industry segments that Aeronomics serves had revenue increases for the first three months of 1997 with rental car and cruise lines up $1,319,000; airlines up $346,000; hotels up $188,000 and others up $113,000. International revenues increased by $430,000, an increase of 52%, to $1,259,000, or 27% of total revenues. International revenues consisted primarily of services provided to clients in Europe, Japan, Australia, New Zealand and Canada.

      Cost of Revenue. Cost of revenue increased to $3,232,000 for the three months ended March 31, 1997 from $1,980,000 for the three months ended March 31, 1996, an increase of $1,252,000 or 63%. Cost of revenue includes costs that can be directly associated with the generation of revenue for a customer project and includes items such as direct labor, facilities expense, supplies, hardware and software costs as well as travel costs not reimbursed by the client. Cost of revenue increased primarily due to additional personnel and their associated costs resulting from an increase in the number of software and consulting projects. As a percentage of revenue, cost of revenue decreased slightly to 70% for the three months ended March 31, 1997 from 75% for the three months ended March 31, 1996 due to operational efficiencies from higher volumes.

      Selling and Marketing. Selling and marketing expenses were $693,000 for the first three months of 1997 as compared to $331,000 reported for the first three months of 1996, an increase of $362,000 or 109%. Selling and marketing expenses increased as a result of the Company's reorganization in June 1996, which established a full-time dedicated sales force.

      General and Administrative. General and administrative expenses were $558,000 for the first three months of 1997 as compared to $470,000 reported for the first three months of 1996, an increase of $88,000 or 19%. General and administrative expenses increased primarily due to additional personnel and their associated costs.

      Net Income. Net income increased to $134,000 for the first three months of 1997 from $3,000 for the first three months of 1996. As a percentage of revenue, net income increased to 3% for the first three months of 1997 as compared to 0.1% for the same period of the prior year.

Year Ended December 31, 1996 compared to Year Ended December 31, 1995.

      Revenues. Revenues for the year ended December 31, 1996 were $15,051,000, an increase of $7,684,000 over the $7,366,000 reported for the year ended December 31, 1995. The increase in revenues between the comparable periods resulted from the significant incremental revenue generated by the software and services sold to airlines, cruise lines and rental car companies. The revenue increases for the year 1996 compared to 1995 consisted of the following: rental car and cruise lines up $5,772,000; airlines up $2,756,000; hotels down $212,000 and others down $632,000. International revenues increased by $1,472,000, an increase of 81%, to $3,283,000 or 22% of total revenues. International revenues consisted primarily of services provided to clients in Europe, Japan, Australia, New Zealand and Canada.

      Cost of Revenue. Cost of revenue was $10,961,000 for the year ended December 31, 1996 as compared to $5,377,000 for the year ended December 31, 1995. As a percentage of revenue, cost of revenue remained at 73% for both years.

      Selling and Marketing. Selling and marketing expenses were $1,917,000 for the year ended December 31, 1996 as compared to $1,270,000 reported for the year ended December 31 1995, an increase of $647,000 or 51%. Selling and marketing expenses increased as a result of Aeronomics' reorganization in June 1996, which established a full-time dedicated sales force, and the increase in sales bonus expense due to the higher volume of contracts in 1996 as compared to 1995.

      General and Administrative. General and administrative expenses were $1,392,000 for the year ended December 31, 1996 as compared to $937,000 reported for the year ended December 31 1995, an increase of $455,000 or 49%. General and administrative expenses increased primarily due to additional personnel and their associated costs. As a percentage of revenue, general and administrative costs decreased to 9% in 1996 from 13% for 1995.

      Other Income. Other income for the year ended December 31, 1996 was comprised primarily of $240,000 in advance royalties received by Aeronomics for publication of Revenue Management, Hard-Core Tactics for Market Domination written by the Company's chairman, Robert G. Cross.

      Income Taxes. Aeronomics recorded $467,000 in income tax expense for the year December 31, 1996 with an effective tax rate of 48%. Income tax expense for 1996 includes a foreign tax credit carryforward of $65,000 and an offsetting valuation allowance on deferred tax assets of $65,000. Aeronomics recorded a benefit of $108,000 in 1995 due to its net operating loss position and has received a refund on income taxes previously paid.

      Net Income. Net income increased to $512,000 for the year ended December 31, 1996 from a net loss of $159,000 for the year ended December 31, 1995, an increase of $672,000. As a percentage of revenue, net income increased to 3% for the year ended December 31, 1996 as compared to (2%) for the year ended December 31, 1995.

Liquidity and Capital Resources.

     Aeronomics' primary sources of cash have been operating activities, borrowings and the sale of Aeronomics Voting Common Stock and Aeronomics Preferred Stock to Noro-Moseley Partners III, L.P. in 1995. Cash flows from operations were ($259,000) for the three months ended March 31, 1997; $1,141,000 for the year ended December 31, 1996, and ($277,000) for the year ended December 31, 1995. Aeronomics' primary uses of cash have been for working capital purposes and capital expenditures. Aeronomics has no outstanding firm commitments for capital expenditures with the exception of the liquidation of the Aeronomics' Preferred Stock. Aeronomics does intend to purchase a new client/server computer in the amount of $220,000 and to finance the purchase with a promissory note.

     At March 31, 1997, Aeronomics had short-term and long-term debt of $1,375,000 compared to short-term and long-term debt of $845,000 at December 31, 1996. Short-term and long-term debt consists of promissory notes and capital lease agreements used to finance computer equipment purchased by Aeronomics as well as cubicles used in its office space expansion. Aeronomics also has a $1,500,000 line of credit with the Bank of Coweta, an affiliate of Synovus Bank of Georgia. Aeronomics' line of credit matures on September 30, 1997, carries an interest rate of prime rate plus 1% and limits the borrowings to 70% of its outstanding accounts receivables balance. Aeronomics had borrowings against its credit line of $1,103,000 at March 31, 1997 and $303,000 at December 31, 1996.

     Aeronomics believes that working capital and amounts available under its line of credit are sufficient to meet its anticipated capital and liquidity needs. Aeronomics does not believe that inflation historically has had a material effect on its results of operations.

Capital Stock of Aeronomics

     No public market has ever existed with respect to the capital stock of Aeronomics. The outstanding shares of Aeronomics Voting Common Stock are held of record by four persons, the outstanding shares of Aeronomics Nonvoting Common Stock are held of record by 44 persons and the outstanding shares of Aeronomics Preferred Stock are held by one person. Aeronomics has not declared or paid dividends with respect to any class of its capital stock during its two most recently completed fiscal years. The terms of the Aeronomics Preferred Stock restrict it from paying dividends with respect to the Aeronomics Common Stock while shares of the Aeronomics Preferred Stock are outstanding unless the holders of a majority of the Aeronomics Preferred Stock consent to such dividend.

Security Ownership of Management and Principal Stockholders of Aeronomics

     The following table sets forth certain information, as of June 1, 1997, with respect to (i) each person known by Aeronomics to be a beneficial owner of more than five percent of its capital stock, (ii) each director and executive officer of Aeronomics, and (iii) all directors and executive officers of Aeronomics as a group. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of capital stock for each of the named stockholders and all directors and executive officers as a group assumes that shares of capital stock that the stockholder or directors and executive officers as a group may acquire within 60 days are outstanding.




                                                                         Number of Shares   Percent of
                                                                         ----------------   ----------
           Name                                         Class of Stock                        Class
           ----                                         --------------                        -----
Noro-Moseley Partners III,                                Preferred           443,019         100.0%
 L.P./(1)/...................................           Voting Common              58           8.3%

Robert G. Cross/(2)/.........................           Voting Common             270          38.7%
                                                       Nonvoting Common     1,350,000          27.1%

Patricia B. Cross/(2)/.......................           Voting Common             270          38.7%
                                                       Nonvoting Common     1,289,000          25.9%

Paul S. Swope, Jr./(2)/......................           Voting Common             100          14.3%


                                                                              Number of Shares   Percent of
                                                                              ----------------   ----------
           Name                                          Class of Stock                            Class
           ----                                          --------------                            -----
                                                         Nonvoting Common       511,826/(3)/       10.3%

Graham E. Young/(2)/.........................            Nonvoting Common       481,750/(4)/        9.7%

Richard D. Niggley/(2)/......................            Nonvoting Common       236,187/(5)/        4.7%

Lawrence W. Hall/(2)/........................            Nonvoting Common       155,000/(6)/        3.1%

James L. Edwards/(2)/........................            Nonvoting Common        29,333/(7)/          *

Charles A. Johnson/(8)/

All directors and executive                               Voting Common             370            53.0%
officers as a group (6
persons)/(8)(9)/.............................            Nonvoting Common     2,282,346/(9)/       45.8%

--------------------------
*     represents less than one percent.
/(1)/ The address for Noro-Moseley Partners III, L.P. is 9 North Parkway,
      4200 Northside Parkway, N.W., Atlanta, GA 30327.
/(2)/ The address for Messrs. Cross, Swope, Young, Hall and Edwards is 4751
      Best Road, Suite 300, Atlanta, GA 30337.
/(3)/ Includes options for 24,000 shares exercisable within 60 days from the date of this Proxy Statement.
/(4)/ Includes options for 11,500 shares exercisable within 60 days from the date of this Proxy Statement.
/(5)/ Includes options for 34,000 shares exercisable within 60 days from the date of this Proxy Statement.
/(6)/ Includes options for 135,000 shares exercisable within 60 days from the date of this Proxy Statement.
/(7)/ Includes options for 29,333 shares exercisable within 60 days from the date of this Proxy Statement.
/(8)/ Does not include shares owned of record by Noro-Moseley Partners III, L.P., of which Mr. Johnson may be deemed the beneficial owner. The address for Mr. Johnson is 9 North Parkway, 4200 Northside Parkway, N.W., Atlanta, GA 30327.
/(9)/ Includes options to acquire 222,333 shares exercisable within 60 days from the date of this Proxy Statement.

Executive Compensation

     The following table sets forth certain summary information with respect to the compensation for services rendered to Aeronomics earned in 1996 by the directors and executive officers of the Company who earned in excess of $100,000 (the "Aeronomics Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation
                              -------------------


Name and Principal                                           Other
  Position with                                              Annual              All Other
  the Company           Year     Salary($)    Bonus($)    Compensation($)     Compensation($)
  -----------           ----     --------     --------    ---------------     ---------------
Robert G. Cross         1996     $120,000     $189,059        $2,618              $3,000(1)
  Chairman of the
  Board of
  Directors

Lawrence W. Hall        1996     $115,000      $80,750        $1,005              $3,000(1)
  Executive Vice-
  President, Chief
  Operating Officer
  & Director

---------------------------
(1) Consists of contributions by Aeronomics allocated to such person's account in the Aeronomics Incorporated 401(k) and Profit Sharing Plan.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning options granted to the Aeronomics Named Executive Officers during the year ended December 31, 1996.



                      Number of      % of Total
                     Securities     Options/SARs
                     Underlying      Granted to
                    Options/SARs     Employees      Exercise or Base     Expiration
Name                 Granted (#)   in Fiscal Year     Price($/Sh)           Date
----                -------------  --------------   -----------------    ----------
Robert G. Cross          --             --                 --                --

Lawrence W. Hall      15,000/(1)/        4.1%             $3.30          12/31/00
                      60,000/(1)/       16.4%             $4.60          12/31/01

_________________
(1)  Consists of shares of Aeronomics Nonvoting Common Stock.

Options Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1996, by the Aeronomics Named Executive Officers.


                                                               Number of
                                                              Securities      Value of
                                                              Underlying     Unexercised
                                                             Unexercised     In-the-Money
                                                             Options/SARs    Options/SARs
                                                             at FY-End(#)    at FY-End($)
                    Shares Acquired on                       Exercisable/    Exercisable/
Name                    Exercise(#)      Value Realized($)  Unexercisable   Unexercisable
----                ------------------   ----------------   --------------  --------------
Robert G. Cross            --                   --                --              --
Lawrence W. Hall         20,000              $59,000           135,000/(1)/   $175,500/(1)/

 (1)     All such options are currently exercisable.

                             INFORMATION ABOUT DFI

Business of DFI

     Founded in 1977 with headquarters in Mountain View, California, DFI specializes in the practical application of management sciences to help businesses use their information to make better decisions throughout their organizations. DFI provides consulting services and designs, develops, and licenses decision support systems designed to improve profitability and performance of its clients in management areas including integrated planning, pricing strategy, revenue and yield management, capital asset investment planning, asset utilization planning and management, logistics, and inventory management. DFI provides high quality, customized systems, tools, and services to its worldwide clientele, using an integrated, system-wide approach to maximizing their clients' revenue, profitability, and customer satisfaction. In addition, DFI provides its clients with continuing support and training for its systems and tools.

     For example, DFI's revenue management and pricing decision support systems for companies in the airline, freight, hospitality, energy, and other industries utilize information technology, management sciences, and business experience for the purpose of improving product and service pricing and optimizing utilization of assets ranging from cargo containers and rental cars to energy distribution systems. These systems are typically used by client personnel to make thousands of pricing, product availability, and asset allocation decisions every day.

     DFI is a privately held, employee-owned company. Substantially all employees are shareholders either directly or via an employee stock ownership plan. DFI employs a staff of over 140 in its Mountain View headquarters and in other offices located in Washington, DC and London, England. Of its total staff, approximately 110 are consulting and technical professionals who provide consulting services and design, develop, and implement decision support systems, as well as providing training and support services. Of these, about two-thirds have substantial academic credentials and provide expertise in business and in quantitative disciplines such as management science and operations research; the remaining third are specialists in software engineering and information technology, with both academic and professional credentials in computer sciences, software engineering, and related disciplines. Over 75% of DFI's consulting professionals have graduate degrees in pertinent disciplines.

Management's Discussion and Analysis of Financial Condition and Results of Operations of DFI

General

     DFI provides management consulting, software, contract research, software development and expert testimony services to a wide range of clients, which are primarily in the transportation/travel related and energy industries. Management's Discussion and Analysis should be read in conjunction with DFI's historical financial statements included elsewhere herein.

     DFI estimates that it will incur direct transaction costs of approximately $300,000 associated with the DFI Merger, consisting of attorney and accounting fees and other costs related to the DFI Merger. These nonrecurring costs will be charged to operations in the period in which the DFI Merger is consummated. DFI integration costs estimated at $250,000 will be expensed as incurred, which is anticipated to be primarily during the third and fourth quarters of 1997.

Results of Operations

Three Months Ended March 31, 1997 compared to Three Months Ended March 31, 1996.

     Revenues. Revenues were $5,137,000 for the three months ended March 31, 1997 compared to $5,120,000 for the three months ended March 31, 1996, an increase of $17,000 or 0.3%.

     Cost of Revenues. The cost of revenues were $2,810,000 for the three months ended March 31, 1997 as compared to $3,010,000 for the three months ended March 31, 1996, a decrease of $200,000 or 7%. This decrease was primarily attributed to a greater mix of high fee projects in 1997.

     Selling and Marketing. Selling and marketing expenses were $347,000 for the three months ended March 31, 1997 as compared to $413,000 for the three months ended March 31, 1996, a decrease of $66,000 or 16%. This decrease is attributed to DFI placing greater emphasis on long term revenue management and related engagements for large private accounts which require a lower marketing effort relative to the revenue generated.

     General and Administrative. General and Administrative expenses were $1,909,000 for the first three months of 1997 as compared to $1,491,000 for the first three months of 1996, an increase of $418,000 or 28%. The increase primarily results from higher recruiting costs and professional development costs.

     Interest Income (or Expense). Net interest expense for the three months ended March 31, 1997 was $5,000 as compared to net interest income of $16,000 for the three months ended March 31, 1996, a net change of $21,000. The net increase in interest expense is attributed to increases in DFI's note payable to Bank of America and an increase in amounts borrowed under DFI's revolving bank line of credit.

     Income Taxes. Income taxes were $29,000 for the three months ended March 31, 1997 as compared to $95,000 for the three months ended March 31, 1996, a decrease of $66,000 or 69%. The changes in taxes are due to variations in taxable income.

     Net Income. Net income decreased to $38,000 for the first three months of 1997 from $126,000 for the first three months of 1996. As a percentage of revenue, Net income decreased to 1% for the first three months of 1997 as compared to 2% for the same period of the prior year.

Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995.

     Revenues. Revenues for the year ended December 31, 1996 were $19,895,000 as compared to $21,423,000 for the year ended December 31, 1995, a decrease of $1,528,000 or 7%. This decrease is attributed to lower revenues in the Energy and related industries which was partially offset by revenue increases in the Transportation and Travel Related industries.

     Cost of Revenues. Cost of revenues for the year ended December 31, 1996 were $11,407,000 as compared to $12,812,000 for the year ended December 31, 1995, a decrease of $1,405,000 or 11%. Compared to revenues, the disproportionate decrease in cost of revenues is attributed to a decrease in other direct costs, primarily comprised of travel costs, which have a relatively small mark up.

     Selling and Marketing. Selling and marketing expenses were $1,675,000 for the year ended December 31, 1996 as compared to $2,059,000 for the year ended December 31, 1995, a decrease of $384,000 or 19%. This decrease is attributed to DFI placing greater emphasis on long term revenue management and related engagements for large private accounts which require a lower marketing effort relative to the revenue generated.

     General and Administrative. General and administrative expenses were $6,842,000 for the year ended December 31, 1996 compared to $5,262,000 for the year ended December 31, 1995, an increase of $1,580,000 or 30%. This increase is due to expenses related to DFI's Information Technology program, increases in legal fees, recruiting costs and professional development costs.

     Interest Income (or Expense). Net interest income for the year ended December 31, 1996 was $39,000 as compared to net interest expense of $12,000 for the year ended December 31, 1995, a net change of $51,000. The net increase in interest income is attributed to an increase in the notes receivable from the DFI ESOP.

     Income Taxes. Income taxes were $4,000 for the year ended December 31, 1996 as compared to $551,000 for the year ended December 31, 1995, a decrease of $547,000 or 99%. The changes in taxes are due to variations in taxable income.

     Net Income. Net income decreased to $6,000 for the year ended December 31, 1996 from $727,000 for the year ended December 31, 1995. As a percentage of revenue, Net income decreased to 0% for the year ended December 31, 1996 as compared to 3% for the year ended December 31, 1995.

Liquidity and Capital Resources

     DFI's liquidity is primarily provided by the utilization of a short-term $2,000,000 revolving bank line of credit from Bank of America and by internally generated funds. Sources of internally generated funds include a retention of a portion of earnings and depreciation.

     The need for short term borrowings under the line of credit generally increases during the first and third quarter of each year. This is attributed to bonus payments in the first quarter and bonus plus pension contribution payments in the third quarter. Historically, the cash flow from operations have been used to repay these bank borrowings.

     Long term financing is provided by a note payable to Bank of America. This financing has primarily been used to fund notes receivable from the DFI ESOP. During 1996, the note payable was restructured resulting in $947,000 in proceeds. These proceeds, plus additional available funds, were loaned to the DFI ESOP in 1996 resulting in an increase in the notes receivable from the DFI ESOP.

     Capital requirements consist primarily of expenditures for expanding and replacing DFI's computer equipment. They also include the repurchase of common stock. During 1996, the purchase of property and equipment totaled $894,000 compared to $405,000 in 1995. The increase is attributed to investments in high end UNIX based development and data base servers, software development tools, and data base management systems. In addition, DFI Common Stock repurchases totaled $717,000 in 1996 and $148,000 in 1995. The DFI Common Stock repurchases are principally related to separation agreements with former employees. The funds for these expenditures have been provided from operations and bank borrowings.

     DFI may be required to repurchase shares of DFI Common Stock at the option of its shareholders pursuant to certain put rights contained in buy/sell agreements or as part of the shares held in the DFI ESOP. Such put rights may be exercised by a shareholder only upon the termination of such shareholders' employment with DFI. Based on DFI's historical practice, DFI does not believe that such repurchase obligations will have a significant impact on its capital resources or liquidity.

Capital Stock

     No trading market has ever existed with respect to the capital stock of DFI. The outstanding shares of DFI's Voting Common Stock are held of record by 37 persons, and the outstanding shares of DFI's Nonvoting Common Stock are held of record by 44 persons. DFI has never declared or paid dividends with respect to any class of its capital stock. DFI is prohibited from paying cash dividends under the terms of its revolving credit line.

Security Ownership of Management and Principal Stockholders of DFI

     The following table sets forth certain information, as of June 11, 1997, with respect to (i) each person known by DFI to be a beneficial owner of more than five percent of its capital stock, (ii) each director and executive officer of DFI, and (iii) all directors and executive officers of DFI as a group. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of capital stock for each of the named stockholders and all directors and executive officers as a group assumes that shares of capital stock that the stockholder or directors and executive officers as a group may acquire within 60 days are outstanding.



           Name                                        Class of Stock        Number of Shares        Percent of Class
           ----                                        --------------        ----------------        ----------------
Robert L. Phillips/(1)/.........................       Voting Common            3,774/(2)/                 4.4%
                                                      Nonvoting Common              1                        *

Dean W. Boyd/(1)/...............................       Voting Common            3,204/(3)/                 3.8%
                                                      Nonvoting Common              1                        *

William M. Wells/(1)/...........................       Voting Common            1,252/(4)/                 1.5%
                                                      Nonvoting Common              1                        *

Robert A. Marshalla/(1)/........................       Voting Common            2,642/(5)/                 3.1%
                                                      Nonvoting Common              1                        *

David Cohan/(1)/................................       Voting Common             2,777/(6)/                3.3%
                                                      Nonvoting Common               1                       *

Carol H. Redfield/(1)/..........................       Voting Common             1,511/(7)/                1.8%
                                                      Nonvoting Common               1                       *

Anne E. Smith/(1)/..............................       Voting Common             1,531/(8)/                1.8%
                                                      Nonvoting Common               1                       *

All directors and
executive officers as a                                Voting Common            32,988/(9)/               38.7%
group (17 persons)/(9)/.........................         Nonvoting                  16                       *

 _______________________

*    represents less than one percent.

(1) The address for Messrs. Boyd, Phillips, Wells, Marshalla and Cohan and for Ms. Redfield and Ms. Smith is 650 Castro Street, Suite 300, Mountain View, CA 94041
(2)  Includes 785 shares allocated to Dr. Phillips' account under the DFI
     ESOP.
(3)  Includes 244 shares allocated to Dr. Boyd's account under the DFI ESOP.
(4)  Includes 443 shares allocated to Mr. Wells' account under the DFI ESOP.
(5)  Includes 169 shares allocated to Dr. Marshalla's account under the DFI
     ESOP.
(6)  Includes 705 shares allocated to Dr. Cohan's account under the DFI
     ESOP.
(7)  Includes 487 shares allocated to Ms. Redfield's account under the DFI
     ESOP.
(8)  Includes 143 shares allocated to Dr. Smith's account under the DFI
     ESOP.
(9)  Includes 6,845 shares allocated to such persons' accounts under the DFI
     ESOP.

Executive Compensation

     The following table sets forth certain summary information with respect to the compensation for services rendered to DFI earned in 1996 by the directors and executive officers of the Company who earned in excess of $100,000 (the "DFI Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                Annual Compensation
                -------------------


Name and Principal
  Position with
  the Company              Year     Salary($)     Bonus($)     All Other Compensation($)
  -----------              ----     --------      --------     -------------------------
Robert L. Phillips         1996     $155,309       $66,242           $32,418/(1)/
  Chief Executive
  Officer, President
  and Director

Dean W. Boyd               1996     $161,309      $109,818           $13,731/(1)/
  Vice Chairman
  of the Board
  of Directors

William M. Wells           1996      $92,772       $10,083           $22,181/(1)/
  Director

-----------------------------
(1) Consists of contributions by the Company allocated to such person's account in the DFI ESOP.

Options Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1996, by the DFI Named Executive Officers.

                                                                Number of
                                                                Securities          Value of
                                                                Underlying         Unexercised
                                                               Unexercised        In-the-Money
                                                               Options/SARs        Options/SARs
                                                               at FY-End(#)        at FY-End($)
                      Shares Acquired on      Value             Exercisable/       Exercisable/
Name                      Exercise(#)       Realized($)        Unexercisable     Unexercisable/(//1)/
----                      -----------       -----------        -------------     --------------------
Dean W. Boyd                 19               $757                -/157               -/$9,920

Robert L. Phillips           --                 --                  --                    --

William M. Wells            100             $5,723                -/470              -/$81,799

 -----------------------
(1)  Based on December 31, 1996 market value of $174.04 per share.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of the Company's Common Stock being offered will be passed upon for the Company by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.

                                    EXPERTS

     The financial statements of Aeronomics Incorporated as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The financial statements of DFI included elsewhere in the Proxy Statement have been audited by Shilling & Kenyon, Inc., independent auditors, as set forth in their reports with respect thereto. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                     Page
Financial Statements of Aeronomics Incorporated:

     Report of Independent Auditors................................................  F-2

     Balance Sheets as of December 31, 1996 and March 31, 1997 (unaudited).........  F-3

     Statements of Operations for the Years Ended December 31, 1995 and 1996 and
     the Three-Month Periods Ended March 31, 1996 (unaudited) and 1997
     (unaudited)...................................................................  F-4

     Statements of Shareholders' Deficit for the Years Ended December 31, 1995
     and 1996 and the Three-Month Period Ended March 31, 1997 (unaudited)..........  F-5

     Statements of Cash Flows for the Years Ended December 31, 1995 and 1996 and
     the Three-Month Periods Ended March 31, 1996 (unaudited) and 1997
     (unaudited)...................................................................  F-6

     Notes to Financial Statements.................................................  F-7


Financial Statements of Decision Focus Incorporated:

     Report of Independent Auditors................................................  F-21

     Balance Sheets as of December 31, 1996 and March 31, 1997 (unaudited).........  F-22

     Statements of Income for the Years Ended December 31, 1995 and 1996 and the
     Three-Month Periods Ended March 31, 1996 (unaudited) and 1997 (unaudited).....  F-24

     Statements of Stockholders' Deficit for the Years Ended December 31, 1995 and
     1996 and the Three-Month Period Ended March 31, 1997
     (unaudited)...................................................................  F-25

     Statements of Cash Flows for the Years Ended December 31, 1995 and 1996 and
     the Three-Month Periods Ended March 31, 1996 (unaudited) and 1997
     (unaudited)...................................................................  F-26

     Notes to Financial Statements.................................................  F-28


Unaudited Pro Forma Consolidated Condensed Financial Statements of
DFI/Aeronomics Incorporated:

     Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31,
     1997..........................................................................  F-37

     Unaudited Pro Forma Consolidated Condensed Statements of Operations for the
     Years Ended December 31, 1995 and 1996 and the Three-Month Periods Ended
     March 31, 1996 and 1997.......................................................  F-38

                          Independent Auditors' Report


The Board of Directors
Aeronomics Incorporated:

We have audited the accompanying balance sheet of Aeronomics Incorporated as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aeronomics Incorporated as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                  KMPG PEAT MARWICK LLP

Atlanta, Georgia
April 8, 1997

                            AERONOMICS INCORPORATED
                                 Balance Sheets
                                 --------------

                                                      December 31,   March 31,
                                                         1996          1997
                                                         ----          ----
                                                                    (unaudited)
                Assets (notes 4 and 5)
                ----------------------
Current assets:
    Cash and cash equivalents (note 8(b))             $ 1,659,736    2,370,775
    Trade receivables:
       Trade and contract, less allowance
        for doubtful accounts of $69,036
        in 1996 and 1997                                3,205,010    2,977,704
       Unbilled costs and accrued earnings
        on uncompleted contracts (note 2)               1,042,678      780,678
    Income tax refund receivable                                -      108,002
    Deferred income tax asset (note 7)                     85,098       85,098
    Prepaid expenses and other current
     assets                                               120,758       80,440
                                                       ----------    ---------
                Total current assets                    6,113,280    6,402,697
                                                       ----------    ---------

Property and equipment, at cost (note 3)                3,353,353    3,716,167
    Less accumulated depreciation and
     amortization                                       1,714,155    1,827,254
                                                       ----------    ---------
                Property and equipment, net             1,639,198    1,888,913
                                                       ----------    ---------
                                                      $ 7,752,478    8,291,610
                                                       ==========    =========

        Liabilities and Shareholders' Deficit
        -------------------------------------

Current liabilities:
    Trade accounts payable                            $   768,275      869,455
    Note payable to bank (note 4)                         302,800    1,102,799
    Current installments of long-term debt
     and capital lease obligations (note 5)               231,586      335,843
    Billings in excess of costs and accrued
     earnings on uncompleted contracts (note 2)         1,609,372      949,029
    Income tax payable (note 7)                           462,748            -
    Accrued expenses                                    1,324,666    1,416,467
                                                       ----------    ---------
                Total current liabilities               4,699,447    4,673,593

Long-term debt and capital lease obligations,
    excluding current installments (note 5)               613,561    1,038,731
                                                       ----------    ---------
                Total Liabilities                       5,313,008    5,712,324
                                                       ----------    ---------

Preferred stock, redeemable, convertible;
 $.0001 par value. Authorized 1,000,000 shares,
 443,019 shares issued and outstanding (note 6)         2,533,354    2,633,352

Shareholders' deficit (notes 4,5, and 6):
    Common stock:
       Series A: $.01 par value. Authorized
        10,000,000 shares, issued and
        outstanding 698 in 1996 and in 1997                     7            7
       Series B: $.0001 par value. Authorized
        10,000,000 shares, issued and
        outstanding 4,375,615 in 1996 and
        4,378,615 in 1997                                     438          438
       Additional paid-in capital                               -        6,000
       Accumulated deficit                                (94,329)     (60,511)
                                                       ----------    ---------
                Total shareholders' deficit               (93,884)     (54,066)
                                                       ----------    ---------
       Commitments (notes 2,4,5,6, and 8)             $ 7,752,478    8,291,610
                                                       ==========    =========

See accompanying notes to financial statements.

                            AERONOMICS INCORPORATED
                            Statements of Operations
                            ------------------------

                                               Years Ended                   Three Months Ended
                                               December 31                       March 31,
                                               ------------                      ---------
                                            1995         1996              1996             1997
                                            ----         ----              ----             ----
                                                                        (unaudited)      (unaudited)
Revenue (note 9)                          $ 7,366,488   15,050,674       $ 2,634,624        4,601,215
Cost of revenue                             5,376,530   10,960,819         1,980,303        3,231,933
                                           ----------   ----------        ----------        ---------
        Gross Profit                        1,989,958    4,089,855           654,321        1,369,282
                                           ----------   ----------        ----------        ---------

Operating expenses:
     Selling and marketing                  1,269,962    1,916,868           330,766          692,726
     General and administrative               937,388    1,392,044           470,482          558,183
                                           ----------   ----------        ----------        ---------
        Total operating expenses            2,207,350    3,308,912           801,248        1,250,909
                                           ----------   ----------        ----------        ---------

        Operating income (loss)              (217,392)     780,943          (146,927)         118,373

Interest income (expense), net                (84,163)     (72,158)          (11,059)         (30,664)
Other income                                   34,143      270,082           161,233          136,107
                                           ----------   ----------        ----------        ---------
        Income (loss) before income taxes    (267,412)     978,867             3,247          223,816

Income tax expense (benefit) - (note 7)      (108,000)     466,599                -            90,000
                                           ----------   ----------        ----------        ---------

        Net income (loss)                 $  (159,412)     512,268       $     3,247          133,816
                                           ==========   ==========        ==========        =========

See accompanying notes to financial statements.


                                                      AERONOMICS INCORPORATED
                                                Statements of Shareholders' Deficit
                                                -----------------------------------

                   Years ended December 31, 1995 and 1996, and the three months ended March 31, 1997 (unaudited)
                   ---------------------------------------------------------------------------------------------

                              Common Stock           Common Stock
                              -----------            ------------                                      Retained
                                Series A               Series B            Additional                  earnings          Total
                                --------               --------             paid-in      Treasury    (accumulated    shareholders'
                             Shares   Amount      Shares       Amount       capital       Stock        deficit)        (deficit)
                             ------   ------      ------       ------       -------       -----        --------        ---------
Balance at December 31,
 1994                          1,000      $10     4,453,143       $445        113,542    (515,726)        396,080           (5,649)

Issuance of Series A
 common stock in private
 placement transaction,
 net of costs (note 6 (c))        58        1             -          -            262           -               -              263
Accrual of dividends and
 accretion of discount on
 redeemable preferred
 stock (note 6 (c))                -        -             -          -              -           -        (174,460)        (174,460)

Exercise of stock options,
 net of shares tendered
 (note 6 (d))                      -        -        81,939          9         27,241           -               -           27,250
Net loss                           -        -             -          -              -           -        (159,412)        (159,412)
                              ------   ------        ------     ------         ------      ------        --------         --------
Balance at December 31,
 1995                          1,058       11     4,535,082        454        141,045    (515,726)         62,208         (312,008)


Accrual of dividends and
 accretion of discount on
 redeemable preferred
 stock (note 6 (c))                -        -             -          -              -           -        (399,996)        (399,996)

Exercise of stock options,
 net of shares tendered
 (note 6 (d))                      -        -       137,646         14        105,838           -               -          105,852
Retirement of treasury
 stock                          (360)      (4)     (297,113)       (30)      (246,883)    515,726        (268,809)               -
Net Income                         -        -             -          -              -           -         512,268          512,268
                              ------   ------        ------     ------         ------      ------         -------          -------
Balance at December 31,
 1996                            698        7     4,375,615        438              -           -         (94,329)         (93,884)


Accrual of dividends and
 accretion of discount on
 preferred stock (unaudited)       -        -             -          -              -           -         (99,998)         (99,998)

Exercise of stock options
 (unaudited)                       -        -         3,000          -          6,000           -               -            6,000
Net income (unaudited)             -        -             -          -              -           -         133,816          133,816
                              ------   ------        ------     ------         ------      ------         -------          -------
Balance at March 31, 1997
 (unaudited)                     698      $ 7     4,378,615      $ 438          6,000           -         (60,511)         (54,066)
                                 ===        =     =========        ===          =====      ------         =======          =======

See accompanying notes to financial statements.

                            AERONOMICS INCORPORATED
                            Statements of Cash Flows
                            ------------------------

                                                                        Years Ended               Three Months Ended
                                                                       December 31,                   March 31,
                                                                 -------------------------  ------------------------------
                                                                     1995         1996           1996            1997
                                                                 ------------  -----------  ---------------  -------------
                                                                                            (unaudited)      (unaudited)
Cash flows from operating activities:
   Net income (loss)                                              $ (159,412)     512,268      $     3,247        133,816
   Adjustments to reconcile net income (loss) to net cash
      (used in) provided by operating activities:
      Depreciation and amortization                                  276,341      358,744           70,605        113,458
      Loss on disposal of equipment                                       -            -                -           2,626
      Deferred income tax benefit                                   (108,000)    (109,098)              -              -
      (Increase) decrease in:
          Trade and contract receivables                            (510,196)  (2,380,310)      (1,035,550)       227,306
          Unbilled costs and accrued earnings on uncompleted
             contracts                                                93,364     (418,012)         (21,052)       262,000
          Income tax refund receivable                                69,080       68,600               -        (108,002)
          Other assets                                               (34,983)     (64,973)          26,180         40,318
      Increase (decrease) in:
          Accounts payable                                           (80,803)     380,471           52,177        101,180
          Billings in excess of costs and accrued earnings on
             uncompleted contracts                                   370,120    1,141,423          233,618       (660,343)
          Income tax payable                                              -       462,748               -        (462,748)
          Other accrued expenses                                    (192,223)   1,189,609          503,974         91,801
                                                                  ----------   ----------      -----------      ---------
        Net cash (used in) provided by operating activities         (276,712)   1,141,470         (166,801)      (258,588)
                                                                  ----------   ----------      -----------      ---------

Cash used in investing activities - capital expenditures            (293,907)  (1,162,884)        (193,728)      (365,799)
                                                                  ----------   ----------      -----------      ---------

Cash flows from financing activities:
    Borrowings under (repayment of) note payable to bank, net        263,000     (392,201)          50,079        799,999
    Proceeds from issuance of long-term debt                          78,079      460,194          310,641        611,293
    Principal payments on long-term debt                            (455,359)    (244,230)        (120,067)       (81,866)
    Proceeds from issuance of Series A common stock and
         redeemable preferred stock                                1,959,161           -                -              -
    Proceeds from exercise of stock options                           27,250      105,852               -           6,000
                                                                  ----------   ----------      -----------      ---------
        Net cash provided by (used in) financing activities        1,872,131      (70,385)         240,653      1,335,426
                                                                  ----------   ----------      -----------      ---------

        Net increase (decrease) in cash and cash equivalents       1,301,512      (91,799)        (119,876)       711,039

Cash and cash equivalents at beginning of period                     450,023    1,751,535        1,751,535      1,659,736
                                                                  ----------   ----------      -----------      ---------

Cash and cash equivalents at end of period                       $ 1,751,535    1,659,736     $  1,631,659      2,370,775
                                                                  ==========   ==========      ===========      =========

Cash paid during the period for interest                         $   121,734      151,236     $     31,477         50,035
                                                                  ==========   ==========      ===========      =========

See accompanying notes to financial statements.

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements

                           December 31, 1995 and 1996


(1) Summary of Significant Accounting Policies
    ------------------------------------------

   (a) Business and Basis of Presentation
       ----------------------------------

       Aeronomics Incorporated (the "Company") provides revenue management solutions, primarily computer software applications and consulting services, to airlines, hotels, rental car companies, and other industries which enables clients to maximize their revenues by forecasting demand and optimizing the price and availability of their products and services.

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses for the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       Information as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 is unaudited. In the opinion of management, all adjustments considered necessary for the fair presentation of the unaudited financial statements of the Company as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 have been included.

   (b) Revenue and Cost Recognition
       ----------------------------

       The Company's revenues are derived primarily from fixed-price customer contracts which generally include licensing computer software to customers and providing consulting services which provide customers with a tailored software and revenue management solution. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. Contract costs include all direct and indirect costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenues derived from contracts to provide services on a time and materials basis are recognized as the related services are performed.

       The asset "unbilled costs and accrued earnings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability "billings in excess of

                                                                 (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


       costs and accrued earnings on uncompleted contracts" represents billings in excess of revenues recognized.

   (c) Cash and Cash Equivalents
       -------------------------

       The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

   (d) Property and Equipment
       ----------------------

       Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

   (e) Software Development
       --------------------

       The Company's policy is to expense all software development costs associated with establishing technological feasibility which the Company defines as completion of beta testing. Because of the insignificant amount of costs incurred by the Company between completion of beta testing and customer release, the Company has not capitalized any software development costs in the accompanying financial statements.

   (f) Income Taxes
       ------------

       The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements

   (g) Stock-Based Compensation
       ------------------------

       Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense generally would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which encourages entities to recognize as compensation expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosures for employee stock options grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures under the provisions of SFAS No. 123 (see note 6(d)).

   (h) Impairment of Long-Lived Assets
       -------------------------------

       The Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS No. 121"), on January 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by a company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles held for sale, other than those related to discontinued operations, be reported at the lower of carrying amount or fair value less cost to sell. The Company's adoption of SFAS No. 121 did not have an impact on its 1996 financial statements.


   (i) Reclassifications
       -----------------

       Certain amounts in the accompanying 1995 financial statements have been reclassified to conform to the presentation adopted in the 1996 financial statements.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


(2)  Costs and Accrued Earnings on Uncompleted Contracts
     ---------------------------------------------------

     Costs and accrued earnings on uncompleted contracts at December 31, 1996 are summarized as follows:

         Cumulative costs incurred and accrued
          earnings on uncompleted contracts                       $ 9,496,606
         Less Cumulative billings                                  10,063,300
                                                                  -----------

                                                                  $  (566,694)
                                                                  ===========

     These amounts are shown in the accompanying balance sheet as follows:

         Unbilled costs and accrued earnings on
          uncompleted contracts                                   $ 1,042,678
         Billings in excess of costs and accrued
          earnings on uncompleted contracts                        (1,609,372)
                                                                  -----------

                                                                  $  (566,694)
                                                                  ===========

(3)  Property and Equipment
     ----------------------

     Property and equipment consist of the following at December 31, 1996:


         Leasehold improvements                                   $   190,233
         Furniture and fixtures                                       690,796
         Computer equipment                                         2,158,934
         Computer software                                            313,390
                                                                   ----------
                                                                    3,353,353
         Less accumulated depreciation and
          amortization                                              1,714,155
                                                                   ----------

                 Property and equipment, net                      $ 1,639,198
                                                                   ==========

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


(4)  Note Payable to Bank
     --------------------

     The Company maintains a revolving credit facility which provides $1,500,000 in borrowing availability, subject to the terms of the facility, at an interest rate of prime rate plus 1% with interest payable monthly and all amounts due by the maturity date on September 30, 1997. The facility is secured by all tangible and intangible assets of the Company and the personal guarantee of a shareholder. At December 31, 1996, the Company had borrowings of $302,800, pursuant to the terms of the facility at an interest rate of 9.10%.

(5)  Long-Term Debt and Capital Lease Obligations
     --------------------------------------------

     Long-term debt and capital lease obligations at December 31, 1996 consists of the following:


      Notes payable to a commercial bank,
       with monthly payments ranging from
       $2,167 to $8,333 plus interest at the
       prime rate plus 1%, due through
       August 1999; secured by the assets
       and the equipment of the Company and a
       personal guarantee by a shareholder        $437,287
      Discounted note payable to individual,
       with monthly payments of $2,700 through
       December 1996, $2,970 through December 1997,
       $3,300 through December 1998, and $3,500
       through December 2003, including imputed
       interest at 8.19%                           213,091
      Capital lease obligations due February
       2001 with monthly payments ranging from
       $147 to $2,546, including imputed interest
       at 13.50%                                   194,769
                                                 ---------
          Total long-term debt and capital
           lease obligations                       845,147

      Less current installments of long-term
       debt and capital lease obligations          231,586
                                                 ---------
            Long-term debt and capital lease
             obligations, excluding current
             installments                        $ 613,561
                                                 =========

     On January 30, 1997, the Company entered into an additional capital lease obligation in the amount of $111,196 with monthly payments of $2,891 including imputed interest of 11.32%.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


     On March 12, 1997, the Company entered into an additional promissory note in the amount of $500,097 with a commercial bank at an interest rate of prime rate plus 1%. The promissory note matures March 11, 2000, and is secured by the assets and equipment of the Company and a personal guarantee by a shareholder.

     The future maturities of long-term debt and capital lease obligations at December 31, 1996, including the $111,196 and $500,097 in subsequent borrowings described above, for the next five years and thereafter are summarized as follows:


         Year ending December 31,
         ------------------------

               1997                        $  358,864
               1998                           445,788
               1999                           365,006
               2000                           167,099
               2001                            42,656
               Thereafter                      77,027
                                           ----------

                                           $1,456,440
                                           ==========

(6)  Shareholders' Deficit and Redeemable Preferred Stock
     ----------------------------------------------------

     (a)  Classes of Common Stock
          -----------------------

          Holders of Series B Common Stock, $.0001 par value, generally have identical rights as the holders of Series A Common Stock, $.01 par value, with the exception of voting rights. Holders of Series B Common Stock, $.0001 par value, are not entitled to vote on any matter unless otherwise required by law.

          Each share of the Series B Common Stock, $.0001 par value, shall be automatically converted to one share of Series A Common Stock, $.01 par value, upon the closing of an underwritten public offering, as defined.

     (b)  Amendment to the Articles of Incorporation
          ------------------------------------------

          (i) Authorized Shares and Series A Common Stock
              -------------------------------------------

              On July 24, 1995, the Company's Articles of Incorporation were amended to designate the Company's $1 par value common stock as Series A, changing its par value from $1 to $.01, and to increase the number of authorized shares of stock that the Company can issue to 21 million shares which includes authority to issue up to 10 million shares of the newly designated $.01 par value Series A

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


              Common Stock, 10 million shares of the $.0001 par value Series B Common Stock, and 1 million shares of a $.0001 par value Redeemable Preferred Stock with designations, powers, preferences, and rights as described below. All shareholders' deficit amounts included herein have been retroactively restated to reflect the change in par value.

        (ii)  Redeemable Preferred Stock
              --------------------------

              The Redeemable Preferred Stock includes dividend rights which provide for the holders to be paid dividends at an annual rate of $0.3616 per share on a quarterly basis when and if declared by the Company's Board of Directors. Such dividends are cumulative and accrue from the original issue date and prohibit the Company from paying dividends on its common stock until all dividends have been paid on the Redeemable Preferred Stock.

              The Redeemable Preferred Stock also includes liquidation rights which provide, upon liquidation of the Company, for the holders to be paid an amount equal to original amount invested plus a 20% compounded annual return less any dividends paid under the dividends rights described above. The Redeemable Preferred Stock is nonvoting, except that the holders are entitled to elect one member to the Company's Board of Directors.

              The holders of the Redeemable Preferred Stock may convert their shares into the Series B Common Stock at any time. The conversion price is equivalent to one share of Series B Common Stock for each share of Redeemable Preferred Stock subject to adjustment. Furthermore, the terms of the Redeemable Preferred Stock require conversion to Series B Common Stock in the event of an initial public offering meeting certain criteria. The holders of the Redeemable Preferred Stock also received certain other rights including, but not limited to, certain registration rights with respect to their investment.

              The holders of Redeemable Preferred Stock are entitled to require the Company to redeem their shares for cash five years from the date of issuance. The redemption price shall be the appraised value of the Company, as defined in the agreement, but in no event will the redemption price be less than the original invested amount plus a 20% compounded annual return on the invested amount less any dividends paid.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


   (c)  Sale of Redeemable Preferred and Common Stock
        ---------------------------------------------

        On July 25, 1995, the Company sold 443,019 shares of the newly designated Redeemable Preferred Stock and 58 shares of Series A Common Stock, resulting in net proceeds to the Company of $1,959,161. The Company has allocated the net proceeds based upon the relative fair values of the stock issued, which resulted in $1,958,898 being allocated to the Redeemable Preferred Stock and $263 being allocated to the Series A Common Stock. The Company has also reflected the accrual of dividends and the accretion of the original issue discount (difference between invested amount plus accrued dividends and the redemption amount) on the Redeemable Preferred Stock through an increase in its carrying value and a charge to retained earnings. The original issue discount is being accreted using the straight-line method from the original issuance date through the redemption date of July 2000.

   (d)  Stock Option Plan
        -----------------

        The Company maintains the Aeronomics Incorporated Incentive Stock Option Plan (the "Option Plan") to provide key employees with additional incentive to promote the Company's financial success and to remain in the employ of the Company. The Company has reserved 733,530 shares of its Series B Common Stock for issuance under the terms of the Option Plan. The Option Plan provides for the granting of options to employees to acquire Series B Common Stock at an exercise price determined by the Company's Board of Directors, but in no event shall the exercise price of the options granted be less than the estimated fair market value of the underlying common stock at the date of grant. Stock options granted prior to February 5, 1996 have three-year terms and vest and become fully exercisable immediately upon the date of grant. On February 5, 1996, the Option Plan was amended to increase the stock option terms to five years and provide for vesting over a three-year period from the employee's anniversary date.

        In December 1996, the Company's Board of Directors voted to increase the number of shares of the Company's Series B Common Stock reserved for issuance under the terms of the Option Plan from 733,530 shares to 926,530 shares. In January 1997, the Company's Board of Directors voted to increase the number of shares of the Company's Series B Common Stock reserved for issuance under the terms of the Option Plan from 926,530 shares to 1,126,530 shares and voted to grant 118,936 option shares to employees of the Company.

        The per share weighted-average fair value of stock options granted during 1995 and 1996 was $.33 and $1.02 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1995 -dividend yield of 0%,

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


     expected volatility of 0%, risk-free interest rate of 5.9% and an expected life of three years; 1996 - dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 5.9% and an expected life of five years.

     The Company applies APB Opinion No. 25 in accounting for its Option Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net (loss) income would have been (increased) reduced to the pro forma amounts indicated below:

                                                         1995       1996
                                                         ----       ----

       Net (loss) income                 As reported  $(159,412)   512,268
                                         Pro forma     (266,961)   234,881

     The following table summarizes Option Plan activity for the years ended
     December 31, 1995 and 1996:

                                                                       Exercise price
                                                            Shares       per share
                                                            ------       ---------
      Options outstanding at December 31, 1994               292,500      $0.50-$1.00
      Granted                                                325,000      $2.00-$3.25
      Canceled                                               (73,500)     $0.50-$2.00
      Exercised                                              (88,000)     $0.50-$2.00
                                                           ---------
      Options outstanding at December 31, 1995               456,000      $1.00-$3.25

      Granted                                                366,700      $3.30-$4.60
      Canceled                                               (18,000)     $2.00-$3.30
      Exercised                                             (148,516)     $1.00-$3.30
                                                           ---------
      Options outstanding at December 31, 1996               656,184      $2.00-$4.60
                                                           =========

      Options available for grant at
       December 31, 1996                                      38,830
                                                              ======

 At December 31, 1996, the weighted-average remaining contractual life
 of outstanding options was 2.98 years.   At December 31, 1995 and 1996, the
 number of options exercisable was 456,000 and 540,447, respectively, and the weighted-average exercise price of those options was $1.74 and $3.01, respectively.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


(7)  Income Taxes
     ------------

     The provision for income taxes includes income taxes deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

     Income tax (benefit) expense for the years ended December 31, 1995 and 1996 consists of:


                                          1995              1996
                                       ----------         --------

            Current:
             Federal                   $        -          382,019
             State                              -           80,729
             Foreign                            -          112,949
                                       ----------         --------
                                                -          575,697
                                       ----------         --------
            Deferred:
             Federal                      (96,600)         (91,854)
             State                        (11,400)         (17,244)
                                       ----------         --------
                                         (108,000)        (109,098)
                                       ----------         --------

                                       $ (108,000)         466,599
                                       ==========         ========

     The following is a summary of the difference between the income tax (benefit) expense as shown in the statements of operations and the income tax (benefit) expense that would result from applying the statutory Federal income tax rate of 34% to (loss) income before income taxes:


                                                              1995        1996
                                                              ----        ----

       Income tax (benefit) expense at statutory
         Federal income tax rate                           $  (90,920)   332,815
       Increase (decrease) resulting from:
         State income tax (benefit) expense,
           net of Federal income tax effect                    (7,524)    41,900
         Increase in valuation allowance for
           deferred income tax assets                           -         64,949
         Other, net                                            (9,556)    26,935
                                                           ----------    -------

           Actual income tax (benefit) expense             $ (108,000)   466,599
                                                           ==========    =======

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


     The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities at December 31, 1996 are presented below:


        Deferred income tax assets:
          Foreign tax credit carryforward                      $   64,949
          Allowance for doubtful accounts                          26,234
          Bonus accrual                                            34,545
          Section 481 change in accounting method from
           the cash to accrual method and deferred
           revenue recognition for tax                            154,211
          Accrued expenses                                        299,250
                                                               ----------
           Gross deferred income tax assets                       579,189

          Valuation allowance                                     (64,949)
                                                               ----------
              Deferred income tax assets, net
                of valuation allowance                            514,240
                                                               ----------
        Deferred income tax liabilities:
          Contract accounting                                    (356,020)
          Property and equipment, principally
            due to differences in depreciation                    (73,122)
                                                               ----------
              Total deferred income tax liabilities              (429,142)
                                                               ----------

              Net deferred income tax asset                    $   85,098
                                                               ==========

     Under SFAS No. 109, deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance is then established to reduce the deferred income tax assets to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) taxable income in the current year or prior years that is available through carryback, (2) future taxable income that will result from the reversal of existing taxable temporary differences, and (3) future taxable income generated by future operations. The Company has a foreign income tax credit carryforward of $64,949 at December 31, 1996. The ultimate realization of the deferred

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


     income tax asset related to the foreign tax credit is dependent upon the generation of foreign taxable income. Because of the uncertainties that the Company will generate taxable income sufficient to realize the benefits of the Company's foreign tax credit carryforward, the Company has provided a valuation allowance against substantially all of the foreign tax credit carryforward. The Company believes that realization of the net deferred income tax assets recorded at December 31, 1996 is more likely than not, considering the valuation allowance.

(8)  Commitments
     -----------

     (a)  Employee Benefit Plan
          ---------------------

          The Company maintains a contributory defined contribution 401(k) profit sharing plan (the "Plan") for the benefit of all eligible employees. The Company amended the Plan in April 1996 to include employer contributions. The Plan requires the Company to match the participant's contribution on a dollar-for-dollar basis up to 2% of the participant's annual wages. The Company accrued and paid $96,538 to the Plan during 1996.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


     (b)  Lease Commitments
          -----------------

          The Company is obligated under noncancelable operating lease agreements for office facilities and equipment through 2001. The Company's obligation under its office facilities lease agreement requires the Company to assign to the lessor a certificate of deposit of $94,878 in which $18,975 would be released each year on September 1, beginning September 1, 1994. As a result, $37,950 of the Company's cash and cash equivalents is restricted at December 31, 1996.

          Future minimum lease payments under all noncancelable operating lease agreements with remaining terms in excess of one year in the aggregate and for the next five years are shown as follows:


                   Year ending December 31,
                   ------------------------

                             1997                            $   880,158
                             1998                                578,756
                             1999                                 50,958
                             2000                                  8,322
                             2001                                  1,338
                                                               ---------

                                                             $ 1,519,532
                                                               =========

          Rental expense for cancelable and noncancelable operating leases was approximately $547,000 and $691,000 for the years ended
          December 31, 1995 and 1996, respectively.

(9)  Major Customers and International Revenue
     -----------------------------------------

     (a)  Major Customers
          ---------------

          For the year ended December 31, 1995, two customers accounted for 23% and 14% of revenue, respectively.

          For the year ended December 31, 1996, three customers accounted for 18%, 15%, and 11% of revenue, respectively.

                                                                     (Continued)

                            AERONOMICS INCORPORATED

                         Notes to Financial Statements


     (b)  International Revenue
          ---------------------

          Revenue and percentage to total revenue for selected geographic regions for the years ended December 31, 1995 and 1996 are summarized as follows:

                                                  1995                             1996
                                                  ----                             ----
                                         Amount       Percentage          Amount       Percentage
                                         ------       ----------          ------       ----------

     United States                     $ 5,555,684           75%       $ 11,767,471           78%
     Europe                              1,051,485           14%          1,638,993           11%
     Japan                                       -            -             873,495            6%
     Australia and New Zealand             197,150            3%            646,132            4%
     Canada                                562,169            8%            124,583            1%
                                       -----------          ----       ------------          ----

             Total                     $ 7,366,488          100%       $ 15,050,674          100%
                                       ===========          ====       ============          ====

(10) Subsequent Event (Unaudited)
     ----------------------------

     On June 3, 1997, the Company signed a merger agreement with Decision Focus Incorporated by which the two companies will be merged into a newly formed company pursuant to the merger agreement. The Company believes that the transaction will be accounted for as a pooling of interests and is anticipated to close in the third quarter of 1997.

                          Independent Auditors' Report



To the Stockholders
Decision Focus, Incorporated and Subsidiaries

We have audited the accompanying consolidated balance sheet of Decision Focus, Incorporated and subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' deficit and cash flows for each of the years in the two year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decision Focus, Incorporated and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                  SHILLING & KENYON, INC.


San Jose, California
February 25, 1997

                  Decision Focus Incorporated and Subsidiaries

                          Consolidated Balance Sheets



                                     Assets

                                          December 31,   March 31,
                                              1996         1997
                                          ------------  -----------
                                                        (unaudited)
CURRENT ASSETS
       Cash                                 $  432,683  $  231,197
       Accounts receivables - Notes 3,
        4 and 10                             4,967,156   4,485,701
       Unbilled receivables - Notes 3,
        4 and 10                               720,650   1,714,285
       Refundable income taxes                 492,173     134,241
       Other receivables                        37,805      56,774
       Prepaid expenses                        313,066     235,068
                                        --------------- ----------
           Total current assets              6,963,533   6,857,266
                                        --------------- ----------

PROPERTY AND EQUIPMENT - Notes 3 and 4
      Computer equipment                     3,852,400   3,967,217
      Office furniture and fixtures            742,381     744,333
      Leasehold improvements                    74,461     132,710
                                        --------------- ----------
                                             4,669,242   4,844,260
      Less accumulated depreciation and
       amortization                          3,437,794   3,588,740
                                        --------------- ----------

                                             1,231,448   1,255,520
                                        --------------- ----------

OTHER ASSETS
      Note receivable - Note 2                 200,000     200,000
      Deposits                                  29,259      29,259
      Deferred income taxes - Note 7            16,000      16,000
                                         --------------- ----------

                                               245,259     245,259
                                        --------------- ----------

                                            $8,440,240  $8,358,045
                                        =============== ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                  Decision Focus Incorporated And Subsidiaries

                          Consolidated Balance Sheets

                     Liabilities And Stockholders' Deficit



                                                 December 31,   March 31,
                                                     1996         1997
                                                ------------  -------------
                                                               (unaudited)
CURRENT LIABILITIES
       Note payable to bank - Note 3               $350,000     $1,000,000
       Current portion of long-term debt            418,907        416,223
       Accounts payable                             115,921        127,361
       Advance payments from customers              294,736        116,079
       Accrued expenses - Notes 5 and 8           3,218,018      2,761,273
       Income taxes payable                          16,401         53,013
       Deferred income taxes - Note 7                39,208         39,208
                                                ------------  -------------

       Total current liabilities                  4,453,191      4,513,157
                                                ------------  -------------

LONG-TERM DEBT, less current portion -
 Note 4                                           1,611,776      1,409,080
                                                ------------  -------------

REDEEMABLE COMMON STOCK - Notes 8 and 9
         Common stock under Buy/Sell
          Agreements                              1,822,142      1,816,354
   Common stock held in ESOP                      9,424,440      9,424,440
   Less notes receivable from ESOP               (2,466,667)    (2,366,667)
                                                ------------  -------------
                                                  8,779,915      8,874,127
                                                ------------  -------------

COMMITMENTS - Note 6

STOCKHOLDERS' DEFICIT - Notes 3, 4, 8
 and 9
         Common stock, Class A, $1.50
          par value, 1,000,000 shares
          authorized                                131,856        131,856
         Common stock, Class B, $1.50
          par value, 500,000 shares
          authorized                                  3,843          3,183
     Paid-in capital                              1,025,901      1,021,598
     Retained earnings                            3,680,340      3,645,838
     Less redeemable common stock               (11,246,582)   (11,240,794)
                                                ------------  -------------
                                                 (6,404,642)    (6,438,319)
                                                ------------  -------------
                                                 $8,440,240     $8,358,045
                                                ============  =============


  The accompanying notes are an integral part of these consolidated financial statements.

                  DECISION FOCUS INCORPORATED AND SUBSIDIARIES

                       Consolidated Statements of Income

                                              Years Ended            Three Months Ended
                                              December 31,                March 31,
                                                                         (unaudited)
                                       -------------------------   ----------------------
                                           1995          1996         1996        1997
                                       -----------   -----------   ----------  ----------
REVENUES -- Note 10                    $21,422,997   $19,895,108   $5,119,721  $5,137,236

COST OF REVENUES
      Salaries and wages                10,452,357     9,922,553    2,584,728   2,457,720
      Other                              2,359,385     1,484,358      425,404     351,909
                                       -----------   -----------   ----------  ----------
                                        12,811,742    11,406,911    3,010,132   2,809,629
                                       -----------   -----------   ----------  ----------

GROSS MARGIN                             8,611,255     8,488,197    2,109,589   2,327,607
                                       -----------   -----------   ----------  ----------

OPERATING EXPENSES
      Selling and Marketing              2,058,824     1,674,586      413,221     346,678
      General and Administrative         5,262,315     6,842,490    1,490,637   1,908,537
                                       -----------   -----------   ----------  ----------
                                         7,321,139     8,517,076    1,903,858   2,255,215
                                       -----------   -----------   ----------  ----------

OPERATING INCOME (LOSS)                  1,290,116       (28,879)     205,731      72,392

INTEREST INCOME (EXPENSE), NET             (11,986)       39,097       15,611      (5,442)
                                       -----------   -----------   ----------  ----------

INCOME BEFORE INCOME TAXES               1,278,130        10,218      221,342      66,950

PROVISION FOR INCOME TAXES -- Note 7       551,000         4,000       95,000      29,000
                                       -----------   -----------   ----------  ----------

NET INCOME                             $   727,130   $     6,218   $  126,342  $   37,950
                                       ===========   ===========   ==========  ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                  Decision Focus Incorporated And Subsidiaries

                Consolidated Statements of Stockholders' Deficit

Years Ended December 31, 1995 and 1996 and for the Three Months Ended March 31,
                                1997 (Unaudited)

                                               Common Stock
                               -------------------------------------------                             Redeemable        Total
                               Class A                  Class B               Paid-in     Retained       Common      Stockholders'
                                Shares      Amount       Shares    Amount     Capital     Earnings        Stock         Deficit
                               --------  -------------  --------  --------  -----------  -----------  -------------  --------------
BALANCE, January 1, 1995        87,000       $130,500     7,580   $11,371   $  656,675   $3,730,599   $ (9,926,125)    $(5,396,980)

Issuance of 1,338 Shares of
 Class B Common Stock            -              -         1,338     2,007      157,162        -              -             159,169

Repurchase Shares of Common
 Stock - Note 9                   (804)        (1,206)      (98)     (147)     (15,781)    (130,404)         -            (147,538)

Conversion of Shares of
 Class A Common Stock           (1,876)        (2,814)    1,876     2,814        -            -              -               -

Change in Redeemable Common
 Stock                           -              -         -         -            -            -         (1,053,111)     (1,053,111)

Tax Benefit from Stock
 Options Exercised               -              -         -         -           33,395        -              -              33,395

Net Income                       -              -         -         -            -          727,130          -             727,130
                               -------   ------------    ------   -------   ----------   ----------   ------------     -----------
BALANCE, December 31, 1995      84,320        126,480    10,696    16,045      831,451    4,327,325    (10,979,236)     (5,677,935)

Issuance of Restricted Shares
 of Common Stock - Note 9          938          1,407        12        18      156,000        -              -             157,425

Issuance of 691 Shares of
 Class B Common Stock            -              -           691     1,037       78,105        -              -              79,142

Repurchase Shares of Common
 Stock - Note 9                 (2,112)        (3,169)   (4,079)   (6,119)     (54,170)    (653,203)         -            (716,661)

Conversion of Shares of
 Class B Common Stock            4,758          7,138    (4,758)   (7,138)       -            -              -               -

Change in Redeemable Common
 Stock                           -              -         -         -            -            -           (267,346)       (267,346)

Tax Benefit from Stock
 Options Exercised               -              -         -         -           14,515        -              -              14,515

Net Income                       -              -         -         -            -            6,218          -               6,218
                               -------   ------------    ------   -------   ----------   ----------   ------------     -----------
BALANCE, December 31, 1996      87,904        131,856     2,562     3,843    1,025,901    3,680,340    (11,246,582)     (6,404,642)

Repurchase Shares of Common
 Stock                           -              -          (440)     (660)      (4,303)     (72,452)         -             (77,415)

Change in Redeemable Common
 Stock                           -              -         -         -            -            -              5,788           5,788

Net Income                       -              -         -         -            -           37,950          -              37,950
                               -------   ------------    ------   -------   ----------   ----------   ------------     -----------
BALANCE, March 31, 1997
 (Unaudited)                    87,904       $131,856     2,122   $ 3,183   $1,021,598   $3,645,838   $(11,240,794)    $(6,438,319)
                               =======   ============    ======   =======   ==========   ==========   ============     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  Decision Focus Incorporated And Subsidiaries

                     Consolidated Statements of Cash Flows


                                                  Years Ended           Three Months Ended
                                                  December 31,               March 31,
                                                                            (unaudited)
                                            -----------------------   ----------------------
                                               1995         1996         1996         1997
                                            ----------  -----------   ----------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net income                                $ 727,130   $     6,218   $  126,342   $  37,950

  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
     Depreciation and amortization            494,496       561,708      122,625     154,974
     Bad debt expense                           5,000         -            -           -
     Loss (gain) on disposal of assets          2,382        (5,280)       -           -
     Deferred income taxes                   (157,053)      213,909        -           -
     Tax benefit from stock options
      exercised                                33,395        14,515        -           -

     Change in operating assets and
      liabilities:
     Receivables                             (894,776)    1,630,301    1,359,136    (531,149)
     Refundable income taxes                   53,547      (381,671)      82,921     357,932
     Prepaid expenses                           6,513      (177,411)      51,639      77,998
     Deposits                                  (2,500)      (19,128)       -           -
     Accounts payable                         372,986      (316,293)    (414,985)     11,440
     Advance payments from customers          175,400      (299,116)    (192,356)   (178,657)
     Accrued expenses                          53,908        31,711     (687,397)   (456,745)
     Income taxes payable                                    16,401       12,079      36,612
                                            ----------  -----------   ----------   ---------
       Net cash provided by operating
         activities                           870,428     1,275,864      460,004    (489,645)
                                            ----------  -----------   ----------   ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
     Purchase of property and equipment      (405,427)     (893,768)    (141,269)   (179,046)
     Issuance of note receivable                           (200,000)       -           -
     Increase in notes receivable
      from ESOP                                (6,030)   (1,540,637)    (229,365)      -
     Payments on notes receivable
      from ESOP                               395,000       429,583       98,750     100,000
     Proceeds from sale of property
      and equipment                            17,007        12,144        -           -
                                            ----------  -----------   ----------   ---------
       Net cash provided by (used for)
        investing activities                      550    (2,192,678)    (271,884)    (79,046)
                                            ----------  -----------   ----------   ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                  Decision Focus Incorporated And Subsidiaries

                     Consolidated Statements of Cash Flows
                                  (Continued)


                                                                       Years Ended              Three Months Ended
                                                                       December 31,                 March 31,
                                                                                                   (unaudited)
                                                                -------------------------------------------------------
                                                                     1995        1996          1996            1997
                                                                  ----------  ----------  --------------  --------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
---------------------------
     Net increase in note payable to bank                                 -     350,000               -         650,000
     Principal payments on long-term debt                          (415,513)   (317,486)       (104,017)       (205,380)
     Proceeds from long-term debt                                     4,439     946,667               -               -
     Issuance of common stock                                       159,169     236,567          13,174               -
     Repurchase of common stock                                    (147,538)   (716,661)       (320,946)        (77,415)
                                                                  ---------   ---------       ---------       ---------
          Net cash provided by (used for)
           financing activities                                    (399,443)    499,087        (411,789)        367,205
                                                                  ---------   ---------       ---------       ---------

NET INCREASE (DECREASE) IN CASH                                     471,535    (417,727)       (223,669)       (201,486)

CASH, beginning of period                                           378,875     850,410         850,410         432,683
                                                                  ---------   ---------       ---------       ---------

CASH, end of period                                               $ 850,410   $ 432,683       $ 626,741       $ 231,197
                                                                  =========   =========       =========       =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
INFORMATION
     Cash paid during the period for:
                                                                    1995        1996            1996            1997
                                                                    ----        ----            ----            ----

          Income taxes                                            $ 618,000   $ 141,000       $       -       $       -
                                                                  =========   =========       =========       =========

          Interest                                                $ 164,000   $ 136,000       $  28,000       $  57,000
                                                                  =========   =========       =========       =========



  The accompanying notes are an integral part of these consolidated financial statements.

                  Decision Focus Incorporated And Subsidiaries

                   Notes To Consolidated Financial Statements

                           December 31, 1995 And 1996



  NOTE 1: Description Of Operations And Summary Of Significant Accounting
          ---------------------------------------------------------------
          Policies
          --------

          (a) Decision Focus Incorporated (the Company) was incorporated under the laws of the State of California in January, 1977. The Company provides management consulting, software, contract research, software development, and expert testimony services to a wide range of clients, which are primarily in the transportation/travel related and energy industries. The majority of the Company's customers are in the United States, however, the Company does have foreign customers, mainly in Europe, which are primarily in the transportation industry.

              The Company currently maintains offices in Washington D.C. and London and the central corporate office in Mountain View, California. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries which have insignificant activity. All inter-company accounts and transactions have been eliminated in consolidation.

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of reported amounts of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

              Information as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 is unaudited. In the opinion of management, all adjustments considered necessary for the fair presentation of the unaudited financial statements of the Company as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 have been included.

          (b) The Company recognizes revenue on its uncompleted long-term contracts by the "percentage of completion" method. Under this method, revenues are determined by the relationship that total contract costs incurred to date bear to total estimated costs. Any anticipated losses on contracts are recognized in the period the loss becomes known.

          (c) Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 9 years. Leasehold improvements are amortized over the shorter of the lease term or estimated useful lives.

          (d) For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                  Decision Focus Incorporated And Subsidiaries


                   Notes To Consolidated Financial Statements
                                  (Continued)

                           December 31, 1995 and 1996


  NOTE 1: Description Of Operations And Summary Of Significant Accounting
          ---------------------------------------------------------------
          Policies (Continued)
          --------------------

  Cash equivalents are maintained with high quality financial institutions, the composition and maturities of which are regularly monitored by management.

          (e) Concentration of credit risk with respect to accounts receivable are considered to be limited due to the Company's customer base and the diversity of its geographic revenue areas. The Company performs ongoing credit evaluations of its customers' financial condition.

          (f) The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

          (g) In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company's 1996 year end. SFAS No. 123 allows companies which have stock-based compensation arrangements with employees to adopt a new fair-value basis of accounting for stock options and other equity instruments, or to continue to apply the existing accounting rules under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," with additional financial statement disclosures. The Company plans to continue to account for stock-based compensation arrangements under APB Opinion No. 25. The Company does not anticipate SFAS No. 123 will have a material impact on its financial position, results of operations or cash flows.

          (h) Certain reclassifications have been made to the 1995 consolidated financial statements to conform to 1996 presentation.


  NOTE 2: Note Receivable
          ---------------

          The Company has an unsecured $200,000 note receivable with interest at 10%. The entire principal balance is due and payable on November 1, 1999.

          In connection with the above note, the Company entered into a software distribution and license agreement dated November, 1996, with a software company. Commencing with shipment of the software, the agreement calls for royalty payments to the Company in the amount of seventy percent (70%) of gross receipts/license until the Company has earned $10,000,000. Royalty payments shall be reduced to sixty-five percent (65%) of gross receipts/license, thereafter. In addition, the Company shall receive royalty payments in the

                  Decision Focus Incorporated And Subsidiaries

                   Notes To Consolidated Financial Statements
                                  (Continued)

                           December 31, 1995 and 1996

  amount of ten percent (10%) of all support fees for a period of two years commencing on the second anniversary of the release of the software. The exclusivity with regards to the software is terminated if the Company does not receive cumulative royalty payments as scheduled in the agreement.

  NOTE 3: Note Payable To Bank
          --------------------

          The Company has a $2,000,000 revolving bank line of credit that is secured by receivables and property and equipment. The line bears interest at the bank's prime rate, (8.25% at December 31, 1996) and expires September 1, 1998.

          The line of credit agreement provides for the issuance of standby letters of credit up to $250,000. The Company had two outstanding letters of credit at December 31, 1996 of approximately $92,500.

          The agreement requires, among other things, that the Company maintain a trading assets ratio of at least 3 to 1 and a maximum debt to tangible net worth ratio of less than 1 to 1, as defined.

NOTE 4:  Long Term Debt
         --------------

Long term debt consists of the following:
                                                        1996
                                                        ----
Note payable to Bank of America, due in
semi-annual principal payments of $200,000,
with interest at the bank'sprime rate plus
 .15%, secured by receivables and property
and equipment, due September, 2001 (See
Note 8)                                                $2,000,000




Notes payable to employees, with interest
rates of 4% and 4.5%, due January, 1999                    30,683
                                                      -----------
                                                        2,030,683

Less current portion                                      418,907
                                                      -----------

                                                       $1,611,776
                                                       ==========
Future maturities on long-term debt are
as follows:
Year Ending
December 31,
-----------
   1998                                                $  410,860
   1999                                                   400,916
   2000                                                   400,000
   2001                                                   400,000
                                                      -----------

                                                       $1,611,776
                                                       ==========

                  Decision Focus Incorporated And Subsidiaries

                   Notes To Consolidated Financial Statements
                                  (Continued)

                           December 31, 1995 and 1996


NOTE 5:  Accrued Expenses
         ----------------

Accrued expenses consist of the following:
                                                            1996
                                                            ----
Salaries, commissions and bonuses                        $1,467,213
Accrued ESOP and profit sharing
 expenses - Note 8                                          708,194
Accrued benefits expense                                    484,269
Estimated employees' foreign taxes                          500,659
Other                                                        57,683
                                                       ------------

                                                         $3,218,018
                                                       ============

  NOTE 6: Commitments
          -----------

          The Company has three non-cancelable operating leases for its facilities which expire at various dates through April, 2002. The Company subleases one of the facilities under various sublease agreements which expire at various dates through August, 1999. The Company also has an office equipment lease which expires September, 1998. Future minimum lease commitments net of sublease income are approximately as follows:

       Year Ending
       December 31,
       ------------
           1997               $1,592,000
           1998                1,600,000
           1999                1,635,000
           2000                1,791,000
           2001                1,816,000
        Thereafter               606,000
                              ----------

                              $9,040,000
                              ==========

          Rent expense for the years ended December 31, 1995 and 1996 was approximately $1,578,000 and $1,526,000, respectively.

                  DECISION FOCUS INCORPORATED AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                                  (Continued)

                          December 31, 1995 and 1996


NOTE 7:  Provision For Income Taxes
         --------------------------

         The provision for income taxes consists of the following:


                                              1995           1996
                                              ----           ----
         Current
                      Federal               $545,053       (176,041)
                      State                  160,134        (50,269)
                      Foreign                  2,866         16,401
                                           ---------       --------
                                             708,053       (209,909)
                                           ---------       --------

         Deferred
                      Federal               (120,053)       162,640
                      State                  (37,000)        51,269
                                           ---------       --------
                                            (157,053)       213,909
                                           ---------       --------

                                            $551,000        $ 4,000
                                           =========       ========

         The provision for income taxes at the Company's effective tax rate differed from the provision for income taxes at the Federal statutory rate as follows:


                                                             1995           1996
                                                          ----------     ----------
         Federal statutory tax rate                          35.0%          35.0%
         State taxes, net of federal tax benefit              6.3            6.0
         Non-deductible expenses and other                    1.8           (1.9)
                                                            ------         ------
                                                             43.1%          39.1%
                                                            ======         ======

         The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:


                                                            1996
                                                         ----------
         Deferred tax assets:
           Compensation and vacation accrual             $  159,000
           Depreciation                                      16,000
           State taxes                                        2,792
                                                         ----------

                  Total deferred tax assets                 177,792
                                                         ----------

                  DECISION FOCUS INCORPORATED AND SUBSIDIARIES


                  Notes To Consolidated Financial Statements
                                  (Continued)

                          December 31, 1995 and 1996


NOTE 7:  Provision For Income Taxes (Continued)
         --------------------------------------

         Deferred tax liabilities:
           Accounts receivable deferral                             (201,000)
                                                                 -----------

                Total deferred tax liabilities                      (201,000)
                                                                 -----------

         Net deferred tax liabilities                            $   (23,208)
                                                                 ===========

NOTE 8:  Employee Benefit Plans
         ----------------------

         The Company provides a combination Employee Stock Ownership Plan and Money Purchase Pension Plan to substantially all employees. Under the Plan, contributions become vested to participants at increments of 20% per year of service with full vesting attained after five years.

         In 1993, the Company established an Employee Stock Ownership Plan
(ESOP) and a related trust as an amendment and restatement of the Company's previous Profit Sharing Plan. Under this plan, the Company may loan up to $2,600,000 to the ESOP for the purchase of stock. The Company has a bank note payable of $2,000,000 at December 31, 1996, which it loaned to the ESOP for the purchase of stock. Since the ESOP debt is guaranteed by the Company, it is reflected in the consolidated balance sheet as long term debt. (See Note 4.) In addition, the Company loaned an additional $1,209,527 to the ESOP during the year ended December 31, 1996. The Company is obligated to repurchase shares from the ESOP if the participant is terminated, retires or upon death or disability. The number of shares subject to repurchase was 54,151 at December 31, 1996. This obligation will be adjusted at each balance sheet date for changes in the fair market value of the stock. The obligation is reduced by the amount the Company has loaned the ESOP.

         ESOP contributions are determined annually by the Board of Directors and may not exceed 15% of eligible employees compensation plus the amount of interest payments on security acquisition loans. Company contributions were approximately $824,000 and $1,086,000 for the years ended December 31, 1995 and 1996, respectively.

         The Money Purchase Pension Plan was adopted as of January 1, 1993, as an amendment and restatement of the Company's previous Money Purchase Pension Plan. Contributions under this plan are 10% of total covered employee compensation. Company contributions were approximately $568,000 and $719,000 for the years ended December 31, 1995 and 1996, respectively.

                 DECISION FOCUS INCORPORATED AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                                  (Continued)

                          December 31, 1995 and 1996


NOTE 9:  Stockholders' Deficit
         ---------------------

         The Company has two classes of common stock authorized for issuance. The only distinction between the two classes of common stock is that class A is voting common stock and class B is non-voting.

         The Company has a non-qualified stock option plan that covers substantially all employees. Under the provisions of the plan, options may be granted to employees to purchase Class B common stock. The option price under the plan is determined by the Board of Directors and will not be less than 85% of the fair market value of the stock on the date the option is granted. Options are exercisable in increments of 20% per year of service for a five year period. Options which are not exercised during a period of 90 days after the vesting date will be terminated. The Company has the right of first refusal to purchase at fair market value shares issued under the plan.

         At December 31, 1996, no shares were vested and 17,219 shares were available for future grant.


         A summary of stock option activity follows:
                                                                         Average
                                            Class B        Option        Option
                                            Shares         Price         Price
                                           --------  ----------------   --------
         BALANCE, January 1, 1995           10,745   $108.48 - 125.83   $ 119.21

         Options granted                        825            125.42     125.42
         Options exercised                   (1,218)  108.48 - 125.83     117.47
         Options terminated                  (1,000)  108.48 - 125.83     110.64
                                           --------  ----------------   --------

         BALANCE, December 31, 1995           9,352   108.48 - 125.83     118.95

         Options exercised                     (691)  108.48 - 125.83     114.53
         Options terminated                  (3,879)  108.48 - 125.83     120.69
                                           --------  ----------------   --------

         BALANCE, December 31, 1996           4,782  $108.48 - 125.83   $ 118.17
                                           ========  ================   ========

         The Company has adopted the disclosure only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income would not have been materially impacted.

                  DECISION FOCUS INCORPORATED AND SUBSIDIARIES

                  Notes To Consolidated Financial Statements
                                  (Continued)

                          December 31, 1995 and 1996

NOTE 9:  Stockholders' Deficit (Continued)
         ---------------------------------

         The Company granted 950 shares of restricted common stock to several employees during 1996. Ownership of the shares are transferred to the employee upon completing four years of service after the grant date. The Company has accrued compensation expense of $18,646 for the year ended December 31, 1996. (None in 1995.)

         The Company repurchased 902 and 6,191 shares of common stock from several former employees during the years ended December 31, 1995 and 1996, respectively.

         During 1995, the Company entered into separation agreements with two former employees. As part of these agreements, the Company agreed to repurchase 5,716 shares of common stock at various dates through May, 1999 at prices approximating the current fair market value. Of this amount, 804 and 2,642 shares were repurchased during the years ended December 31, 1995 and 1996, respectively. In addition, 1,060, 1,060 and 150 shares will be repurchased during the years ended December 31, 1997, 1998 and 1999, respectively.

         In addition, the Company has buy/sell agreements with all its stockholders. Under the buy/sell agreements, each stockholder has certain put rights which require the Company, at the option of the stockholder, to purchase their respective shares of Class A and Class B common stock at book value, as defined. At December 31, 1996, 34,046 shares (exclusive of ESOP shares) were subject to redemption at book value which amounted to $1,822,142.


NOTE 10: Major Customers
         ---------------

         The Company provides a substantial portion of its services to two major customers, one in the passenger airline industry and the other in the energy industry. During the years ended December 31, 1995 and 1996, revenues from those customers aggregated approximately $8,222,000 and $4,731,000, respectively, with the largest customer accounting for approximately $4,470,000 and $2,469,000, respectively. At December 31, 1995 and 1996, amounts due from these customers included in accounts receivable and unbilled receivables were approximately $2,981,000 and $968,000, respectively.

         Foreign revenues, primarily from Europe, for the years ended
December 31, 1995 and 1996 amounted to approximately $2,633,000 and $4,648,000, respectively. Accounts receivable and unbilled receivables from these foreign customers at December 31, 1995 and 1996 were approximately $699,000 and $981,000, respectively.

             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                                  STATEMENTS



The following unaudited pro forma consolidated condensed financial statements are presented assuming the Merger will be accounted for as a pooling of interests.

The unaudited pro forma consolidated condensed financial balance sheet reflects the consolidated historical balance sheets of Decision Focus Incorporated and Aeronomics Incorporated at March 31, 1997 and gives effect to the Merger. The unaudited pro forma consolidated condensed statements of operations for the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1996 and 1997 reflect the historical operating results of each company for such periods presented and gives effect to the Merger.

The pro forma financial statements are not necessarily indicative of the results that would have been obtained had the Merger occurred on the dates indicated nor are they necessarily indicative of the results of future operations. These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Decision Focus Incorporated and Aeronomics Incorporated included herein.

                          DFI/AERONOMICS INCORPORATED
           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                MARCH 31, 1997

                                                                               Historical
                                                                    ------------------------------
                                                                    Decision Focus    Aeronomics        Pro forma       Pro forma
                                                                     Incorporated    Incorporated      Adjustments     Consolidated
                                                                    ---------------  -------------   ----------------  ------------
ASSETS
Current Assets
 Cash and cash equivalents                                            $    231,197    $ 2,370,775                        $2,601,972
 Trade receivables:                                                                                                               -
   Trade and contract, less allowance for doubtful accounts              4,485,701      2,977,704                         7,463,405
   Unbilled costs and accrued earnings on uncompleted contracts          1,714,285        780,678                         2,494,963
 Income tax refund receivable                                              134,241        108,002                           242,243
 Deferred income tax asset                                                       -         85,098                            85,098
 Prepaid expenses and other current assets                                 291,842         80,440                           372,282
                                                                      -------------   ------------      -------------  -------------
  Total current assets                                                   6,857,266      6,402,697                  -     13,259,963
                                                                      -------------   ------------      -------------  -------------
Property and equipment, at cost                                          4,844,260      3,716,167                         8,560,427
 Less accumulated depreciation and amortization                         (3,588,740)    (1,827,254)                       (5,415,994)
                                                                      -------------   ------------      -------------  -------------
   Property and equipment, net                                           1,255,520      1,888,913                  -      3,144,433
                                                                      ------------    -----------       ------------   -------------
Other assets                                                               245,259              -                           245,259
                                                                      -------------   ------------      -------------  -------------
                                                                      $  8,358,045    $ 8,291,610        $         0    $16,649,655
                                                                      =============   ============      =============  =============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
 Trade accounts payable                                               $    127,361    $   869,455                          $996,816
 Note payable to bank                                                    1,000,000      1,102,799                         2,102,799
 Current installments of long-term debt and capital lease obligations      416,223        335,843                           752,066
 Billings in excess of costs and accrued earnings on uncompleted
   contracts                                                               116,079        949,029                         1,065,108
 Income tax payable                                                         53,013              -                            53,013
 Accrued expenses                                                        2,761,273      1,416,467 (b)        600,000      4,777,740
 Deferred income taxes                                                      39,208              -                            39,208
                                                                      -------------   ------------      -------------  -------------
  Total current liabilities                                              4,513,157      4,673,593            600,000      9,786,750
                                                                      -------------   ------------      -------------  -------------
Long-term debt and capital lease obligations, excluding currrent
 installments                                                            1,409,080      1,038,731                         2,447,811
                                                                      -------------   ------------      -------------  -------------
  Total liabiliities                                                     5,922,237      5,712,324            600,000     12,234,561
                                                                      -------------   ------------      -------------  -------------

Redeemable, convertible preferred stock                                          -      2,633,352                         2,633,352
Redeemable common stock:
 Shares held in ESOP, net of receiveable from ESOP                       7,057,773              - (a)      3,808,440     10,866,213
 Shares under buy/sell agreements                                        1,816,354              - (a)     (1,816,354)             -

Shareholders' deficit
 Class A voting common stock                                               131,856              7 (a)       (130,715)         1,148
 Class B nonvoting common stock                                              3,183            438 (a)         (3,600)            21
 Additional paid in capital                                              1,021,598          6,000 (a)     (1,027,598)             -
 Retained earnings (accumulated deficit)                                 3,645,838        (60,511)(b)       (600,000)    (9,085,640)
                                                                                                  (a)    (12,070,967)
 Less redeemable common stock                                          (11,240,794)               (a)     11,240,794              -
                                                                      -------------   ------------      -------------  -------------
  Total shareholders' deficit                                           (6,438,319)       (54,066)        (2,592,086)    (9,084,471)
                                                                      -------------   ------------      -------------  -------------
                                                                      $  8,358,045    $ 8,291,610                  -    $16,649,655
                                                                      =============   ============      =============  =============

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                         DFI / AERONOMICS INCORPORATED
      Unaudited Pro Forma Consolidated Condensed Statement of Operations
                     For the Quarter Ended March 31, 1997

                                                Historical
                                        -------------------------------
                                        Decision Focus     Aeronomics      Pro forma
                                         Incorporated     Incorporated    Consolidated
                                        --------------   --------------   -------------

Revenue                                   $5,137,236       $4,601,215        $9,738,451
Cost of revenue                            2,809,629        3,231,933         6,041,562
                                        --------------   --------------   -------------

Gross Profit                               2,327,607        1,369,282         3,696,889

Operating Expenses
Selling and marketing                        346,678          692,726         1,039,404
General and administrative                 1,908,537          558,183         2,466,720
                                        --------------   --------------   -------------
  Total operating expenses                 2,255,215        1,250,909         3,506,124
                                        --------------   --------------   -------------

Operating income                              72,392          118,373           190,765

Interest income (expense), net                (5,442)         (30,664)          (36,106)
Other income                                       -          136,107           136,107
                                        --------------   --------------   -------------

Income before income taxes                    66,950          223,816           290,766

Income tax expense                            29,000           90,000           119,000
                                        --------------   --------------   -------------

Net income                                $   37,950       $  133,816        $  171,766
                                        ==============   ==============   =============



See accompanying notes to pro forma consolidated condensed financial statements.

                         DFI / AERONOMICS INCORPORATED
      Unaudited Pro Forma Consolidated Condensed Statement of Operations
                     For the Quarter Ended March 31, 1996


                                                  Historical
                                        -------------------------------
                                        Decision Focus     Aeronomics      Pro forma
                                         Incorporated     Incorporated    Consolidated
                                        --------------   --------------   -------------
Revenue                                     $5,119,721       $2,634,624      $7,754,345
Cost of revenue                              3,010,132       1,980,303        4,990,435
                                        --------------   --------------   -------------

Gross Profit                                 2,109,589         654,321        2,763,910

Operating Expenses
Selling and marketing                          413,221         330,766          743,987
General and administrative                   1,490,637         470,482        1,961,119
                                        --------------   --------------   -------------
  Total operating expenses                   1,903,858         801,248        2,705,106
                                        --------------   --------------   -------------

Operating income (loss)                        205,731        (146,927)          58,804

Interest income (expense), net                  15,611         (11,059)           4,552
Other income                                         -         161,233          161,233
                                        --------------   --------------   -------------

Income before income taxes                     221,342           3,247          224,589

Income tax expense                              95,000               -           95,000
                                        --------------   --------------   -------------

Net income                                  $  126,342       $    3,247      $  129,589
                                        ==============   ==============   =============





See accompanying notes to pro forma consolidated condensed financial statements.

                          DFI/AERONOMICS INCORPORATED
       UNAUDITED PRO FORMA CONSOLIDATED CODENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996




                                                   Historical
                                        -------------------------------
                                        Decision Focus     Aeronomics       Pro forma
                                         Incorporated     Incorporated    Consolidated
                                        --------------   --------------   ---------------
Revenue                                   $19,895,108      $15,050,674       $34,945,782
Cost of revenue                            11,406,911       10,960,819        22,367,730
                                        --------------   --------------   ---------------

Gross Profit                                8,488,197        4,089,855        12,578,052

Operating Expenses
Selling and marketing                       1,674,586        1,916,868         3,591,454
General and administrative                  6,842,490        1,392,044         8,234,534
                                        --------------   --------------   ---------------
  Total operating expenses                  8,517,076        3,308,912        11,825,988
                                        --------------   --------------   ---------------

Operating income (loss)                       (28,879)         780,943           752,064

Interest income (expense), net                 39,097          (72,158)          (33,061)
Other income                                        -          270,082           270,082
                                        --------------   --------------   ---------------

Income before income taxes                     10,218          978,867           989,085

Income tax expense                              4,000          466,599           470,599
                                        --------------   --------------   ---------------

Net income                                     $6,218         $512,268          $518,486
                                         =============    =============    ==============


See accompanying notes to pro forma consolidated condensed financial statements.

                          DFI/AERONOMICS INCORPORATED
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995


                                                        Historical
                                             -------------------------------
                                             Decision Focus     Aeronomics       Pro forma
                                              Incorporated     Incorporated    Consolidated
                                             --------------   --------------   ---------------
Revenue                                        $21,422,997       $7,366,488       $28,789,485
Cost of revenue                                 12,811,742        5,376,530        18,188,272
                                             --------------   --------------   ---------------

Gross Profit                                     8,611,255        1,989,958        10,601,213

Operating Expenses
Selling and marketing                            2,058,824        1,269,962         3,328,786
General and administrative                       5,262,315          937,388         6,199,703
                                             --------------   --------------   ---------------
  Total operating expenses                       7,321,139        2,207,350         9,528,489
                                             --------------   --------------   ---------------

Operating income (loss)                          1,290,116         (217,392)        1,072,724

Interest income (expense), net                     (11,986)         (84,163)          (96,149)
Other income                                             -           34,143            34,143
                                             --------------   --------------   ---------------

Income (loss) before income taxes                1,278,130         (267,412)        1,010,718

Income tax expense (benefit)                       551,000         (108,000)          443,000
                                             --------------   --------------   ---------------

Net income (loss)                                 $727,130        ($159,412)         $567,718
                                              =============    =============    ==============


See accompanying notes to pro forma consolidated condensed financial statements.

                         DFI / AERONOMICS INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1.  PERIODS COMBINED

The Decision Focus Incorporated balance sheet as of March 31, 1997, has been combined with the Aeronomics Incorporated balance sheet as of March 31, 1997, giving effect to the Merger as a pooling of interests.

The Decision Focus Incorporated statements of operations for each of the years in the two-year period ended December 31, 1996 and the three months ended March 31, 1996 and 1997, have been combined with the Aeronomics Incorporated statements of operations for each of the years in the two-year period ended December 31, 1996, and the three months ended March 31, 1996 and 1997.

NOTE 2. BASIS OF PRESENTATION

(a).  Pro forma Basis of Presentation

Decision Focus Incorporated's voting common stock is redeemable due to certain put rights in the buy/sell agreements. After the Merger, the buy/sell agreements are terminated according to the terms of the agreements and the shares held are no longer redeemable. The pro forma adjustment to the redeemable common stock in the DFI ESOP reflects an increase in the market value of the stock per the opinion letter of Houlihan Lokey dated April 15, 1997.

The pro forma consolidated condensed financial statements reflect the issuance of shares of DFI / Aeronomics Incorporated voting common stock, nonvoting common stock, and redeemable, convertible preferred stock in exchange for the aggregrate shares of Decision Focus Incorporated capital stock outstanding as of March 31, 1997 and shares of Aeronomics Incorporated capital stock outstanding as of March 31, 1997 in connection with the Merger, based on the exchange ratios as described below.

                                                         (continued)

                         DFI / AERONOMICS INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Also as part of the Merger, Decision Focus Incorporated's and Aeronomics Incorporated's outstanding options to acquire voting and nonvoting common stock will convert into DFI / Aeronomics Incorporated options to acquire voting and nonvoting common stock using the exchange ratios described below.

                        Exchange Ratio
Security             Decision Focus     Aeronomics
Class A Voting
Common                    102.4968      1.8605
Class B Nonvoting
Common                    102.4968      1.8233
Preferred Stock                         1.8605
Options                    102.4968     1.8605

The following table presents the number of shares of capital stock outstanding as of March 31, 1997 for each company and the number of shares of capital stock for DFI / Aeronomics Incorporated after consumation of the Merger using the exchange ratios described above:

  Security     Aeronomics      Decision Focus     DFI/AI Shares
                 Shares           Shares        Outstanding
               Outstanding      Outstanding
Class A
Common                 698          88,210     17,026,071
Class B
Common           4,378,615           2,092        214,423
Redeemable,
Convertible
Preferred          443,019                        824,237
Options            805,829           4,253      1,935,164

Aeronomics Incorporated's Series B Nonvoting Common Stock will be converted to DFI / Aeronomics Incorporated's Class A Voting Common Stock as part of the Merger.

(b).  Merger Transaction Costs

Decision Focus Incorporated and Aeronomics Incorporated estimate they will incur direct transaction costs of approximately $600,000 associated with the Merger consisting of transaction fees for the investment bankers, attorneys, accountants and financial printing. These nonrecurring costs will be charged to operations by DFI / Aeronomics Incorporated in the period in which the Merger is consummated. The unaudited pro forma consolidated condensed balance sheet gives effect to the estimated direct transaction costs of $600,000 as if such costs had been incurred as of March 31, 1997 but the effects of these costs have not been reflected in the unaudited pro forma consolidated condensed statements of operations.

Following the Merger, DFI / Aeronomics Incorporated estimates that it will incur costs of approximately $500,000 related to the integration of Aeronomics Incorporated's and Decision Focus Incorporated's operations. These costs have not been reflected in the accompanying unaudited pro forma consolidated condensed balance sheet or the unaudited pro forma consolidated condensed statements of operations.

NOTE 3.  CONFORMING ADJUSTMENTS

There have been no adjustments required to conform the accounting policies of the combined company.
                                     F-43

                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 3, 1997



                                     AMONG


                          DFI/AERONOMICS INCORPORATED,


                            AERONOMICS INCORPORATED


                                      AND


                          DECISION FOCUS INCORPORATED

                               TABLE OF CONTENTS
                               -----------------

                                                            Page
                                                            ----
1. TRANSACTIONS ON THE CLOSING DATE.                           1

   1.1.  THE MERGERS                                           1

   1.2.  CONVERSION OF DFI STOCK                               3

   1.3.  CONVERSION OF AERONOMICS STOCK                        4

   1.4.  CONVERSION OF DFI OPTIONS                             6

   1.5.  CONVERSION OF                                         7

   AERONOMICS OPTIONS                                          7

   1.6.  CONVERSION RATE                                       7

   1.7.  TAX-FREE REORGANIZATION                               7

2. CLOSING.                                                    7

3. REPRESENTATIONS AND WARRANTIES OF AERONOMICS.               8

   3.1.  ORGANIZATION AND QUALIFICATION                        8

   3.2.  AUTHORIZATION OF AGREEMENT                            8

   3.3.  CAPITALIZATION                                        9

   3.4.  FINANCIAL CONDITION                                  10

   3.5.  NO UNDISCLOSED LIABILITIES                           11

   3.6.  TAX MATTERS                                          12

   3.7.  LITIGATION                                           12

   3.8.  VIOLATIONS OF LAW                                    13

   3.9.  PROPERTIES AND ASSETS                                13

   3.10. PROPRIETARY RIGHTS                                   14

   3.11. INSURANCE                                            16

   3.12. CONTRACTS AND OTHER INSTRUMENTS                      16

   3.13. LABOR AND EMPLOYMENT AGREEMENTS                      17

   3.14. EMPLOYEE BENEFIT PLANS                               18

   3.15. OFFICERS, DIRECTORS AND EMPLOYEES                    20

   3.16. AGREEMENT NOT IN BREACH OF CERTAIN INSTRUMENTS       21

   3.17. REGULATORY APPROVALS                                 21

   3.18. BROKERAGE                                            21

   3.19. BANK ACCOUNTS                                        21

   3.20. ENVIRONMENTAL MATTERS                                21

   3.21. EMPLOYEE CONFIDENTIALITY AGREEMENTS                  22

   3.22. U.S. REAL PROPERTY HOLDING COMPANY                   22

   3.23. REGISTRATION STATEMENT; JOINT PROXY STATEMENT        22

   3.24. DISCLOSURE                                           23


4. REPRESENTATIONS AND WARRANTIES OF DFI.                     23

   4.1.  ORGANIZATION AND QUALIFICATION                       23

   4.2.  AUTHORIZATION OF AGREEMENT                           23

   4.3.  CAPITALIZATION                                       24

   4.4.  FINANCIAL CONDITION                                  25

   4.5.  NO UNDISCLOSED LIABILITIES                           26

   4.6.  TAX MATTERS                                          27

   4.7.  LITIGATION                                           27

   4.8.  VIOLATIONS OF LAW                                    28

   4.9.  PROPERTIES AND ASSETS                                28

   4.10. PROPRIETARY RIGHTS                                   29

   4.11. INSURANCE                                            31

   4.12. CONTRACTS AND OTHER INSTRUMENTS                      31

   4.13. LABOR AND EMPLOYMENT AGREEMENTS                      32

   4.14  EMPLOYEE BENEFIT PLANS                               33

   4.15. OFFICERS, DIRECTORS AND EMPLOYEES                    35

   4.16. AGREEMENT NOT IN BREACH OF CERTAIN INSTRUMENTS       36

   4.17. REGULATORY APPROVALS                                 36

   4.18. BROKERAGE                                            36

   4.19. BANK ACCOUNTS                                        36

   4.20. ENVIRONMENTAL MATTERS                                36

   4.21. EMPLOYEE CONFIDENTIALITY AGREEMENTS                  37

   4.22. U.S. REAL PROPERTY HOLDING COMPANY                   37

   4.23. REGISTRATION STATEMENT; JOINT PROXY STATEMENT        37

   4.24. DISCLOSURE                                           38

5. REPRESENTATIONS AND WARRANTIES OF NEWCO.                   38

   5.1.  ORGANIZATION AND QUALIFICATION                       38

   5.2.  AUTHORIZATION OF AGREEMENT                           38

   5.3.  CAPITALIZATION                                       39

   5.4.  OFFICERS, DIRECTORS AND EMPLOYEES                    39

   5.5.  AGREEMENT NOT IN BREACH OF CERTAIN INSTRUMENTS       39

   5.6.  REGULATORY APPROVALS                                 39

   5.7.  BROKERAGE                                            39

6. COVENANTS AND AGREEMENTS OF AERONOMICS.                    39

   6.1.  CERTIFICATE OF INCORPORATION AND BYLAWS              40

   6.2.  CORPORATE EXISTENCE AND RIGHTS                       40

   6.3.  ACCESS AND INFORMATION BEFORE THE CLOSING            40

   6.4.  CURRENT INFORMATION                                  40

   6.5.  CONSENTS                                             41

   6.6.  CONTRACTS                                            41

   6.7.  INSURANCE                                            41

   6.8.  TERMINATION OF AGREEMENTS                            41

   6.9.  AERONOMICS STOCKHOLDERS MEETING                      41

7. COVENANTS AND AGREEMENTS OF DFI.                           42

   7.1.  ARTICLES OF INCORPORATION AND BYLAWS                 42

   7.2.  CORPORATE EXISTENCE AND RIGHTS                       42

   7.3.  ACCESS AND INFORMATION BEFORE THE CLOSING            42

   7.4.  CURRENT INFORMATION                                  43

   7.5.  CONSENTS                                             43

   7.6.  CONTRACTS                                            43

   7.7.  INSURANCE                                            43

   7.8.  TERMINATION OF AGREEMENTS                            43

   7.9.  DFI SHAREHOLDERS MEETING                             43

8. ADDITIONAL AGREEMENTS.                                     44

   8.1.  SECURITIES LAW COMPLIANCE                            44

   8.2.  TAX TREATMENT                                        44

   8.3.  PREFERRED STOCK                                      44

   8.4.  CONSUMMATION OF AGREEMENT                            45

9. CONDITIONS TO OBLIGATIONS OF AERONOMICS                    45

   9.1.  CORRECTNESS OF REPRESENTATIONS AND WARRANTIES        45

   9.2.  PERFORMANCE OF COVENANTS AND AGREEMENTS              45

   9.3.  SECRETARY'S CERTIFICATE                              45

   9.4.  GOOD STANDING CERTIFICATE                            46

   9.5.  OPINION OF COUNSEL FOR DFI                           46

   9.6.  POOLING LETTER                                       46

 9.7.   ADDITIONAL CLOSING DOCUMENTS                           46

 9.8.   SHAREHOLDER APPROVAL                                   46

 9.9.   DISSENTING SHARES                                      46

 9.10.  NO LEGAL BAR                                           46

 9.11.  MATERIAL ADVERSE EFFECT                                47

10. CONDITIONS TO OBLIGATIONS OF DFI.                          47

 10.1.  CORRECTNESS OF REPRESENTATIONS AND WARRANTIES          47

 10.2.  PERFORMANCE OF COVENANTS AND AGREEMENTS                47

 10.3.  SECRETARY'S CERTIFICATE                                47

 10.4.  GOOD STANDING CERTIFICATE                              47

 10.5.  OPINION OF COUNSEL FOR AERONOMICS                      47

 10.6.  POOLING LETTER                                         48

 10.7.  ADDITIONAL CLOSING DOCUMENTS                           48

 10.8.  SHAREHOLDER APPROVAL                                   48

 10.9.  DISSENTING SHARES                                      48

 10.10. NO LEGAL BAR                                           48

 10.11. MATERIAL ADVERSE EFFECT                                48

11. TERMINATION OF AGREEMENT                                   48

 11.1.  EVENTS OF TERMINATION                                  48

12. MISCELLANEOUS PROVISIONS                                   49

 12.1.  CONSTRUCTION                                           49

 12.2.  NOTICES                                                49

 12.3.  ASSIGNMENT                                             50

 12.4.  AMENDMENTS AND WAIVERS                                 50

 12.5.  SURVIVAL                                               50

 12.6.  ATTORNEYS' FEES                                       51

 12.7.  BINDING NATURE OF AGREEMENT                           51

 12.8.  EXPENSES                                              51

 12.9.  ENTIRE AGREEMENT                                      51

 12.10. SEVERABILITY                                          51

 12.11. COUNTERPARTS                                          51

 12.12. PUBLIC ANNOUNCEMENTS                                  51

 12.13. SECTION HEADINGS                                      51

 12.14. NO THIRD PARTY BENEFICIARIES                          51

 12.15. KNOWLEDGE                                             52

 12.16. POOLING                                               52

                                     EXHIBITS
                                     --------

Exhibit A -         Agreement of Merger
Exhibit B -         Newco Certificate of Incorporation
Exhibit C -         Newco Bylaws
Exhibit D -         Opinion of Counsel for DFI
Exhibit E -         Opinion of Counsel for Aeronomics


                                   SCHEDULES
                                   ---------
Schedule 3.1        Subsidiaries
------------        ------------
Schedule 3.3(a)     Outstanding Capital Stock
Schedule 3.3(b)     Outstanding Options
Schedule 3.4(c)     Changes Since Date of AI Unaudited Financial Statements
Schedule 3.5        Undisclosed Liabilities
Schedule 3.9(b)     Liens
Schedule 3.9(e)     Real Property Leases
Schedule 3.10(a)    Intellectual Property
Schedule 3.10(b)    Infringement Notices
Schedule 3.11       Insurance
Schedule 3.12(a)    Material Contracts
Schedule 3.12(b)    Defaults
Schedule 3.12(c)    Bid Proposals; Claims
Schedule 3.13       Labor and Employment Agreements
Schedule 3.14(a)    Employee Benefit Plans
Schedule 3.14(c)    ERISA Plans
Schedule 3.14(e)    Prohibited Transactions
Schedule 3.15(a)    Employee List
Schedule 3.15(b)    Indebtedness to Employees
Schedule 3.19       Bank Accounts
Schedule 4.1        Subsidiaries
Schedule 4.3(a)     Outstanding Capital Stock
Schedule 4.3(b)     Outstanding Options
Schedule 4.5        Undisclosed Liabilities
Schedule 4.6        Taxes
Schedule 4.9(b)     Liens
Schedule 4.9(e)     Real Property Leases
Schedule 4.10(a)    Intellectual Property
Schedule 4.10(b)    Infringement Notices
Schedule 4.11       Insurance
Schedule 4.12(a)    Material Contracts
Schedule 4.12(b)    Defaults
Schedule 4.12(c)    Bid Proposals; Claims

Schedule 4.13       Labor and Employment Agreements
Schedule 4.14(a)    Employee Benefit Plans
Schedule 4.14(c)    ERISA Plans
Schedule 4.15(a)    Employee List
Schedule 4.15(b)    Indebtedness to Employees
Schedule 4.19       Bank Accounts

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of June __, 1997, by and among Aeronomics Incorporated., a Delaware corporation ("Aeronomics"), Decision Focus Incorporated, a California corporation ("DFI") and DFI/Aeronomics Incorporated, a Delaware corporation ("Newco").

                                R E C I T A L S

     A. DFI, Aeronomics and Newco desire to cause DFI to merge with and into Newco pursuant to the California Corporations Code (the "CCC") and the Delaware General Corporation Law (the "DGCL") and upon the terms and conditions of this Agreement.

     B. Aeronomics, DFI and Newco desire to cause Aeronomics to merge with and into Newco pursuant to the DGCL and upon the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, the parties agree as follows:

1.   TRANSACTIONS ON THE CLOSING DATE.

     1.1. THE MERGERS.

          (a) Subject to the terms and provisions of this Agreement, and in accordance with the CCC and the DGCL, at the Effective Time (as defined below), DFI shall be merged with and into Newco (the "DFI Merger"). Newco shall be the surviving corporation of the DFI Merger and shall continue its corporate existence under the laws of the State of Delaware. Subject to the terms and provisions of the Agreement, and in accordance with the DGCL, at the Effective Time, Aeronomics shall be merged with and into Newco (the "Aeronomics Merger"). Newco shall be the surviving corporation of the Aeronomics Merger and shall continue its corporate existence under the laws of the State of Delaware. The DFI Merger and the Aeronomics Merger are sometimes referred to collectively as the "Mergers". Newco (as it exists following the Effective Time) is sometimes referred to as the "Surviving Corporation." At the Effective Time, the separate corporate existence of each of DFI and Aeronomics shall cease.

          (b) At the Effective Time, the DFI Merger shall have the effects provided for in this Agreement, the DGCL and the CCC. At the Effective Time, the Aeronomics Merger shall have the effects provided for in this Agreement and the DGCL.

          (c)  In connection with the filing of the certificates described in
SECTION 1.1(e) below, the Certificate of Incorporation and Bylaws of Newco as respectively existing immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until amended in the manner provided by law. The Certificate of Incorporation of Newco is not amended by this Agreement.

          (d) The directors of Newco serving immediately prior to the Effective Time shall be the directors of the Surviving Corporation. The officers of Newco serving immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

          (e) The DFI Merger shall become effective when (i) a copy of the Agreement of Merger substantially in the form attached as EXHIBIT A hereto (the
                                                          ---------
"Merger Agreement"), together with a duly executed officer's certificate as required by the CCC to effect the DFI Merger, shall have been filed with the Secretary of State of the State of California, and (ii) a properly executed Certificate of Merger (the "DFI Delaware Certificate"), together with any other documents required by the DGCL to effectuate the DFI Merger, shall have been filed with the Secretary of State of the State of Delaware. In accordance with the CCC, upon the filing of the Merger Agreement and the officer's certificate with the Secretary of State of the State of California, the DFI Merger shall be effective as of the time of effectiveness of the filing of the DFI Delaware Certificate with the Secretary of State of the State of Delaware. The Aeronomics Merger shall become effective when a properly executed Certificate of Merger (the "Aeronomics Delaware Certificate"), together with any other documents required by the DGCL to effectuate the Aeronomics Merger, shall have been filed with the Secretary of State of the State of Delaware. The date and time at which each of the DFI Merger and the Aeronomics Merger shall have become effective is herein referred to as the "Effective Time."

          (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of DFI acquired or to be acquired by reason of, or as a result of, the DFI Merger, or (ii) otherwise to carry out the purposes of this Agreement, DFI and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to, and the possession of such property or rights in, the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of DFI or otherwise to take any and all such action.

          (g) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Aeronomics, acquired or to be acquired by reason of, or as a result of, the Aeronomics Merger, or (ii) otherwise to carry out the purposes of this Agreement, Aeronomics and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to, and the possession of such property or rights in, the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Aeronomics or otherwise to take any and all such action.

     1.2. CONVERSION OF DFI STOCK.

          (a)  MERGER CONSIDERATION.  At the Effective Time, by virtue of the
               --------------------
DFI Merger and without any further action of any party, each share of the Class A Voting Common Stock of DFI (the "DFI Voting Common Stock") outstanding as of the Effective Time shall be converted into the right to receive 102.4968 shares of the Class A Voting Common Stock, par value $0.0001 per share, of Newco (the "Newco Voting Common Stock"), for an aggregate of 9,041,243 shares of Newco Voting Common Stock (the total number of shares to be received by each holder of DFI Voting Common Stock being rounded to the nearest whole share). At the Effective Time, by virtue of the DFI Merger and without any further action of any party, each share of the Class B Nonvoting Common Stock of DFI (the "DFI Nonvoting Common Stock") outstanding as of the Effective Time shall be converted into the right to receive 102.4968 shares of the Class B Nonvoting Common Stock, par value $0.0001 per share, of Newco (the "Newco Nonvoting Common Stock"), for an aggregate of 214,423 shares of Newco Nonvoting Common Stock (the total number of shares to be received by each holder of DFI Nonvoting Common Stock being rounded to the nearest whole share). The shares of DFI Voting Common Stock and DFI Nonvoting Common Stock to be converted hereunder may collectively be referred to as the "DFI Shares". The Newco Voting Common Stock and the Newco Nonvoting Common Stock are sometimes referred to collectively as the "Newco Common Stock". The shares of Newco Common Stock to be issued in exchange for the DFI Shares hereunder may collectively be referred to as the "DFI Merger Consideration". Promptly after the Effective Time, Newco shall mail to each record holder, as of the Effective Time, of an outstanding certificate which immediately prior to the Effective Time represented DFI Shares a form letter of transmittal and instructions for use in effecting the surrender of the certificate. Upon surrender to Newco of such certificate, together with such letter of transmittal duly executed, Newco shall deliver to the surrendering holder thereof certificates representing the DFI Merger Consideration to which such surrendering holder is entitled.

          (b)  CONVERSION OF COMMON STOCK.  At the Effective Time, by virtue of
               ---------------------------
the DFI Merger, and without any action on the part of the holders thereof, each share of Newco Common Stock, if any, outstanding immediately prior to the Effective Time (but in no event to include shares of Newco Common Stock issued as Aeronomics Merger Consideration) shall be automatically canceled, surrendered and terminated.

          (c)  CANCELLATION OF SHARES.  The DFI Merger Consideration for which
               -----------------------
the DFI Shares shall have been converted pursuant to this SECTION 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to such DFI Shares. At the Effective Time, the DFI Shares shall be canceled.

          (d)  NO FURTHER TRANSFERS.  After the Effective Time, there shall be
               ---------------------
no further registration of transfers on the stock transfer books of the Surviving Corporation of the DFI

Shares that were outstanding immediately prior to the Effective Time and that are to be converted into the right to receive the DFI Merger Consideration pursuant to this SECTION 1.2.

          (e)  DISSENTING SHARES.  Notwithstanding anything in this Agreement to
               ------------------
the contrary, any DFI Shares outstanding immediately prior to the Effective Time that are held by shareholders who object to the DFI Merger and comply with all of the relevant provisions of Chapter 13 of the CCC ("DFI Dissenting Shares") shall not be converted into or represent a right to receive the DFI Merger Consideration, but instead shall be entitled to receive payment of the appraised fair value of such shares in accordance with the provisions of Chapter 13 of the CCC, unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, their rights to appraisal and payment under Chapter 13 of the CCC. DFI shall give the other parties hereto prompt notice upon receipt by DFI of any written objection to the DFI Merger (any shareholder duly making such objection being hereinafter called a "DFI Dissenting Shareholder"). DFI agrees that prior to the Effective Time it shall not voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such objection. Each DFI Dissenting Shareholder who becomes entitled, pursuant to the provisions of Chapter 13 of the CCC, to payment for his DFI Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions) and such shares shall be canceled.

     1.3. CONVERSION OF AERONOMICS STOCK.

          (a)  MERGER CONSIDERATION.  At the Effective Time, by virtue of the
               --------------------
Aeronomics Merger and without any further action of any party, each share of the Series A Common Stock of Aeronomics, $.01 par value (the "Aeronomics Voting Common Stock"), outstanding as of the Effective Time shall be converted into the right to receive 1.8605 shares of the Newco Voting Common Stock for an aggregate of 1,299 shares of Newco Voting Common Stock (the total number of shares to be received by each holder of Aeronomics Shares being rounded to the nearest whole share). At the Effective Time, by virtue of the Aeronomics Merger and without any further action of any party, each share of the Series B Common Stock of Aeronomics, $.0001 par value (the "Aeronomics Nonvoting Stock"), outstanding as of the Effective Time shall be converted into the right to receive 1.8233 shares of the Newco Voting Common Stock for an aggregate of 7,983,635 shares of Newco Voting Common Stock (the total number of shares to be received by each holder of Aeronomics Shares being rounded to the nearest whole share). At the Effective Time, by virtue of the Aeronomics Merger and without any further action of any party, each share of the Convertible Preferred Stock of Aeronomics, $.0001 par value (the "Aeronomics Preferred Stock"), outstanding as of the Effective Time shall be converted into the right to receive 1.8605 shares of the Convertible Preferred Stock of Newco, par value $.0001 (the "Newco Preferred Stock"), (for an aggregate of 824,237 shares of Newco Preferred Stock (the total number of shares to be received by each holder of Aeronomics Preferred Stock being rounded to the nearest whole share). The shares of Aeronomics Voting Common Stock, Aeronomics Nonvoting Common Stock and Aeronomics Preferred Stock outstanding as of the Effective Time are sometimes referred to as the "Aeronomics Shares." The shares of Newco Voting Common Stock and Newco Preferred Stock issuable upon conversion of the Aeronomics Shares pursuant to the Aeronomics Merger are sometimes referred to as the "Aeronomics Merger Consideration." Promptly after the Effective Time, Newco shall mail to each record holder, as of the Effective Time, of an outstanding certificate which immediately prior to the Effective Time represented Aeronomics Shares a form letter of transmittal and instructions for use in effecting the surrender of the certificate. Upon surrender to Newco of such certificate, together with such letter of transmittal duly executed, Newco shall deliver to the surrendering holder thereof certificates representing the Aeronomics Merger Consideration to which such surrendering holder is entitled.

          (b)  CONVERSION OF COMMON STOCK.  At the Effective Time, by virtue of
               ---------------------------
the Aeronomics Merger, and without any action on the part of the holders thereof, each share of Newco Common Stock outstanding immediately prior to the Effective Time (but in no event to include shares of Newco Common Stock issued as DFI Merger Consideration) shall be automatically canceled, surrendered and terminated.

          (c)  CANCELLATION OF SHARES.  The Aeronomics Merger Consideration for
               -----------------------
which the Aeronomics Shares shall have been converted pursuant to this SECTION 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Aeronomics Shares. At the Effective Time, the Aeronomics Shares, and all treasury shares of Aeronomics, shall be canceled.

          (d)  NO FURTHER TRANSFERS.  After the Effective Time, there shall be
               ---------------------
no further registration of transfers on the stock transfer books of the Surviving Corporation of the Aeronomics Shares that were outstanding immediately prior to the Effective Time and that are to be converted into the right to receive the Aeronomics Merger Consideration pursuant to this SECTION 1.3.

          (e)  DISSENTING SHARES.  Notwithstanding anything in this Agreement to
               ------------------
the contrary, any Aeronomics Shares outstanding immediately prior to the Effective Time that are held by stockholders who object to the Aeronomics Merger and comply with all of the relevant provisions of Section 262 of the DGCL ("AI Dissenting Shares") shall not be converted into or represent a right to receive the Aeronomics Merger Consideration, but instead shall be entitled to receive payment of the appraised fair value of such shares in accordance with the provisions of such Section 262 of the DGCL, unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, their rights to appraisal and payment under Section 262 of the DGCL. Aeronomics shall give the other parties hereto prompt notice upon receipt by Aeronomics of any written objection to the Aeronomics Merger (any shareholder duly making such objection being hereinafter called an "AI Dissenting Shareholder"). Aeronomics agrees that prior to the Effective Time it shall not voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such objection. Each AI Dissenting Shareholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment for his AI Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving

Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions) and such shares shall be canceled.

     1.4. CONVERSION OF DFI OPTIONS. Each outstanding stock option of DFI, whether exercisable or unexercisable, to purchase shares of DFI Voting Common Stock (each a "DFI Voting Option") will be assumed by Newco and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such DFI Option immediately prior to the Effective Time, a number of shares of Newco Voting Common Stock equal to the product of 102.4968 and the number of shares of DFI Voting Common Stock subject to such DFI Voting Option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of DFI Voting Common Stock subject to such DFI Voting Option divided by the number of full shares of Newco Voting Common Stock deemed to be purchasable pursuant to such DFI Voting Option, rounded to the nearest cent; provided, however, that (i) subject to the provisions of clause (ii) below, Newco will not issue any fractional shares of Newco Voting Common Stock upon any exercise of any DFI Voting Option, and any right in respect thereof will, without further action, be forfeited and (ii) and in the case of any DFI Voting Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, the number of shares purchasable pursuant to such DFI Voting Option and the terms and conditions of exercise of such DFI Option shall be determined in order to comply with Section 424 of the Code. Each outstanding stock option of DFI, whether exercisable or unexercisable, to purchase shares of DFI Nonvoting Common Stock (each a "DFI Nonvoting Option") will be assumed by Newco and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such DFI Option immediately prior to the Effective Time, a number of shares of Newco Nonvoting Common Stock equal to the product of
102.4968 and the number of shares of DFI Nonvoting Common Stock subject to such DFI Nonvoting Option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of DFI Nonvoting Common Stock subject to such DFI Nonvoting Option divided by the number of full shares of Newco Nonvoting Common Stock deemed to be purchasable pursuant to such DFI Nonvoting Option, rounded to the nearest cent; provided, however, that (i) subject to the provisions of clause (ii) below, Newco will not issue any fractional shares of Newco Nonvoting Common Stock upon any exercise of any DFI Nonvoting Option, and any right in respect thereof will, without further action, be forfeited and (ii) and in the case of any DFI Nonvoting Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, the number of shares purchasable pursuant to such DFI Nonvoting Option and the terms and conditions of exercise of such DFI Nonvoting Option shall be determined in order to comply with Section 424 of the Code. DFI Voting Options and DFI Nonvoting Options are sometimes referred collectively as the "DFI Options." SCHEDULE 4.3(b) is a true and
                                            ---------------
complete list of persons who hold DFI Voting Options and DFI Nonvoting Options, the number of shares of DFI Voting Common Stock and/or DFI Nonvoting Common Stock purchasable upon the exercise thereof and the exercise prices thereof. After the Effective Time, Newco will issue to each holder of an outstanding DFI Option a document evidencing the foregoing agreement.

     1.5. CONVERSION OF AERONOMICS OPTIONS. Each outstanding stock option of Aeronomics, whether exercisable or unexercisable, to purchase shares of Aeronomics Nonvoting Common Stock (each an "Aeronomics Option") will be assumed by Newco and will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Aeronomics Option immediately prior to the Effective Time, a number of shares of Newco Nonvoting Common Stock equal to the product of 1.8605 and the number of shares of Aeronomics Nonvoting Common Stock subject to such Aeronomics Option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of Aeronomics Nonvoting Common Stock subject to such Aeronomics Option divided by the number of full shares of Newco Nonvoting Common Stock deemed to be purchasable pursuant to such Aeronomics Option, rounded to the nearest cent; provided, however, that (i) subject to the provisions of clause
(ii) below, Newco will not issue any fractional shares of Newco Nonvoting Common Stock upon any exercise of any Aeronomics Option, and any right in respect thereof will, without further action, be forfeited and (ii) and in the case of any Aeronomics Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, the number of shares purchasable pursuant to such Aeronomics Option and the terms and conditions of exercise of such Aeronomics Option shall be determined in order to comply with Section 424 of the Code. SCHEDULE 3.2(b) is a true and
                                                 ---------------
complete list of persons who hold Aeronomics Options, the number of shares of Aeronomics Common Stock purchasable upon the exercise thereof and the exercise prices thereof. After the Effective Time, Newco will issue to each holder of an outstanding Aeronomics Option a document evidencing the foregoing agreement.

     1.6. CONVERSION RATE. The parties hereto acknowledge that the respective conversion rates set forth in SECTIONS 1.2, 1.3, 1.4 and 1.5 were determined based on the number of Aeronomics Shares, Aeronomics Options, DFI Shares and DFI Options outstanding as April 15, 1997. The parties agree that in the event that the number of Aeronomics Shares or Aeronomics Options outstanding changes prior to the Effective Time or if the number of DFI Shares or DFI Options outstanding changes prior to the Effective Time, then the parties will negotiate in good faith to adjust the respective conversion rates in a proportional manner. In addition, the parties agree that such conversion rates will be adjusted to reflect further accretion of the value of the Aeronomics Preferred Stock from April 15, 1997 until the Closing Date.

     1.7. TAX-FREE REORGANIZATION. The DFI Merger and the Aeronomics Merger are each intended to be a reorganization within the meaning of Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

2.   CLOSING.

     (a) Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place no later than September 30, 1997 at such place, date or time as the parties may agree. The date on which the Closing occurs is sometimes referred to as the "Closing Date".

     (b) Immediately following the Closing, Newco and DFI (i) shall execute and deliver the Merger Agreement to the Secretary of State of the State of California, and (ii) shall execute and deliver the DFI Delaware Certificate to the Secretary of State of the State of Delaware in accordance with the DGCL. Immediately following the Closing, Newco and Aeronomics shall execute and deliver the Aeronomics Delaware Certificate to the Secretary of State of the State of Delaware in accordance with the DGCL. The parties shall take such other and further action as may be required by law to make the Mergers effective.

3. REPRESENTATIONS AND WARRANTIES OF AERONOMICS. Aeronomics hereby represents and warrants to the other parties hereto as follows:

     3.1. ORGANIZATION AND QUALIFICATION. Aeronomics is duly organized and validly existing as a corporation in good standing under the laws of Delaware, with the corporate power to own, lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted. Aeronomics is duly qualified as a foreign corporation to do business, and is in good standing, in the State of Georgia and in each other jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have an AI Material Adverse Effect (as hereinafter defined). True and complete copies of the Certificate of Incorporation, or other charter documents, and Bylaws of Aeronomics in effect on the date hereof have been delivered to the other parties hereto. Other than as set forth in SCHEDULE 3.1,
                                                                  ------------
Aeronomics does not own or hold directly or indirectly, any debt or equity securities of, or have any interest in, any corporation, partnership, joint venture or other entity. As used in this Agreement, "AI Material Adverse Effect" means any change in or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Aeronomics.

     3.2. AUTHORIZATION OF AGREEMENT.

          (a) Aeronomics has full corporate power and authority to execute and deliver this Agreement and, subject to the stockholder approval requirements of the DGCL, to consummate the Aeronomics Merger. Other than the approval by the Aeronomics' stockholders in accordance with the requirements of the DGCL, the execution, delivery and performance of this Agreement and the consummation of the Aeronomics Merger have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of Aeronomics.

          (b) This Agreement and all other agreements herein contemplated to be executed in connection herewith by Aeronomics have been (or upon execution will have been) duly executed and delivered by or for the benefit of Aeronomics, and constitute binding obligations, enforceable against Aeronomics in accordance with their respective terms. Aeronomics is not, and immediately prior to the Effective Time, Aeronomics will not be, a party to, subject to or bound by any provision of the Certificate of Incorporation or Bylaws of Aeronomics, or any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution and delivery of this Agreement or the consummation of the Mergers.

     3.3. CAPITALIZATION.

     (a)  SCHEDULE 3.3(a) attached hereto sets forth the authorized
          ---------------
capitalization of Aeronomics, the number of shares outstanding and the names of, and the number of shares of each class of capital stock owned by, each of the stockholders of record as of the date hereof. No person or entity, other than as shown on such SCHEDULE 3.3(a), owns of record any of the outstanding shares
                 ---------------
of capital stock of Aeronomics. At the Effective Time all of the outstanding shares of capital stock of Aeronomics will be as set forth in SCHEDULE 3.3(a)
                                                              ---------------
hereto, which will comprise all of the issued and outstanding capital stock of Aeronomics. The outstanding shares of capital stock of Aeronomics as set forth on SCHEDULE 3.3(a) are sometimes referred to as the "Aeronomics Shares". All of
   ---------------
the Aeronomics Shares are and will be duly authorized, validly issued and outstanding, fully paid and nonassessable. The outstanding Aeronomics Shares are not subject to and were not issued in violation of any preemptive rights. Each Aeronomics Share was issued in conformity with applicable law (including without limitation, all federal and applicable state securities laws), and neither any party to whom such Aeronomics Shares were issued nor any person claiming through any such party has any claim against Aeronomics in respect of any such issuance. Except as set forth on SCHEDULE 3.3(a), there are (i) no
                                           ---------------
voting trusts or other agreements or understandings to which Aeronomics is a party with respect to the voting of the capital stock of Aeronomics, and (ii) no parties having the right to require Aeronomics to register any of its securities under the Securities Act of 1933, as amended.

          (b)  SCHEDULE 3.3(b) attached hereto sets forth the name of each
               ---------------
holder of an outstanding Aeronomics Option and, with respect to each such option, the original grant date of such option, the expiration date of such option, the number of shares originally purchasable upon exercise of such option, the number of shares which remain subject to such option, separately identifying the number of shares with respect to which such option is currently exercisable and the number of shares with respect to which such option has not yet vested, and the exercise price payable under such option. The Mergers will not result in the automatic vesting of, or the acceleration of the vesting schedule of, any Aeronomics Option. Except as set forth in SCHEDULE 3.3(b),
                                                           ---------------
there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Aeronomics to issue or to transfer from the treasury any additional shares of capital stock or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of capital stock of Aeronomics, and no unissued shares of stock are subject to any preemptive rights. Except as provided in the Certificate of Incorporation of Aeronomics as to the redemption of the Convertible Preferred Stock of Aeronomics, there are no outstanding contractual obligations of Aeronomics to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in Aeronomics.

     3.4. FINANCIAL CONDITION.

          (a) Aeronomics has furnished to each of the other parties hereto: (a) balance sheets as of December 31, 1994, 1995 and 1996, and the statements of operations, statements of cash flows and statements of stockholders' equity for the years ended December 31, 1995 and 1996 (collectively the "AI Audited Financial Statements"), all as audited by KPMG Peat Marwick LLP (the "AI Auditors"); and (b) unaudited balance sheet as of March 31, 1997 and unaudited statement of operations for the three months ended March 31, 1997 (the "AI Unaudited Financial Statements"). The AI Audited Financial Statements and AI Unaudited Financial Statements are referred to collectively as the "AI Financial Statements."

          (b) The AI Financial Statements: (i) have been prepared in accordance with the books and records of Aeronomics; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered and subject to, in the case of the AI Unaudited Financial Statements, normal year-end audit adjustments relating to income taxes that may result from the audit of such AI Unaudited Financial Statements by the AI Auditors, and except for the absence of detailed notes customary for financial statements; (iii) reflect and provide adequate reserves and disclosures with respect to all liabilities of Aeronomics, including all contingent liabilities, as of their respective dates to the extent required by generally accepted accounting principles; and (iv) present fairly the financial position and results of operations of Aeronomics at and for the fiscal periods ended on such dates (subject to, in the case of the AI Unaudited Financial Statements, normal year-end audit adjustments that may result from the audit of such AI Unaudited Financial Statements by the AI Auditors).

          (c) Except for the transactions at the Closing specifically provided for in this Agreement and except as set forth on SCHEDULE 3.4(C), since the date
                                                 ---------------
of the AI Unaudited Financial Statements, there has not been:

               (i) any declaration, setting aside for, or payment of, a dividend or any distribution of assets of any kind whatsoever by Aeronomics, including any distribution in redemption of, or as the purchase price for, any capital stock, or in discharge or cancellation, in whole or in part, of any indebtedness, whether in payment of principal, interest or otherwise, owing to its stockholders;

               (ii) any increase in the salary or other compensation payable or to become payable to any officer, director or employee, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary compensation or benefit, other than normal cost-of-living and normal merit increases totaling not more than 10% per annum in the ordinary course of business consistent with past practice to employees earning less than $100,000 per annum;

               (iii) any entry into any agreement, commitment or transaction by Aeronomics not in the ordinary and usual course of business;

               (iv)   any AI Material Adverse Effect;

               (v) any damage, destruction or loss, but for the application of insurance proceeds, having an AI Material Adverse Effect;

               (vi) any material alteration in the manner in which Aeronomics keeps its books, accounts or records or in the accounting methods, principles or practices therein reflected;

               (vii) except for borrowings in the ordinary and usual course of business consistent with past practices, the incurrence or issuance of any indebtedness for borrowed money or any commitment to borrow money or any guaranty, direct or indirect, of indebtedness of others, or any prepayment of long-term debt;

               (viii) a termination or, to the knowledge of Aeronomics, a threatened termination, or a substantial modification of the relationship of Aeronomics with a customer or supplier or the occurrence of any event affecting any product or process used by Aeronomics having, in any such case or in the aggregate, an AI Material Adverse Effect;

               (ix) any acquisition or lease of or commitment to acquire or lease any realty, or any item of personal property in excess of $50,000;

               (x) any sale, assignment or other disposition of any assets of Aeronomics other than in the ordinary course of business and except for sales, assignments or other dispositions not exceeding $25,000 in the aggregate;

               (xi) an issuance of any shares of its capital stock (other than upon exercise of the Aeronomics Options);

               (xii) any change in the Certificate of Incorporation or other charter document or in the Bylaws or other governing documents of Aeronomics, or in the authorized, issued or outstanding capital stock of Aeronomics; or

               (xiii) any change in the operations, business or manner of conducting the business of Aeronomics, other than changes in the ordinary and usual course of business consistent with past practice, none of which would constitute an AI Material Adverse Effect.

          (d) The accounts receivable of Aeronomics existing on the date of the AI Unaudited Financial Statements arose, and those existing on the Closing Date will have arisen, out of sales in the ordinary course of business and represent bona fide indebtedness of the applicable account debtor.

     3.5. NO UNDISCLOSED LIABILITIES.  Except as and to the extent disclosed in
SCHEDULE 3.5 and except:
------------

          (a) as and to the extent specifically reflected or reserved against in the AI Unaudited Financial Statements at the date thereof; or

          (b) obligations incurred after the date of the AI Unaudited Financial Statements, in the ordinary and usual course of business in amounts and on terms consistent, in the aggregate, with past practice;

Aeronomics has no Liability, except for such Liabilities that would not in the aggregate have an AI Material Adverse Effect. "Liability" means any liability or obligation of any nature, whether direct, indirect, absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation).

     3.6. TAX MATTERS. Within the times (including extensions) and in the manner prescribed by law, Aeronomics has filed all federal, state, local and foreign returns for Taxes (as defined below) (the "AI Returns") required to be filed in any jurisdiction (including, without limitation, informational returns) and such AI Returns are complete, true and correct in all material respects; all AI Returns filed by Aeronomics complied in all respects with the tax laws, rules and regulations, as presently interpreted, applicable to such AI Returns; Aeronomics has not waived or extended any statute of limitations relating to the assessment of Taxes; and no audit or examination of any AI Returns is currently in progress or threatened or has occurred in the past. All Taxes required to be paid pursuant to such AI Returns have been paid on or before their respective due dates, except for Taxes being contested in good faith through proper procedures. The provisions for income and other taxes reflected in the balance sheets included in the AI Financial Statements make adequate provision for all accrued and unpaid Taxes of Aeronomics, whether or not disputed, and Aeronomics has made and will continue to make adequate provision for such Taxes on its books and records until the Effective Time, including any taxes arising from the transactions contemplated by this Agreement; provided however, no provision has been made or will be made in the AI Financial Statements for any taxes resulting from any tax election made by the Surviving Corporation subsequent to the Effective Time. Aeronomics has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. As used in this Agreement, "Taxes" means taxes, assessments or levies of any nature, including without limitation income, profit, franchise, sales, use, ad valorem, value added, severance, net or gross proceeds, payroll, withholding, employment occupation, property or excise taxes, imposed by any government or instrumentality, whether federal, state, local, or foreign, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

     3.7. LITIGATION.

          (a) Aeronomics is not subject to any judgment, award, injunction, rule, order or decree in which relief is sought involving, affecting or relating to the ownership, operation or use of Aeronomics' assets or the conduct of its business or which would prevent, delay or make illegal the transactions contemplated by this Agreement.

          (b) There are no actions, lawsuits, audits, investigations, claims or proceedings pending or, to the knowledge of Aeronomics, threatened against, involving, affecting or relating to Aeronomics or to its ownership, operation or use of its assets or to the conduct of its business before any court, arbitrator or federal, state, municipal or other governmental department, board, agency or instrumentality.

          (c) To the knowledge of Aeronomics, there exist no facts to serve as a reasonable basis for the institution of any action, lawsuit, audit, investigation, claim or proceeding which would constitute an AI Material Adverse Effect.

     3.8. VIOLATIONS OF LAW.

          (a) To the knowledge of Aeronomics, Aeronomics is not in violation of any provision of any law, decree, order or regulation applicable to Aeronomics or its business or properties, except for such violations the result of which would not have an AI Material Adverse Effect. Aeronomics has all material federal, state, local and foreign licenses, permits and other governmental authorizations required in the conduct of its business and the operation of its properties. Other than required blue sky filings and the filing of the Aeronomics Delaware Certificate, no consent of any governmental agency or body is required in order to permit the execution, delivery or performance of this Agreement by Aeronomics, the consummation of the transactions contemplated hereby or the continuation of the Aeronomics' business and operations by the Surviving Corporation after the Effective Time. Aeronomics is not a party to any consent decree issued by any governmental agency, authority or body.

          (b) None of Aeronomics, or to the knowledge of Aeronomics, any stockholder, officer, employee or agent of Aeronomics or any person acting on their behalf has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice or received or retained any such gift or similar benefit, which in any case would subject Aeronomics to any damage or penalty in any civil, criminal or governmental litigation or proceeding or that would be grounds for termination or modification of any material contract, license or other instrument to which Aeronomics is a party.

     3.9. PROPERTIES AND ASSETS.

          (a) Aeronomics owns or otherwise has the right to use all of the properties and assets now used in and material to the operation of its business. Aeronomics owns no real property.

          (b) Aeronomics has good and marketable title to, and at the Effective Time the Surviving Corporation will have good and marketable title to, all of the assets reflected in the AI Unaudited Financial Statements, including tangible personal property, except the assets disposed of since the date of such AI Unaudited Financial Statements in the ordinary course of business consistent with past practice, free and clear of all mortgages, liens, encumbrances, leases, equities, claims, charges, easements, rights-of-way, covenants, conditions and restrictions, except as set forth in
SCHEDULE 3.9(b), and except for:
---------------

                 (i) liens, if any, for personal property taxes not delinquent; and

                 (ii) mechanics' and other statutory liens securing payment of not more than $25,000 of indebtedness incurred in the ordinary and usual course of business subsequent to the date of the AI Unaudited Financial Statements for services rendered or goods furnished to Aeronomics after that date.

          (c) All items of tangible personal property of Aeronomics that are material to the operation of the business of Aeronomics are in good operating condition and repair (normal wear and tear excepted), and Aeronomics' maintenance practices conform in general to those customary in its industry.

          (d) All of the buildings, fixtures and other real property improvements used in Aeronomics' business are adequate for such use.

          (e)    SCHEDULE 3.9(e) attached hereto contains a description, of all
                 ---------------
real property leased to, in the possession of, or used in the business of, Aeronomics. True and complete copies of all real property leases have been delivered by Aeronomics to the other parties hereto.

          3.10.  PROPRIETARY RIGHTS.

          (a) Aeronomics owns, or has the right to use all AI Intellectual Property (as hereinafter defined) necessary for the operation of Aeronomics' business as presently conducted, free from claims for infringement or misappropriation; and after the consummation of the Aeronomics Merger, the Surviving Corporation will own, or will have the right to use, all AI Intellectual Property free from all other claims, liens, or encumbrances. Aeronomics has received no notice of any claims that the AI Intellectual Property infringes or misappropriates the intellectual property of any third party. SCHEDULE 3.10(a) (i) contains a complete list of each registration of
        ----------------
patents, copyrights, trademarks, service marks, trade names, maskworks and other AI Intellectual Property (collectively "AI Registrations") that have been issued to Aeronomics with respect to the AI Intellectual Property, (ii) identifies each pending AI Registration with respect to the AI Intellectual Property, and (iii) identifies all applications for or AI Registrations regarding AI Intellectual Property which have been withdrawn, abandoned, or have lapsed or been denied. For purposes hereof, the term "AI License Agreements" shall refer to all material license agreements or other written or oral agreements or permission that Aeronomics has granted to any third party with respect to any of the AI Intellectual Property (together with any exceptions), and the term "AI Third Party License Agreements" shall refer to all material items of AI Intellectual Property that any third party owns and the license, sublicense, agreement or other permission in connection therewith. Aeronomics has supplied the other parties hereto with correct and complete copies of all AI License Agreements and AI Third Party License

Agreements. Each person who developed or created any portion of the AI Computer Programs (as defined below) who was not a full-time employee of Aeronomics at the time such work was performed, has executed a written agreement assigning, transferring and conveying all right, title and interest in and to such portions of the AI Computer Programs to Aeronomics. Aeronomics has complied with all AI License Agreements and AI Third Party License Agreements, and to the knowledge of Aeronomics, all other parties to such agreements have complied with all provisions thereof; and no material default or event of default exists under any of the AI License Agreements or AI Third Party License Agreements.

          (b)  Except as set forth on SCHEDULE 3.10(b), (i) Aeronomics owns all
                                      ----------------
right, title and interest in and to all AI Intellectual Property and the AI Registrations, (ii) Aeronomics has not received any charge, complaint, claim, or notice alleging and has no other knowledge regarding the invalidity, abuse, misuse, or unenforceability of any of such right, title or interest, (iii) to the knowledge of Aeronomics, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any AI Intellectual Property, (iv) Aeronomics has not received a notice of conflict with the asserted rights of others within the last five years, and (v) Aeronomics has not infringed any such rights of others.

          (c) Without limiting any of the foregoing, to the knowledge of Aeronomics, (a) none of Aeronomics' officers, directors, employees or independent contractors have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any person other than Aeronomics, any AI Intellectual Property.

          (d) The AI Computer Programs (as defined below) (a) perform in all material respects in accordance with all published specifications of Aeronomics for such AI Computer Programs, (b) comply in all material respects with all other published documentation, descriptions and literature of Aeronomics with respect to such AI Computer Programs, and (c) comply in all material respects with all representations, warranties and other requirements specified in all of the AI License Agreements.

          (e) Each past or present customer of Aeronomics and each past or present potential customer of Aeronomics to whom Aeronomics disclosed any AI Intellectual Property is bound by a confidentiality provision which requires such past, present or potential customer to take reasonable steps to protect the rights of Aeronomics in the AI Intellectual Property, except for failures that would not constitute an AI Material Adverse Effect.

          (f) "AI Intellectual Property" shall refer to all (i) patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto,
(ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof and all goodwill associated therewith, (iii) copyrights and registrations and applications for registration thereof, (iv) maskworks and registrations and applications for registration thereof, (v) right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment), (all of the foregoing in this clause (v) is referred to collectively as the "AI Computer Programs"), (vi) trade secrets and confidential business information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how (excluding know-how unrelated to Aeronomics' business or products), manufacturing and production processes and techniques, research and development information, software products in development, drawings, flow charts, processes ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (vii) other proprietary rights of Aeronomics, and (viii) copies and tangible embodiments of the foregoing.

     3.11.  INSURANCE.  SCHEDULE 3.11 attached hereto sets forth a summary
                        -------------
description of insurance coverage covering the business and properties of Aeronomics, which description includes, among other things, the property covered and the insurer and the amount and period of coverage. There are no outstanding requirements or recommendations of any insurance company that issued any policy of fire or extended coverage insurance covering the properties of Aeronomics or by any Board of Fire Underwriters or other similar body exercising similar functions, or by any governmental authority exercising similar functions that require or recommend any repairs or other work to be done on or with respect to any of the properties insured in any of said policies. All of such policies of insurance are on an occurrence basis and will be in full force and effect immediately after the Effective Time.

     3.12.  CONTRACTS AND OTHER INSTRUMENTS.

            (a)  SCHEDULE 3.12(a) sets forth a list of each material contract,
                 ----------------
license agreement, purchase order, lease, license, indenture or commitment, written or oral including all amendments or modifications thereof, to which Aeronomics is a party or by which any of its assets are bound, including but not limited to the following:

                 (i) Agreements, commitments, notes, indentures or other instruments relating to the borrowing of money, or the guaranty of security of any such obligation for the borrowing of money;

                 (ii) Joint venture or other agreements with any person, firm, corporation or unincorporated association doing business either within or outside the United States relating to sharing of present or future commissions, fees or other income or profits;

                 (iii) Lease of personal property to Aeronomics involving a present or future obligation of an amount in excess of $25,000;

                 (iv)   Franchise agreements;

                 (v) Agreements limiting the freedom of Aeronomics to compete in any line of business or in any geographic area or with any person;

                 (vi)   Broker or distributorship contracts;

                 (vii) Advertising, marketing and promotional agreements (including, but not limited to, any agreements providing for discounts and/or rebates), involving a present or future obligation of an amount in excess of $25,000;

                 (viii) Agreements that require future expenditures by Aeronomics in excess of $25,000; or

                 (ix) Agreements for the provision of products or services by Aeronomics having a value in excess of $25,000.

            The contracts, license agreements, distributor agreements, purchase orders, leases, licenses, indentures or commitments that are required to be identified in SCHEDULE 3.12(a) are referred to as the "AI Contracts." True and
              ----------------
complete copies of each of the AI Contracts, or where they are oral, true and complete written summaries thereof, have been delivered to the other parties hereto.

            (b)  Except as set forth in SCHEDULE 3.12(b) attached hereto, there
                                        ----------------
has not occurred any default under any AI Contract on the part of Aeronomics or, to the knowledge of Aeronomics, on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both would constitute a default under any AI Contract or under which Aeronomics is or may be bound, except for such defaults or events the result of which would not have an AI Material Adverse Effect. Except as set forth in SCHEDULE 3.12(b), no
                                                           ----------------
consent of any party to any AI Contract is required in order to permit the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, nor will the execution, delivery or performance of this Agreement or the consummation of the Aeronomics Merger, result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, or result in a modification of, or give any third party the right to terminate, cancel, accelerate or increase the rate of interest payable under, any liabilities, obligations, rights or benefits under, any AI Contract.

            (c)  Set forth in SCHEDULE 3.12(c) attached hereto is a list of (i)
                              ----------------
each outstanding bid or proposal for an AI Contract and a description of and projected dollar value of each such bid or proposal; and (ii) the aggregate dollar amount of all outstanding claims against Aeronomics or claims, which, to the knowledge of Aeronomics, have been threatened against Aeronomics, under each AI Contract presently or heretofore in effect (including, without limitation, claims for back charges, rebates, price reductions or settlements or for breaches of product warranties or for product liability for products manufactured or sold).

     3.13.  LABOR AND EMPLOYMENT AGREEMENTS.

            (a)  SCHEDULE 3.13 attached hereto contains a description of each
                 -------------
plan, contract or arrangement under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of

Aeronomics. Aeronomics is not a party to any collective bargaining agreement or other labor agreement. There are no labor disputes pending or, to the knowledge of Aeronomics, threatened between Aeronomics and its employees.

            (b) Aeronomics has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from their respective employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

            (c) All accrued material obligations of Aeronomics (whether arising by operation of law, by contract or past custom) for payments by Aeronomics to trusts or other funds or to any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of Aeronomics with respect to employment of those employees have been paid or adequate accruals therefor have been made in the AI Unaudited Financial Statements for obligations accrued through the date of such AI Unaudited Financial Statements, and in the books and records of Aeronomics for obligations accruing after that date.

            (d) All material obligations of Aeronomics (whether arising by operation of law by contract, by past custom or otherwise) for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers, directors or other employees of Aeronomics in respect of the services rendered by any of them have been paid or adequate accruals therefor have been made in the AI Unaudited Financial Statements for obligations accrued through the date of such AI Unaudited Financial Statements, and in the books and records of Aeronomics for obligations accruing thereafter.

            (e) To the knowledge of Aeronomics, Aeronomics has complied in all material respects with all applicable state and federal equal opportunity and other laws relating to employment.

     3.14.  EMPLOYEE BENEFIT PLANS.

            (a)  SCHEDULE 3.14(a) lists all plans, programs, and similar
                 ----------------
agreements, commitments or arrangements, whether oral or written, maintained by or on behalf of Aeronomics or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of Aeronomics ("AI Plan" or "AI Plans"). Except as set forth on SCHEDULE 3.14(a)
                                                              ----------------
only current and former employees of Aeronomics participate in the Plans.
Copies of all AI Plans and, to the extent applicable, all related trust agreements, actuarial reports, year-end allocation/reconciliation reports, appraisal actuarial reports, and valuations for the most recent three years, all summary plan descriptions, prospectuses, Annual Report Form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, all promissory notes, guarantees, loan agreements, contribution agreements and related documents for any loans entered into by and between Aeronomics and/or any Aeronomics Plan, and any related documents requested by the other parties hereto, including all amendments, modifications and supplements thereto, have been delivered to such parties, and all of the same are or will be true, correct and complete.

            (b) With respect to each AI Plan to the extent applicable: (i) no litigation or administrative or other proceeding is pending or, to the knowledge of Aeronomics, threatened involving such AI Plan; (ii) such AI Plan has been administered and operated in substantial compliance with, and has been amended to comply with all applicable laws, rules, and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and the regulations issued under ERISA and the Code; (iii) Aeronomics has made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such AI Plan or required to be made under applicable agreements or laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined according to such agreements or using the ongoing actuarial and funding assumptions of the AI Plan; (iv) such AI Plan is fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof, or the AI Unaudited Financial Statements contain adequate reserves or paid-up insurance has been provided, therefor; (v) on the Closing Date such AI Plan will be fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on Aeronomics' books and records, or paid-up insurance will be provided, therefor; and (vi) such AI Plan has been administrated and operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the four years prior hereto any material increase in the liabilities of such AI Plan beyond increases typically experienced by employers similar to Aeronomics.

            (c)  SCHEDULE 3.14(c) lists each AI Plan which is an "employee
                 ----------------
benefit plan" as defined in Section 3(3) of ERISA, including any terminated employee benefit plans that covers or covered any employee of Aeronomics ("Aeronomics ERISA Plan").

            (d) Aeronomics does not participate and has never participated in a multiemployer plan, as defined in Section 3(37)(A) of ERISA ("Multiemployer Benefit Plan"). Aeronomics is not required to contribute to any Multiemployer Benefit Plan maintained by any other person, nor does Aeronomics have any liability to any such Multiemployer Benefit Plan.

            (e)  Except as set forth on SCHEDULE 3.14(e), with respect to each
                                        ----------------
Aeronomics ERISA Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, has at any time been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Section 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exception issued by the Department of Labor, nor has any such person been involved in or caused such plan to be involved in a breach of fiduciary duty under Section 404 of ERISA.

            (f) Of the Aeronomics ERISA Plans, only Aeronomics' 401(k) Profit Sharing Plan identified in SCHEDULE 3.14(c) (the "AI 401(k) Plan") is an
                           ----------------
"employee pension benefit plan" within the meaning of Section 3(2) of ERISA. With respect to the AI 401(k) Plan: (i) such AI 401(k) Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under Section 501(a) of the Code;
(ii) all minimum funding standards required by law with respect to the funding of benefits payable or to be payable under such AI 401(k) Plan have been met;
(iii) there is no "accumulated funding deficiency" within the meaning of Code
Section 412 under such AI 401(k) Plan; (iv) no reportable event as described in
Section 4043 of ERISA has occurred, or is continuing, with respect to such AI 401(k) Plan, and Aeronomics has not incurred any liability to the Pension Benefit Guaranty Corporation; ; and (v) the AI 401(k) Plan is a defined contribution plan and is funded in an amount equal to the participants' account balances, whether or not vested.

            (g) Aeronomics does not now have, and has never had, a plan that covers, or is intended primarily to cover, only employees who are located in a country other than the United States.

            (h) Neither Aeronomics nor any of the AI Plans has any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment ("Post-employment Benefits"), except for retirement benefits and except as required by Section 601 of ERISA and Section 4980B of the Code. With respect to (i) all persons terminated or retired on the Closing Date, and (ii) active employees and other participants and beneficiaries, to the extent Post-employment Benefits (other than qualified retirement plan benefits under the AI 401(k) Plan) have been, or are reasonably expected to be, earned by service to the Closing Date, paid-up insurance or plan funding will be provided, or the books and records of Aeronomics will contain adequate reserves in an amount not less than the present value of all such benefits, determined as though all such Post-employment Benefits were fully vested and nonforfeitable and assuming the continuation of all such Plans, using actuarial methods and assumptions which are reasonable individually and in the aggregate.

     3.15.  OFFICERS, DIRECTORS AND EMPLOYEES.

            (a)  SCHEDULE 3.15(a) attached hereto sets forth a true and complete
                 ----------------
list of the names of, the offices held by, and the compensation paid to, the officers, directors and employees of Aeronomics as of December 31, 1996.

            (b)  Except as set forth on SCHEDULE 3.15(b), Aeronomics has no
                                        ----------------
financial obligation and is not otherwise indebted to any person who is an officer, director, stockholder or employee of Aeronomics, or to any spouse, child or relative of any such person or to any entity controlled directly or indirectly by such person, in any amount whatsoever other than for compensation for services rendered since the start of the current pay period of Aeronomics generally utilized by its employees and for business expenses, nor is any director or stockholder of Aeronomics, or any spouse, child or other relative of such person, indebted to Aeronomics except for reimbursement of advances made in the ordinary course of business.

     3.16. AGREEMENT NOT IN BREACH OF CERTAIN INSTRUMENTS. Neither the execution and delivery of this Agreement nor the consummation of the Mergers will violate or conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, any provision of the Certificate of Incorporation or Bylaws of Aeronomics or result in a breach of any of the terms and provisions of, or constitute a violation or default (or an event that with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or conflict with, (a) any AI Contract, (b) any judgment, decree, order or award of any court, governmental body or arbitrator to which Aeronomics is a party, or (c) any law, rule or regulation applicable to Aeronomics.

     3.17. REGULATORY APPROVALS. Other than the filing of the Aeronomics Certificate and any required blue sky filings, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required in connection with the execution and delivery of this Agreement or the consummation of the Aeronomics Merger.

     3.18. BROKERAGE. Aeronomics has not dealt with any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions which might as a result reasonably give rise to the obligation to pay a fee, commission or other compensation, therefor.

     3.19.  BANK ACCOUNTS. SCHEDULE 3.19 attached hereto contains an accurate
                           -------------
and complete list of: (a) the names and addresses of each bank in which Aeronomics has an account; (b) the account number of such accounts; and (c) the authorized signatories for such accounts.

     3.20. ENVIRONMENTAL MATTERS. To the knowledge of Aeronomics, Aeronomics is in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act, 33 U.S.C. (S)1251 et seq.,
                                                                      ------
the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., the Clean
                                                              ------
Air Act, 42 U.S.C. (S)7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
                           ------
(S)2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42
        ------
U.S.C. (S)1001 et seq., the regulations developed pursuant to these statutes and
               ------
the corresponding state and local statutes, ordinances and regulations. There has been no release by Aeronomics or, to the knowledge of Aeronomics, by any other person of a hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)9601(14), into the environment at any property owned or leased by Aeronomics (the "AI Premises") including, without limitation, any such release in the soil or groundwater underlying the AI Premises. To the knowledge of Aeronomics, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the AI Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. Aeronomics has not received notice of any violation of any environmental statute or regulation nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party (in each case, an "Environmental Notice") .

     3.21. EMPLOYEE CONFIDENTIALITY AGREEMENTS. Each director and officer and each technical and management employee of Aeronomics has signed a confidentiality and proprietary rights agreement with Aeronomics containing provisions customary for companies in its industry, including without limitation provisions prohibiting each such person from disclosing or using any proprietary information of Aeronomics for any purpose other than the performance of such person's duties to Aeronomics. Such agreements are legal, valid and binding obligations of Aeronomics and its employees, officers and directors and are enforceable in accordance with their respective terms, except as limited by bankruptcy and other laws of general application affecting the rights and remedies of creditors generally and except insofar as the availability of equitable remedies may be limited.

     3.22. U.S. REAL PROPERTY HOLDING COMPANY. Aeronomics is not a "real property holding company" within the meaning of Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

     3.23. REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The Registration Statement (as hereinafter defined) shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Joint Proxy Statement (as hereinafter defined) to be sent to the shareholders of DFI and the shareholders of Aeronomics in connection with the meetings of the shareholders of each respective company to consider the Mergers (each a "Shareholders' Meeting" and collectively, the "Shareholders' Meetings") shall not, on the date the Proxy Statement is first mailed to the DFI shareholders, the date the Joint Proxy Statement is first mailed to the Aeronomics shareholders, at the time of each Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for either Shareholders' Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Aeronomics or any of its affiliates, officers or directors should be discovered by Aeronomics which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Aeronomics shall promptly inform DFI and Newco. Notwithstanding the foregoing, Aeronomics makes no representation or warranty with respect to any information supplied by or concerning DFI which is contained in any of the foregoing documents.

     3.24. DISCLOSURE. Except as contemplated by or disclosed in this Agreement, there is no fact or circumstance within the knowledge of Aeronomics that would constitute an AI Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of Aeronomics set forth in this Agreement (including the schedules and other certificates, agreements or other documents to be furnished hereunder) contains or will contain any misstatement of a material fact or omission to state a material fact necessary to make the statements contained herein or therein not misleading. Notwithstanding anything contained herein to the contrary, Aeronomics may at any time prior to the Closing update or amend any representation or schedule relating thereto that becomes untrue or incorrect as the result of events occurring following the date of this Agreement (an "AI Updated Representation").

4. REPRESENTATIONS AND WARRANTIES OF DFI. DFI represents and warrants to the other parties hereto as follows:

     4.1 ORGANIZATION AND QUALIFICATION. DFI is duly organized and validly existing as a corporation in good standing under the laws of California, with the corporate power to own, lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted. DFI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a DFI Material Adverse Effect. True and complete copies of the Articles of Incorporation, or other charter documents, and Bylaws of DFI in effect on the date hereof have been delivered to the other parties hereto. Other than as set forth in SCHEDULE 4.1, DFI does not own or hold directly or indirectly, any debt
         ------------
or equity securities of, or have any interest in, any corporation, partnership, joint venture or other entity. As used in this Agreement, "DFI Material Adverse Effect" means any change in or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of DFI.

     4.2.   AUTHORIZATION OF AGREEMENT.

            (a) DFI has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder approval requirements of the CCC, to consummate the DFI Merger. Other than the approval by DFI's shareholders in accordance with the requirements of the CCC, the execution, delivery and performance of this Agreement and the consummation of the DFI Merger have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of DFI.

            (b) This Agreement and all other agreements herein contemplated to be executed in connection herewith by DFI have been (or upon execution will have been) duly executed and delivered by or for the benefit of DFI, and constitute binding obligations, enforceable against DFI in accordance with their respective terms. DFI is not, and immediately prior to the Effective Time, DFI will not be, a party to, subject to or bound by any provision of the Certificate of Incorporation or Bylaws of DFI, or any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution and delivery of this Agreement or the consummation of the Mergers.

     4.3    CAPITALIZATION.

     (a)    SCHEDULE 4.3(a) attached hereto sets forth the authorized
            ---------------
capitalization of DFI, the number of shares outstanding and the names of, and the number of shares of each class of capital stock owned by, each of the shareholders of record as of the date hereof. No person or entity, other than as shown on such SCHEDULE 4.3(a), owns of record any of the outstanding shares
                 ---------------
of capital stock of DFI. At the Effective Time all of the outstanding shares of capital stock of DFI will be as set forth in SCHEDULE 4.3(a) hereto, which will
                                             ---------------
comprise all of the issued and outstanding capital stock of DFI. The outstanding shares of capital stock of DFI as set forth on SCHEDULE 4.3(a) are
                                                           ---------------
sometimes referred to as the "DFI Shares". All of the DFI Shares are and will be duly authorized, validly issued and outstanding, fully paid and nonassessable. The outstanding DFI Shares are not subject to and were not issued in violation of any preemptive rights. Each DFI Share was issued in conformity with applicable law (including without limitation, all federal and applicable state securities laws), and neither any party to whom such DFI Shares were issued nor any person claiming through any such party has any claim against DFI in respect of any such issuance. Except as set forth on SCHEDULE 4.3(a),
                                                             ---------------
there are (i) no voting trusts or other agreements or understandings to which DFI is a party with respect to the voting of the capital stock of DFI, and (ii) no parties having the right to require DFI to register any of its securities under the Securities Act of 1933, as amended.

            (b)   SCHEDULE 4.3(b) attached hereto sets forth the name of each
                  ---------------
holder of an outstanding DFI Option and, with respect to each such option, the original grant date of such option, the expiration date of such option, the number of shares originally purchasable upon exercise of such option, the number of shares which remain subject to such option, separately identifying the number of shares with respect to which such option is currently exercisable and the number of shares with respect to which such option has not yet vested, and the exercise price payable under such option. The Mergers shall not result in the automatic vesting of, or the acceleration of the vesting schedule of, any DFI Options. Except as set forth in SCHEDULE 4.3(b), there are no outstanding
                                ---------------
subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating DFI to issue any additional shares of capital stock or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of capital stock of DFI, and no unissued shares of stock are subject to any preemptive rights. Except as set forth in SCHEDULE 4.3(b), there are no outstanding contractual
                       ---------------
obligations of DFI to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in DFI.

     4.4.   FINANCIAL CONDITION.

            (a) DFI has furnished to each of the other parties hereto: (a) balance sheets as of December 31, 1994, 1995 and 1996, and the statements of operations, statements of cash flows and statements of shareholders' equity for the years ended December 31, 1994, 1995 and 1996 (collectively the "DFI Audited Financial Statements"), all as audited by Shilling & Kenyon, Inc. (the "DFI Auditors"); and (b) unaudited balance sheet as of March 31, 1997 and unaudited statement of operations for the three months ended March 31, 1997 (the "DFI Unaudited Financial Statements"). The DFI Audited Financial Statements and DFI Unaudited Financial Statements are referred to collectively as the "DFI Financial Statements."

            (b) The DFI Financial Statements: (i) have been prepared in accordance with the books and records of DFI; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered and subject to, in the case of the DFI Unaudited Financial Statements, normal year-end audit adjustments relating to income taxes that may result from the audit of such DFI Unaudited Financial Statements by the DFI Auditors, and except for the absence of detailed notes customary for financial statements; (iii) reflect and provide adequate reserves and disclosures with respect to all liabilities of DFI, including all contingent liabilities, as of their respective dates to the extent required by generally accepted accounting principles; and (iv) present fairly the financial position and results of operations of DFI at and for the fiscal periods ended on such dates (subject to, in the case of the DFI Unaudited Financial Statements, normal year-end audit adjustments that may result from the audit of such DFI Unaudited Financial Statements by the DFI Auditors).

            (c) Except for the transactions at the Closing specifically provided for in this Agreement and except as set forth in SCHEDULE 4.3(c), since
                                                          ---------------
the date of the DFI Unaudited Financial Statements, there has not been:

                  (i) any declaration, setting aside for, or payment of, a dividend or any distribution of assets of any kind whatsoever by DFI, including any distribution in redemption of, or as the purchase price for, any capital stock, or in discharge or cancellation, in whole or in part, of any indebtedness, whether in payment of principal, interest or otherwise, owing to its stockholders;

                  (ii) any increase in the salary or other compensation payable or to become payable to any officer, director or employee, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary compensation or benefit, other than normal cost-of-living and normal merit increases totaling not more than 10% per annum in the ordinary course of business consistent with past practice to employees earning less than $100,000 per annum;

                  (iii) any entry into any agreement, commitment or transaction by DFI not in the ordinary and usual course of business;

                  (iv)    any DFI Material Adverse Effect;

                 (v) any damage, destruction or loss, but for the application of insurance proceeds, having a DFI Material Adverse Effect;

                 (vi) any material alteration in the manner in which DFI keeps its books, accounts or records or in the accounting methods, principles or practices therein reflected;

                 (vii) except for borrowings in the ordinary and usual course of business consistent with past practices, the incurrence or issuance of any indebtedness for borrowed money or any commitment to borrow money or any guaranty, direct or indirect, of indebtedness of others, or any prepayment of long-term debt;

                 (viii) a termination or, to the knowledge of DFI, a threatened termination, or a substantial modification of the relationship of DFI with a customer or supplier or the occurrence of any event affecting any product or process used by DFI having, in any such case or in the aggregate, a DFI Material Adverse Effect;

                 (ix) any acquisition or lease of or commitment to acquire or lease any realty, or any item of personal property in excess of $50,000;

                 (x) any sale, assignment or other disposition of any assets of DFI other than in the ordinary course of business and except for sales, assignments or other dispositions not exceeding $25,000 in the aggregate;

                 (xi) an issuance of any shares of its capital stock (other than upon exercise of the DFI Options);

                 (xii) any change in the Certificate of Incorporation or other charter document or in the Bylaws or other governing documents of DFI, or in the authorized, issued or outstanding capital stock of DFI; or

                 (xiii) any change in the operations, business or manner of conducting the business of DFI, other than changes in the ordinary and usual course of business consistent with past practice, none of which would constitute a DFI Material Adverse Effect.

            (d) The accounts receivable of DFI existing on the date of the DFI Unaudited Financial Statements arose, and those existing on the Closing Date will have arisen, out of sales in the ordinary course of business and represent bona fide indebtedness of the applicable account debtor.

     4.5.   NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed in
SCHEDULE 4.5 and except:
------------

            (a) as and to the extent specifically reflected or reserved against in the DFI Unaudited Financial Statements at the date thereof; or

            (b) obligations incurred after the date of the DFI Unaudited Financial Statements, in the ordinary and usual course of business in amounts and on terms consistent, in the aggregate, with past practice;

DFI has no Liability, except for such Liabilities that would not in the aggregate have a DFI Material Adverse Effect. "Liability" means any liability or obligation of any nature, whether direct, indirect, absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation).

     4.6 TAX MATTERS. Within the times (including extensions) and in the manner prescribed by law, DFI has filed all federal, state, local and foreign returns for Taxes (as defined below) (the "DFI Returns") required to be filed in any jurisdiction (including, without limitation, informational returns) and such DFI Returns are complete, true and correct in all material respects; all DFI Returns filed by DFI complied in all respects with the tax laws, rules and regulations, as presently interpreted, applicable to such DFI Returns; DFI has not waived or extended any statute of limitations relating to the assessment of Taxes; and, except as set forth in SCHEDULE 4.6, no audit or examination of any
                                   ------------
DFI Returns is currently in progress or threatened or has occurred in the past. All Taxes required to be paid pursuant to such DFI Returns have been paid on or before their respective due dates, except for Taxes being contested in good faith through proper procedures. The provisions for income and other taxes reflected in the balance sheets included in the DFI Financial Statements make adequate provision for all accrued and unpaid Taxes of DFI, whether or not disputed, and DFI has made and will continue to make adequate provision for such Taxes on its books and records until the Effective Time, including any taxes arising from the transactions contemplated by this Agreement; provided however, no provision has been made or will be made in the DFI Financial Statements for any taxes resulting from any tax election made by the Surviving Corporation subsequent to the Effective Time. DFI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

     4.7.   LITIGATION.

            (a) DFI is not subject to any judgment, award, injunction, rule, order or decree in which relief is sought involving, affecting or relating to the ownership, operation or use of DFI's assets or the conduct of its business or which would prevent, delay or make illegal the transactions contemplated by this Agreement.

            (b) There are no actions, lawsuits, audits, investigations, claims or proceedings pending or, to the knowledge of DFI, threatened against, involving, affecting or relating to DFI or to its ownership, operation or use of its assets or to the conduct of its business before any court, arbitrator or federal, state, municipal or other governmental department, board, agency or instrumentality.

            (c) To the knowledge of DFI, there exist no facts to serve as a reasonable basis for the institution of any action, lawsuit, audit, investigation, claim or proceeding which would constitute a DFI Material Adverse Effect.

     4.8.   VIOLATIONS OF LAW.

            (a) To the knowledge of DFI, DFI is not in violation of any provision of any law, decree, order or regulation applicable to DFI or its business or properties, except for such violations the result of which would not have a DFI Material Adverse Effect. DFI has all material federal, state, local and foreign licenses, permits and other governmental authorizations required in the conduct of its business and the operation of its properties. Other than required blue sky filings and the filing of the DFI Delaware Certificate, no consent of any governmental agency or body is required in order to permit the execution, delivery or performance of this Agreement by DFI, the consummation of the transactions contemplated hereby or the continuation of DFI's business and operations by the Surviving Corporation after the Effective Time. DFI is not a party to any consent decree issued by any governmental agency, authority or body.

            (b) None of DFI, or to the knowledge of DFI, any shareholder, officer, employee or agent of DFI or any person acting on their behalf has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice or received or retained any such gift or similar benefit, which in any case would subject DFI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or that would be grounds for termination or modification of any material contract, license or other instrument to which DFI is a party.

     4.9.   PROPERTIES AND ASSETS.

            (a) DFI owns or otherwise has the right to use all of the properties and assets now used in and material to the operation of its business. DFI owns no real property.

            (b) DFI has good and marketable title to, and at the Effective Time the Surviving Corporation will have good and marketable title to, all of the assets reflected in the DFI Unaudited Financial Statements, including tangible personal property, except the assets disposed of since the date of such DFI Unaudited Financial Statements in the ordinary course of business consistent with past practice, free and clear of all mortgages, liens, encumbrances, leases, equities, claims, charges, easements, rights-of-way, covenants, conditions and restrictions, except as set forth in SCHEDULE 4.9(B), and except
                                                    ---------------
for:

                  (i) liens, if any, for personal property taxes not delinquent; and

                  (ii) mechanics' and other statutory liens securing payment of not more than $25,000 of indebtedness incurred in the ordinary and usual course of business subsequent to the date of the DFI Unaudited Financial Statements for services rendered or goods furnished to DFI after that date.

            (c) All items of tangible personal property of DFI that are material to the operation of the business of DFI are in good operating condition and repair (normal wear and tear excepted), and DFI's maintenance practices conform in general to those customary in its industry.

            (d) All of the buildings, fixtures and other real property improvements used in DFI's business are adequate for such use.

            (e)   SCHEDULE 4.9(E) attached hereto contains a description, of all
                  ---------------
real property leased to, in the possession of, or used in the business of, DFI. True and complete copies of all real property leases have been delivered by DFI to the other parties hereto.

            4.10  PROPRIETARY RIGHTS.

            (a) DFI owns, or has the right to use all DFI Intellectual Property (as hereinafter defined) necessary for the operation of DFI's business as presently conducted, free from claims for infringement or misappropriation; and after the consummation of the DFI Merger, the Surviving Corporation will own, or will have the right to use, all DFI Intellectual Property free from all other claims, liens, or encumbrances. DFI has received no notice of any claims that the DFI Intellectual Property infringes or misappropriates the intellectual property of any third party. SCHEDULE 4.10(A) (i) contains a complete list of
                             ----------------
each registration of patents, copyrights, trademarks, service marks, trade names, maskworks and other DFI Intellectual Property (collectively "DFI Registrations") that have been issued to DFI with respect to the DFI Intellectual Property, (ii) identifies each pending DFI Registration with respect to the DFI Intellectual Property, and (iii) identifies all applications for or DFI Registrations regarding DFI Intellectual Property which have been withdrawn, abandoned, or have lapsed or been denied. For purposes hereof, the term "DFI License Agreements" shall refer to all material license agreements or other written or oral agreements or permission that DFI has granted to any third party with respect to any of the DFI Intellectual Property (together with any exceptions), and the term "DFI Third Party License Agreements" shall refer to all material items of DFI Intellectual Property that any third party owns and the license, sublicense, agreement or other permission in connection therewith. DFI has supplied the other parties hereto with correct and complete copies of all DFI License Agreements and DFI Third Party License Agreements. Each person who developed or created any portion of the 'DFI Computer Programs' (as defined below) who was not a full-time employee of DFI at the time such work was performed, has executed a written agreement assigning, transferring and conveying all right, title and interest in and to such portions of the DFI Computer Programs to DFI. DFI has complied with all DFI License Agreements and DFI Third Party License Agreements, and to the knowledge of DFI, all other parties to such agreements have complied with all provisions thereof; and no material default or event of default exists under any of the DFI License Agreements or DFI Third Party License Agreements.

            (b)   Except as set forth on SCHEDULE 4.10(B), (i) DFI owns all
                                         ----------------
right, title and interest in and to all DFI Intellectual Property and the DFI Registrations, (ii) DFI has not received any charge, complaint, claim, or notice alleging and has no other knowledge regarding the invalidity, abuse, misuse, or unenforceability of any of such right, title or interest, (iii) to the knowledge of DFI, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any DFI Intellectual Property, (iv) DFI has not received a notice of conflict with the asserted rights of others within the last five years, and
(v) DFI has not infringed any such rights of others.

            (c) Without limiting any of the foregoing, to the knowledge of DFI, (a) none of DFI's officers, directors, employees or independent contractors have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any person other than DFI, any DFI Intellectual Property.

            (d) The DFI Computer Programs (as defined below) (a) perform in all material respects in accordance with all published specifications of DFI for such DFI Computer Programs, (b) comply in all material respects with all other published documentation, descriptions and literature of DFI with respect to such DFI Computer Programs, and (c) comply in all material respects with all representations, warranties and other requirements specified in all of the DFI License Agreements.

            (e) Each past or present customer of DFI and each past or present potential customer of DFI to whom DFI disclosed any DFI Intellectual Property is bound by a confidentiality provision which requires such past, present or potential customer to take reasonable steps to protect the rights of DFI in the DFI Intellectual Property, except for failures that would not constitute a DFI Material Adverse Effect.

            (f) "DFI Intellectual Property" shall refer to all (i) patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof and all goodwill associated therewith, (iii) copyrights and registrations and applications for registration thereof, (iv) maskworks and registrations and applications for registration thereof, (v) right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment), (all of the foregoing in this clause (v) is referred to collectively as the "DFI Computer Programs"), (vi) trade secrets and confidential business information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how (excluding know-how unrelated to DFI's business or products), manufacturing and production processes and techniques, research and development information, software products in development, drawings, flow charts, processes ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information),
(vii) other proprietary rights of DFI, and (viii) copies and tangible embodiments of the foregoing.

     4.11.  INSURANCE. SCHEDULE 4.11 attached hereto sets forth a summary
                       -------------
description of insurance coverage covering the business and properties of DFI, which description includes, among other things, the property covered and the insurer and the amount and period of coverage. There are no outstanding requirements or recommendations of any insurance company that issued any policy of fire or extended coverage insurance covering the properties of DFI or by any Board of Fire Underwriters or other similar body exercising similar functions, or by any governmental authority exercising similar functions that require or recommend any repairs or other work to be done on or with respect to any of the properties insured in any of said policies. All of such policies of insurance are on an occurrence basis and will be in full force and effect immediately after the Effective Time.

     4.12.  CONTRACTS AND OTHER INSTRUMENTS.

            (a)   SCHEDULE 4.12(A) sets forth a list of each material contract,
                  ----------------
license agreement, purchase order, lease, license, indenture or commitment, written or oral including all amendments or modifications thereof, to which DFI is a party or by which any of its assets are bound, including but not limited to the following:

                  (i) Agreements, commitments, notes, indentures or other instruments relating to the borrowing of money, or the guaranty of security of any such obligation for the borrowing of money;

                  (ii) Joint venture or other agreements with any person, firm, corporation or unincorporated association doing business either within or outside the United States relating to sharing of present or future commissions, fees or other income or profits, excluding vending machine revenue sharing agreements with the site operator;

                  (iii) Lease of personal property to DFI involving a present or future obligation of an amount in excess of $25,000;

                  (iv)    Franchise agreements;

                  (v) Agreements limiting the freedom of DFI to complete in any line of business or in any geographic area or with any person;

                  (vi)    Broker or distributorship contracts;

                  (vii) Advertising, marketing and promotional agreements (including, but not limited to, any agreements providing for discounts and/or rebates), involving a present or future obligation of an amount in excess of $25,000;

                  (viii) Agreements that require future expenditures by DFI in excess of $25,000; or

                  (ix) Agreements for the provision of products or services by DFI having a value in excess of $25,000.

            The contracts, license agreements, distributor agreements, purchase orders, leases, licenses, indentures or commitments that are required to be identified in SCHEDULE 4.12(A) are referred to as the "DFI Contracts." True and
              ----------------
complete copies of each of the DFI Contracts, or where they are oral, true and complete written summaries thereof, have been delivered to the other parties hereto.

            (b)   Except as set forth in SCHEDULE 4.12(B) attached hereto, there
                                         ----------------
has not occurred any default under any DFI Contract on the part of DFI or, to the knowledge of DFI, on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both would constitute a default under any DFI Contract or under which DFI is or may be bound, except for such defaults or events the result of which would not have a DFI Material Adverse Effect. Except as set forth in SCHEDULE 4.12(B), no consent
                                                    ----------------
of any party to any DFI Contract is required in order to permit the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, nor will the execution, delivery or performance of this Agreement or the consummation of the DFI Merger, result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, or result in a modification of, or give any third party the right to terminate, cancel, accelerate or increase the rate of interest payable under, any liabilities, obligations, rights or benefits under, any DFI Contract.

            (c)   Set forth in SCHEDULE 4.12(C) attached hereto is a list of (i)
                               ----------------
each outstanding bid or proposal for a DFI Contract and a description of and projected dollar value of each such bid or proposal; and (ii) the aggregate dollar amount of all outstanding claims against DFI or claims, which, to the knowledge of DFI, have been threatened against DFI, under each DFI Contract presently or heretofore in effect (including, without limitation, claims for back charges, rebates, price reductions or settlements or for breaches of product warranties or for product liability for products manufactured or sold).

     4.13.  LABOR AND EMPLOYMENT AGREEMENTS.

            (a)   SCHEDULE 4.13 attached hereto contains a description of each
                  -------------
plan, contract or arrangement under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of DFI. DFI is not a party to any collective bargaining agreement or other labor agreement. There are no labor disputes pending or, to the knowledge of DFI, threatened between DFI and its employees.

            (b) DFI has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from their respective employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

            (c) All accrued material obligations of DFI (whether arising by operation of law, by contract or past custom) for payments by DFI to trusts or other funds or to any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of DFI with respect to employment of those employees have been paid or adequate accruals therefor have been made in the DFI Unaudited Financial Statements for obligations accrued through the date of such DFI Unaudited Financial Statements, and in the books and records of DFI for obligations accruing after that date.

            (d) All material obligations of DFI (whether arising by operation of law by contract, by past custom or otherwise) for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers, directors or other employees of DFI in respect of the services rendered by any of them have been paid or adequate accruals therefor have been made in the DFI Unaudited Financial Statements for obligations accrued through the date of such DFI Unaudited Financial Statements, and in the books and records of DFI for obligations accruing thereafter.

     4.14.  EMPLOYEE BENEFIT PLANS.

            (a)   SCHEDULE 4.14(A) lists all plans, programs, and similar
                  ----------------
agreements, commitments or arrangements, whether oral or written, maintained by or on behalf of DFI or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of DFI ("DFI Plan" or "DFI Plans"). Except as set forth on SCHEDULE 4.14(A) only current and former
                                 ----------------
employees of DFI participate in the Plans. Copies of all DFI Plans and, to the extent applicable, all related trust agreements, actuarial reports, year-end allocation/reconciliation reports, and appraisals actuarial reports, and valuations for the most recent three years, all summary plan descriptions, prospectuses, Annual Report Form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, all promissory notes, guarantees, loan agreements, contribution agreements and related documents for any loans entered into by and between DFI and/or any DFI Plan, and any related documents requested by the other parties hereto, including all amendments, modifications and supplements thereto, have been delivered to such parties, and all of the same are or will be true, correct and complete.

            (b) With respect to each DFI Plan to the extent applicable: (i) no litigation or administrative or other proceeding is pending or, to the knowledge of DFI, threatened involving such DFI Plan; (ii) such DFI Plan has been administered and operated in substantial compliance with, and has been amended to comply with all applicable agreements or laws, rules, and regulations, including, without limitation, ERISA, the Code, and the regulations issued under ERISA and the Code; (iii) DFI has made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such DFI Plan or required to be made under applicable agreements or laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined according to such agreements or using the ongoing actuarial and funding assumptions of the DFI Plan; (iv) such DFI Plan is fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof, or the DFI Unaudited Financial Statements contain adequate reserves or paid-up insurance has been provided, therefor; (v) on the Closing Date such DFI Plan will be fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on DFI's books and records, or paid-up insurance will be provided, therefor; and (vi) such DFI Plan has been administrated and operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the four years prior hereto any material increase in the liabilities of such DFI Plan beyond increases typically experienced by employers similar to DFI.

            (c)   SCHEDULE 4.14(C) lists each DFI Plan which is an "employee
                  ----------------
benefit plan" as defined in Section 3(3) of ERISA, including any terminated employee benefit plans that covers or covered any employee of DFI ("DFI ERISA Plan").

            (d) DFI does not participate and has never participated in a Multiemployer Benefit Plan. DFI is not required to contribute to any Multiemployer Benefit Plan maintained by any other person, nor does DFI have any liability to any such Multiemployer Benefit Plan.

            (e) With respect to each DFI ERISA Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, has at any time been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Section 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exception issued by the Department of Labor, nor has any such person been involved in or caused such plan to be involved in a breach of fiduciary duty under Section 404 of ERISA.

            (f) Of the DFI ERISA Plans, only the Decision Focus Incorporated Employee Stock Ownership Plan and Money Purchase Pension Plan (the "DFI ESOP" and "DFI Pension Plan", respectively) (the DFI ESOP and the DFI Pension Plan are collectively referred to as the "ESOP/Pension Plan") are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA. With respect to the DFI ESOP/Pension Plan: (i) such DFI ESOP/Pension Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under Section 501(a) of the Code; (ii) all minimum funding standards required by law with respect to the funding of benefits payable or to be payable under such DFI ESOP/Pension Plan have been met; (iii) there is no "accumulated funding deficiency" within the meaning of Code Section 412 under such DFI ESOP/Pension Plan; (iv) no reportable event as described in Section 4043 of ERISA has occurred, or is continuing, with respect to such DFI ESOP/Pension Plan, and DFI has not incurred any liability to the Pension Benefit Guaranty Corporation; (v) if such DFI ESOP/Pension Plan is a defined benefit plan, the fair market value of the assets of the DFI ESOP/Pension Plan trust are not less than the actuarial present value of benefits (both vested and nonvested) accrued under such DFI ESOP/Pension Plan with respect to participants and beneficiaries, determined on a termination basis and as though all such accrued benefits were fully vested and nonforfeitable as of the Closing Date, taking into consideration the subsidies required under the Code and the regulations and rulings thereunder and using the ongoing actuarial methods and assumptions of such DFI ESOP/Pension Plan, which methods and assumptions are reasonable both individually and in the aggregate;
(vi) if the DFI ESOP/Pension Plan is a defined contribution plan, it is funded in an amount equal to the participants' account balances, whether or not vested;
(vii) if the DFI ESOP/Pension Plan is an employee stock ownership plan as defined under Section 4975(e)(7) of the Code, it has been funded in accordance with any agreements applicable to the repayment of any exempt loan used to purchase employer securities under the DFI ESOP, and the DFI ESOP has materially complied with all other operational provisions governing "employee stock purchase plans" as defined in Code Section 4975(e)(7) and the regulations thereunder have been materially complied with; and (viii) prior to the date of this Agreement, the DFI ESOP/Pension Plan and the trustees of the Plan have taken all actions, and have done all things, necessary or advisable in accordance with the fiduciary standards under Section 404 of ERISA and the prohibited transaction standards under Section 406 of ERISA and Section 4975 of the Code to vote the shares of DFI stock held in the DFI ESOP/Pension Plan, or to enable participants to vote such shares, with respect to the transaction set forth in this Agreement.

            (g) DFI does not now have, and has never had, a plan that covers, or is intended primarily to cover, only employees who are located in a country other than the United States.

            (h) Neither DFI nor any of the DFI Plans has any obligation to provide, or liability for, Post-employment Benefits, except for retirement benefits and except as required by Section 601 of ERISA and Section 4980B of the Code. With respect to (i) all persons terminated or retired on the Closing Date, and (ii) active employees and other participants and beneficiaries, to the extent Post-employment Benefits (other than qualified retirement plan benefits under the DFI ESOP/Pension Plan) have been, or are reasonably expected to be, earned by service to the Closing Date, paid-up insurance or plan funding will be provided, or the books and records of DFI will contain adequate reserves in an amount not less than the present value of all such benefits, determined as though all such Post-employment Benefits were fully vested and nonforfeitable and assuming the continuation of all such Plans, using actuarial methods and assumptions which are reasonable individually and in the aggregate.

     4.15.  OFFICERS, DIRECTORS AND EMPLOYEES.

            (a)   SCHEDULE 4.15(A) attached hereto sets forth a true and
                  ----------------
complete list of the names of, the offices held by, and the compensation paid to, the officers, directors and employees of DFI as of December 31, 1996.

            (b)   Except as set forth on SCHEDULE 4.15(B), DFI has no financial
                                         ----------------
obligation and is not otherwise indebted to any person who is an officer, director, shareholder or employee of DFI, or to any spouse, child or relative of any such person or to any entity controlled directly or indirectly by such person, in any amount whatsoever other than for compensation for services rendered since the start of the current pay period of DFI generally utilized by its employees and for business expenses, nor is any director or shareholder of DFI, or any spouse, child or other relative of such person, indebted to DFI except for reimbursement of advances made in the ordinary course of business.

     4.16. AGREEMENT NOT IN BREACH OF CERTAIN INSTRUMENTS. Neither the execution and delivery of this Agreement nor the consummation of the Mergers will violate or conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of benefit under, any provision of the Articles of Incorporation or Bylaws of DFI or result in a breach of any of the terms and provisions of, or constitute a violation or default (or an event that with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or conflict with, (a) any DFI Contract, (b) any judgment, decree, order or award of any court, governmental body or arbitrator to which DFI is a party, or (c) any law, rule or regulation applicable to DFI.

     4.17. REGULATORY APPROVALS. Other than the filing of the Merger Agreement and the DFI Delaware Certificate and any required blue sky filings, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required in connection with the execution and delivery of this Agreement or the consummation of the DFI Merger.

     4.18. BROKERAGE. DFI has not dealt with any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions which might as a result reasonably give rise to the obligation to pay a fee, commission or other compensation therefor.

     4.19   BANK ACCOUNTS. SCHEDULE 4.19 attached hereto contains an accurate
                           -------------
and complete list of: (a) the names and addresses of each bank in which DFI has an account; (b) the account number of such accounts; and (c) the authorized signatories for such accounts.

     4.20. ENVIRONMENTAL MATTERS. To the knowledge of DFI, DFI is in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act, 33 U.S.C. (S)1251 et seq., the Resource
                                                   ------
Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., the Clean Air Act, 42
                                                 ------
U.S.C. (S)7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)2601 et
               ------                                                       --
seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)1001
---
et seq., the regulations developed pursuant to these statutes and the
------
corresponding state and local statutes, ordinances and regulations. There has been no release by DFI or, to the knowledge of DFI, by any other person of a hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)9601(14), into the environment at any property owned or leased by DFI (the "DFI Premises") including, without limitation, any such release in the soil or groundwater underlying the DFI Premises. To the knowledge of DFI, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the DFI Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. DFI has not received notice of any violation of any environmental statute or regulation nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party (in each case, an "Environmental Notice").

     4.21. EMPLOYEE CONFIDENTIALITY AGREEMENTS. Each director and officer and each technical and management employee of DFI has signed a confidentiality and proprietary rights agreement with DFI containing provisions customary for companies in its industry, including without limitation provisions prohibiting each such person from disclosing or using any proprietary information of DFI for any purpose other than the performance of such person's duties to DFI. Such agreements are legal, valid and binding obligations of DFI and its employees, officers and directors and are enforceable in accordance with their respective terms, except as limited by bankruptcy and other laws of general application affecting the rights and remedies of creditors generally and except insofar as the availability of equitable remedies may be limited.

     4.22. U.S. REAL PROPERTY HOLDING COMPANY. DFI is not a "real property holding company" within the meaning of Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

     4.23. REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The Registration Statement shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Joint Proxy Statement to be sent to the shareholders of DFI and the shareholders of Aeronomics in connection with the Shareholders' Meetings shall not, on the date the Joint Proxy Statement is first mailed to the DFI shareholders, the date the Joint Proxy Statement is first mailed to the Aeronomics shareholders, at the time of each Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for either Shareholders' Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to DFI or any of its affiliates, officers or directors should be discovered by DFI which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, DFI shall promptly inform Aeronomics and Newco. Notwithstanding the foregoing, DFI makes no representation or warranty with respect to any information supplied by or concerning Aeronomics which is contained in any of the foregoing documents.

     4.24. DISCLOSURE. Except as contemplated by or disclosed in this Agreement, there is no fact or circumstance within the knowledge of DFI that would constitute a DFI Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of DFI set forth in this Agreement (including the schedules and other certificates, agreements or other documents to be furnished hereunder) contains or will contain any misstatement of a material fact or omission to state a material fact necessary to make the statements contained herein or therein not misleading. Notwithstanding anything contained herein to the contrary, DFI may at any time prior to the Closing update or amend any representation or schedule relating thereto that becomes untrue or incorrect as the result of events occurring following the date of this Agreement (a "DFI Updated Representation").

5. REPRESENTATIONS AND WARRANTIES OF NEWCO. Newco represents and warrants to the other parties hereto as follows:

     5.1 ORGANIZATION AND QUALIFICATION. Newco is duly organized and validly existing as a corporation in good standing under the laws of Delaware, with the corporate power to own, lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted. True and complete copies of the Certificate of Incorporation, and Bylaws of Newco in effect on the date hereof are attached hereto as EXHIBIT B and EXHIBIT
                                                          ---------     -------
C, respectively. Newco does not own or hold directly or indirectly, any debt or
-
equity securities of, or have any interest in, any corporation, partnership, joint venture or other entity. Newco is not required to be qualified to do business as a foreign corporation in any jurisdiction. Newco has no employees, owns no material assets and has conducted no business of any kind other than in connection with this Agreement and the transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Newco has not incurred any obligations or liabilities or entered into any agreements or arrangements with any person or entity.

     5.2. AUTHORIZATION OF AGREEMENT.

          (a) Newco has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder approval requirements of the DGCL, to consummate the Mergers. Other than the approval by Newco's stockholders in accordance with the requirements of the DGCL, the execution, delivery and performance of this Agreement and the consummation of the Mergers have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of Newco.

          (b) This Agreement and all other agreements herein contemplated to be executed in connection herewith by Newco have been (or upon execution will have been) duly executed and delivered by or for the benefit of Newco, and constitute binding obligations, enforceable against Newco in accordance with their respective terms. Newco is not, and immediately prior to the Effective Time, Newco will not be, a party to, subject to or bound by any provision of the Certificate of Incorporation or Bylaws of Newco, or any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution and delivery of this Agreement or the consummation of the Mergers.

     5.3 CAPITALIZATION. Newco has not issued any shares of its capital stock. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Newco to issue or to transfer from the treasury any additional shares of capital stock or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of capital stock of Newco, and no unissued shares of stock are subject to any preemptive rights. Other than the rights related to the Newco Preferred Stock, there are no outstanding contractual obligations of Newco to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in Newco.

     5.4  OFFICERS, DIRECTORS AND EMPLOYEES.  SCHEDULE 5.4 attached hereto sets
                                              ------------
forth a true and complete list of the names of, the offices held by, the officers, directors and employees of Newco.

     5.5 AGREEMENT NOT IN BREACH OF CERTAIN INSTRUMENTS. Neither the execution and delivery of this Agreement nor the consummation of the Mergers will violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Newco or result in a breach of any of the terms and provisions of, or constitute a violation or default (or an event that with notice or lapse of time, or both, would constitute a default) under, or conflict with, (a) any judgment, decree, order or award of any court, governmental body or arbitrator to which Newco is a party, or (b) any law, rule or regulation applicable to Newco.

     5.6 REGULATORY APPROVALS. Other than the filing of the Merger Agreement and the certificates referred to in Section 1.1(e) above, the filing of the Registration Statement with the SEC in accordance with the Securities Act of 1933, as amended, and the filing of any required blue sky filings, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required in connection with the execution and delivery of this Agreement or the consummation of the Mergers.

     5.7 BROKERAGE. Newco has not dealt with any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions which might as a result reasonably give rise to the obligation to pay a fee, commission or other compensation therefor.

6. COVENANTS AND AGREEMENTS OF AERONOMICS. Aeronomics covenants and agrees that it shall comply with each of the covenants and agreements set forth in this
SECTION 6, the fulfillment of each of which shall constitute a condition precedent to the obligations of the other parties hereto to consummate the transactions contemplated hereby at the Closing, but each of which may be waived in writing by such other parties.

     6.1. CERTIFICATE OF INCORPORATION AND BYLAWS. Except as specifically required by this Agreement, Aeronomics shall not take nor agree to take any of the following actions:

          (a) amend or otherwise change its Certificate of Incorporation or Bylaws or any instrument similar in purpose and intent to them;

          (b) issue any shares of its capital stock (other than upon issuance of the Aeronomics Options);

          (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be authorized, issued or transferred from treasury;

          (d) take any action that would make any of the representations and warranties in this Agreement untrue or incorrect; or

          (e) agree to do any of the acts listed above.

     6.2. CORPORATE EXISTENCE AND RIGHTS. Except as specifically required by this Agreement, between the date hereof and the Effective Time, Aeronomics shall take all necessary actions to keep in full force and effect the corporate existence of Aeronomics and shall cause the operations of Aeronomics to be conducted only according to its ordinary and usual course of business. Aeronomics shall not do, nor permit to be done, anything that is represented or warranted not to have occurred since the date of the AI Unaudited Financial Statements as represented in SECTION 3.4(C) hereof. Aeronomics shall make all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its business shall not be materially impaired at the Closing. Aeronomics shall maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with past practice.

     6.3. ACCESS AND INFORMATION BEFORE THE CLOSING. Between the date hereof and the Closing Date, Aeronomics shall cause to afford to the other parties hereto and their respective counsel, accountants and other representatives reasonable access to all of the properties, books, contracts and records of Aeronomics and will furnish the other parties hereto and their respective counsel, accountants and other representatives with all information, including copies of books, contracts and records, concerning the affairs of Aeronomics, which may be reasonably requested.

     6.4. CURRENT INFORMATION. Aeronomics shall advise the other parties hereto in writing as promptly as possible, but in any event prior to the Closing, of:

          (a) the occurrence of any event that renders any of the representations or warranties of Aeronomics set forth herein inaccurate in any material respect;

          (b) the awareness of Aeronomics that any representation or warranty of Aeronomics set forth herein was not accurate in all material respects when made;

          (c) the failure of Aeronomics to comply with or accomplish any of the covenants or agreements set forth herein in any material respect and

          (d) the occurrence of any event that constitutes a Material Adverse Effect.

Aeronomics will also provide the other parties hereto promptly on becoming available copies of all material operating and financial reports prepared by or for the normal conduct of business of Aeronomics, including without limitation monthly financial statements. All such information shall be true and correct in all material respects.

     6.5. CONSENTS. Aeronomics shall use its reasonable efforts to procure all consents, approvals or waivers that must be obtained by Aeronomics and that are necessary for completion of the transactions described herein, including using all reasonable efforts to obtain all required consents of any governmental agency or body issuing any permits, licenses or other governmental authorizations affecting Aeronomics or its business or properties, so that the Surviving Corporation may continue to operate the business and properties of Aeronomics without interruption following the Effective Time. Without limiting its obligations hereunder, Aeronomics shall not agree to any material adverse modification of the terms of any document or contractual arrangement or to prepay or incur additional material obligations to any person, whenever effective.

     6.6. CONTRACTS. Between the date hereof and the Closing Date, Aeronomics shall not amend in any material respect or terminate any AI Contract, purchase order, warranty, bid or proposal, whether written or oral to which it is a party, or enter into or become a party to or submit any bid or proposal for any contract, agreement, instrument, arrangement, purchase order or commitment with any customer of Aeronomics other than in the ordinary course of business.

     6.7. INSURANCE. Between the date hereof and the Effective Time, Aeronomics shall continue in force its existing insurance policies.

     6.8. TERMINATION OF AGREEMENTS.  Except as set forth in Schedule 6.8,
                                                             ------------
Aeronomics shall cause each stockholder agreement and registration rights agreement of any kind between Aeronomics, on the one hand, and any officer, director, stockholder or employee, on the other hand, to be terminated without liability to Aeronomics effective as of the Closing Date.

     6.9. AERONOMICS STOCKHOLDERS MEETING. Aeronomics shall take all action in accordance with its Certificate of Incorporation and Bylaws and the DGCL to obtain the approval of the stockholders of Aeronomics with respect to this Agreement and the consummation of the transactions contemplated hereby. Aeronomics shall use its reasonable efforts to hold a special meeting of its stockholders as soon as reasonably practicable in accordance with applicable law following the effectiveness of the Registration Statement, and in no event later than thirty (30) days following such effectiveness.

7. COVENANTS AND AGREEMENTS OF DFI. DFI covenants and agrees that it shall comply with each of the covenants and agreements set forth in this SECTION 7, the fulfillment of each of which shall constitute a condition precedent to the obligations of the other parties hereto to consummate the transactions contemplated hereby at the Closing, but each of which may be waived in writing by such other parties.

     7.1. ARTICLES OF INCORPORATION AND BYLAWS. Except as specifically required by this Agreement, DFI shall not take nor agree to take any of the following actions:

          (a) amend or otherwise change its Articles of Incorporation or Bylaws or any instrument similar in purpose and intent to them;

          (b) issue any shares of its capital stock (other than upon issuance of the DFI Options);

          (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be authorized, issued or transferred from treasury;

          (d) take any action that would make any of the representations and warranties in this Agreement untrue or incorrect; or

          (e) agree to do any of the acts listed above.

     7.2. CORPORATE EXISTENCE AND RIGHTS. Except as specifically required by this Agreement, between the date hereof and the Effective Time, DFI shall take all necessary actions to keep in full force and effect the corporate existence of DFI and shall cause the operations of DFI to be conducted only according to its ordinary and usual course of business. DFI shall not do, nor permit to be done, anything that is represented or warranted not to have occurred since the date of the DFI Unaudited Financial Statements as represented in SECTION 4.4(C) hereof. DFI shall make all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its business shall not be materially impaired at the Closing. DFI shall maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities in accordance with past practice.

     7.3. ACCESS AND INFORMATION BEFORE THE CLOSING. Between the date hereof and the Effective Time, DFI shall cause to afford to the other parties hereto and their respective counsel, accountants and other representatives reasonable access to all of the properties, books, contracts and records of DFI and will furnish the other parties hereto and their respective counsel, accountants and other representatives with all information, including copies of books, contracts and records, concerning the affairs of DFI, which may be reasonably requested.

     7.4. CURRENT INFORMATION. DFI shall advise the other parties hereto in writing as promptly as possible, but in any event prior to the Closing, of:

          (a) the occurrence of any event that renders any of the representations or warranties of DFI set forth herein inaccurate in any material respect;

          (b) the awareness of DFI that any representation or warranty of DFI set forth herein was not accurate in all material respects when made;

          (c) the failure of DFI to comply with or accomplish any of the covenants or agreements set forth herein in any material respect and

          (d) the occurrence of any event that constitutes a Material Adverse Effect.

DFI will also provide the other parties hereto promptly on becoming available copies of all material operating and financial reports prepared by or for the normal conduct of business of DFI, including without limitation monthly financial statements. All such information shall be true and correct in all material respects.

     7.5. CONSENTS. DFI shall use its reasonable efforts to procure all consents, approvals or waivers that must be obtained by DFI and that are necessary for completion of the transactions described herein, including using all reasonable efforts to obtain all required consents of any governmental agency or body issuing any permits, licenses or other governmental authorizations affecting DFI or its business or properties, so that the Surviving Corporation may continue to operate the business and properties of DFI without interruption following the Effective Time. Without limiting its obligations hereunder, DFI shall not agree to any material adverse modification of the terms of any document or contractual arrangement or to prepay or incur additional material obligations to any person, whenever effective.

     7.6. CONTRACTS. Between the date hereof and the Closing Date, DFI shall not amend in any material respect or terminate any DFI Contract, purchase order, warranty, bid or proposal, whether written or oral to which it is a party, or enter into or become a party to or submit any bid or proposal for any contract, agreement, instrument, arrangement, purchase order or commitment with any customer of DFI other than in the ordinary course of business.

     7.7. INSURANCE. Between the date hereof and the Effective Time, DFI shall continue in force its existing insurance policies.

     7.8. TERMINATION OF AGREEMENTS. Except as set forth on SCHEDULE 7.8, DFI shall cause each shareholder agreement, registration rights agreement or consulting agreements of any kind between DFI, on the one hand, and any officer, director, shareholder or employee, on the other hand, to be terminated without liability to DFI effective as of the Closing Date.

     7.9. DFI SHAREHOLDERS MEETING. DFI shall take all action in accordance with its Articles of Incorporation and Bylaws and the CCC to obtain the approval of the shareholders of

DFI with respect to this Agreement and the consummation of the transactions contemplated hereby. DFI shall use its reasonable efforts to hold a special meeting of its stockholders as soon as reasonably practicable in accordance with applicable law following the effectiveness of the Registration Statement, and in no event later than thirty (30) days following such effectiveness.

8.   ADDITIONAL AGREEMENTS.

     8.1. SECURITIES LAW COMPLIANCE.

          (a) As promptly as practicable after the execution of this Agreement, the parties shall jointly prepare and cause Newco to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 with respect to the shares of Newco Common Stock to be issued pursuant to the Mergers (such registration statement as amended, supplemented or modified, the "Registration Statement"), which shall include the joint proxy statement relating to the vote of the shareholders of DFI and the stockholders of Aeronomics, respectively, with respect to the Merger (the "Joint Proxy Statement"). The parties shall use their respective reasonable efforts to have the Registration Statement declared effective as soon thereafter as practicable. The Joint Proxy Statement shall also include the recommendation of the respective Boards of Directors of Aeronomics and DFI in favor of the Mergers which shall not be withdrawn, modified or withheld except in compliance with the fiduciary duties of such respective Boards under applicable law. Each of the parties shall cooperate with the other parties and their respective agents in the preparation and efforts to achieve effectiveness of the Registration Statement.

          (b) The parties hereto acknowledge that the issuance of the shares of Newco Preferred Stock pursuant to the Mergers is intended to qualify for the registration exemption afforded by Rule 506 promulgated under the Securities Act of 1933, as amended. Accordingly, no party hereto shall take, or fail to take, any action (other than actions expressly contemplated by this Agreement) that would reasonably jeopardize the use of such exemption. The parties hereto also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the shares of Newco Common Stock and Newco Preferred Stock in the Mergers.

     8.2. TAX TREATMENT. No party hereto shall knowingly take any actions, whether prior to or following the Effective Time, that would cause (i) the DFI Merger to constitute a taxable exchange with respect to the shareholders of DFI, or (ii) the Aeronomics Merger to constitute a taxable exchange with respect to the stockholders of Aeronomics.

     8.3. PREFERRED STOCK. The shares of Newco Preferred Stock issued pursuant to the Mergers as Aeronomics Merger Consideration shall be "restricted securities" within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Each certificate representing shares of Newco Preferred Stock issued pursuant to the Mergers as Aeronomics Merger Consideration shall contain or otherwise be imprinted with a suitable legend in substantially the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and statutory exemptions under applicable state securities laws. These securities may not be sold, pledged, hypothecated, transferred or assigned, except in a transaction which is exempt from registration under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement thereunder; and in the case of an exemption, only if the corporation has received an opinion of counsel satisfactory to the corporation that such transaction does not require registration of any such securities.

     8.4. CONSUMMATION OF AGREEMENT. Each of the parties hereto shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement and will each use their respective reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated.

9. CONDITIONS TO OBLIGATIONS OF AERONOMICS. The obligations of Aeronomics to consummate the Aeronomics Merger and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived in writing by Aeronomics:

     9.1. CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of DFI and Newco contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date (after giving effect to the DFI Updated Representation) with the same effect as if made on the Closing Date and the DFI Updated Representations in the aggregate shall not represent a DFI Material Adverse Effect, and each shall have executed and delivered to Aeronomics at Closing a certificate to that effect.

     9.2. PERFORMANCE OF COVENANTS AND AGREEMENTS. All of the covenants and agreements of DFI and Newco contained in this Agreement and required to be performed by DFI and Newco before the Closing Date shall have been performed in all material respects, and DFI and Newco shall have executed and delivered at Closing a certificate to that effect.

     9.3. SECRETARY'S CERTIFICATE. DFI shall have delivered at or prior to Closing a Certificate of the Secretary of DFI, dated as of the Closing Date as to (i) the Articles of Incorporation of DFI (which shall have been certified by the Secretary of State of the State of California), (ii) the Bylaws of DFI,
(iii) resolutions duly adopted by the Board of the Directors of DFI authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iv) resolutions duly adopted by the shareholders of DFI (in accordance with the CCC) authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (v) the incumbency and signatures of the officers of DFI executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto.

     9.4. GOOD STANDING CERTIFICATE. DFI shall have delivered at or prior to Closing a certificate of the Secretary of State of the State of California as to the existence and good standing of DFI as a California corporation. DFI shall have delivered at or prior to Closing certificates of good standing from each jurisdiction in which DFI is qualified to do business as a foreign corporation.

     9.5. OPINION OF COUNSEL FOR DFI. Aeronomics shall have received an opinion of counsel from Wilson, Marshall & Taylor, a Professional Corporation, counsel for DFI, in form and substance reasonably satisfactory to and addressed to Aeronomics and dated the Closing Date, substantially in the form of EXHIBIT D
                                                                       ---------
hereto.

     9.6. POOLING LETTER. DFI shall have delivered at or prior to Closing a letter from Arthur Andersen, LLP, in form and substance reasonably satisfactory to Aeronomics, stating that, in accordance with generally accepted accounting principles, the DFI Merger qualifies to be treated as a "pooling of interests" for accounting purposes.

     9.7. ADDITIONAL CLOSING DOCUMENTS. DFI and Newco shall have delivered at or prior to the Closing such documents as Aeronomics may reasonably request in order to enable Aeronomics to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     9.8. SHAREHOLDER APPROVAL. This Agreement and the DFI Merger shall have been adopted and approved by the requisite vote of the shareholders of DFI in accordance with DFI's Articles of Incorporation and Bylaws and the CCC.

     9.9. DISSENTING SHARES. DFI shall not have received notice from holders of more than ten percent (10%) of the DFI Shares that such holders have asserted or intend to assert any rights as dissenting shareholders with respect to the DFI Merger in accordance with the CCC.

     9.10. NO LEGAL BAR.

           (a) There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

           (b) None of the parties hereto shall be prohibited by any law, order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

     9.11. MATERIAL ADVERSE EFFECT. Since the date of the DFI Unaudited Financial Statements, there shall have been no Material Adverse Effect.

10. CONDITIONS TO OBLIGATIONS OF DFI. The obligations of DFI to consummate the DFI Merger and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived in writing by DFI:

     10.1. CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Aeronomics and Newco contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date (after giving effect to the AI Updated Representations) with the same effect as if made on the Closing Date and the AI Updated Representations in the aggregate shall not represent an AI Material Adverse Effect, and each shall have executed and delivered to DFI at Closing a certificate to that effect.

     10.2. PERFORMANCE OF COVENANTS AND AGREEMENTS. All of the covenants and agreements of Aeronomics and Newco contained in this Agreement and required to be performed by Aeronomics and Newco before the Closing Date shall have been performed in all material respects, and Aeronomics and Newco shall have executed and delivered at Closing a certificate to that effect.

     10.3. SECRETARY'S CERTIFICATE. Aeronomics shall have delivered at or prior to Closing a Certificate of the Secretary of Aeronomics, dated as of the Closing Date as to (i) the Certificate of Incorporation of Aeronomics (which shall have been certified by the Secretary of State of the State of Delaware), (ii) the Bylaws of Aeronomics, (iii) resolutions duly adopted by the Board of the Directors of Aeronomics authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby,
(iv) resolutions duly adopted by the stockholders of Aeronomics (in accordance with the DGCL) authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (v) the incumbency and signatures of the officers of Aeronomics executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto.

     10.4. GOOD STANDING CERTIFICATE. Aeronomics shall have delivered at or prior to Closing a certificate of the Secretary of State of the State of Delaware as to the existence and good standing of Aeronomics as a Delaware corporation. Aeronomics shall have delivered at or prior to Closing certificates of good standing from each jurisdiction in which Aeronomics is qualified to do business as a foreign corporation.

     10.5. OPINION OF COUNSEL FOR AERONOMICS. DFI shall have received an opinion of counsel from Morris, Manning & Martin, L.L.P., counsel for Aeronomics, in form and substance reasonably satisfactory to and addressed to DFI and dated the Closing Date, substantially in the form of EXHIBIT E hereto.
                                                             ---------

     10.6. POOLING LETTER. Aeronomics shall have delivered at or prior to Closing a letter from KPMG Peat Marwick, LLP, in form and substance reasonably satisfactory to DFI, stating that, in accordance with generally accepted accounting principles, the Aeronomics Merger qualifies to be treated as a "pooling of interests" for accounting purposes.

     10.7. ADDITIONAL CLOSING DOCUMENTS. Aeronomics and Newco shall have delivered at or prior to the Closing such documents as DFI may reasonably request in order to enable DFI to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     10.8. SHAREHOLDER APPROVAL. This Agreement and the Aeronomics Merger shall have been adopted and approved by the requisite vote of the stockholders of Aeronomics in accordance with Aeronomics' Certificate of Incorporation and Bylaws and the DGCL.

     10.9. DISSENTING SHARES. Aeronomics shall not have received notice from holders of more than ten percent (10%) of the Aeronomics Shares that such holders have asserted or intend to assert any rights as dissenting shareholders with respect to the Aeronomics Merger in accordance with the DGCL.

     10.10. NO LEGAL BAR.

            (a) There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

            (b) None of the parties hereto shall be prohibited by any law, order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

     10.11. MATERIAL ADVERSE EFFECT. Since the date of the AI Unaudited Financial Statements, there shall have been no Material Adverse Effect.

11.  TERMINATION OF AGREEMENT.

     11.1. EVENTS OF TERMINATION. The parties hereto may terminate this Agreement by written agreement at any time prior to the Effective Time. This Agreement shall terminate and the Mergers shall be abandoned prior to the Closing Date and this Agreement shall be of no further force or effect between the parties hereto, except as to liabilities for misrepresentation, breach or default in connection with any warranty, representation, covenant, duty or obligation given, occurring or arising prior to the date of termination and abandonment, upon the occurrence of any of the following:

           (a) By DFI at its election if there has been any material misrepresentation or material breach of or failure to satisfy timely on the part of Aeronomics any condition or any warranty, representation or agreement contained herein, if such breach or failure is not cured within five business days of receipt of written notice thereof from DFI.

           (b) By Aeronomics at its election if there has been any material misrepresentation or material breach of or failure to satisfy timely on the part of DFI any condition or any material warranty, representation or agreement contained herein, if such breach or failure is not cured within five business days of receipt of written notice thereof from Aeronomics.

           (c) By either DFI, on the one hand, or Aeronomics, on the other hand, immediately upon notice, if the Closing shall not have taken place by September 30, 1997; provided, however, that neither DFI nor Aeronomics shall be entitled to terminate this Agreement pursuant to this SECTION 11 if such party is in material breach of this Agreement at such time.

12.  MISCELLANEOUS PROVISIONS.

     12.1. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

     12.2.   NOTICES.  All notices and other communications called for or
             -------
contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                    IF TO AERONOMICS:

                    Aeronomics Incorporated
                    4751 Best Road, Suite 300
                    Atlanta, Georgia  30337
                    Attn:  Robert Cross
                    Telecopy:  404-763-1027

                    WITH COPIES TO:

                    Morris, Manning & Martin, L.L.P.
                    1600 Atlanta Financial Center
                    3343 Peachtree Road, N.E.
                    Atlanta, Georgia  30326
                    Attn:  John C. Yates, Esq.
                    Telecopy:  404-365-9532

                    IF TO DFI:

                    Decision Focus Incorporated
                    650 Castro Street, Suite 300
                    Mountain View, California  94041-2055
                    Attn:  Robert Phillips
                    Telecopy: (415) 960-2638

                    WITH COPIES TO:

                    Wilson, Marshall & Taylor, a Professional Corporation One Embarcadero Place, Suite 220
                    2100 Geng Road
                    Palo Alto, California  94303
                    Attn:  Kurt Taylor, Esq.
                    Telecopy:  415-424-9769

     12.3. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

     12.4. AMENDMENTS AND WAIVERS. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. This Agreement and all Exhibits and Schedules hereto may be modified only by a written instrument duly executed by the parties hereto and authorized as provided herein.

     12.5. SURVIVAL. The representations and warranties set forth in this Agreement shall not survive the Closing. Notwithstanding anything to the contrary set forth in this SECTION 12.5, the provisions of this section shall not limit or restrict any remedies against any of the parties or any other person for fraud, willful misconduct, or bad faith.

     12.6. ATTORNEYS' FEES. In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

     12.7. BINDING NATURE OF AGREEMENT. The Agreement includes each of the Schedules and Exhibits that are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

     12.8. EXPENSES. Each of the parties hereto shall bear its own costs and expenses in connection with this Agreement and the consummation of the transactions contemplated hereby.

     12.9. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof.

     12.10. SEVERABILITY. To the extent that any of the provisions of this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, such provisions shall be modified or deleted in such a manner so as to make the Agreement as modified valid, legal and enforceable, and the balance of the Agreement shall not be affected thereby.

     12.11. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     12.12. PUBLIC ANNOUNCEMENTS. The parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to consultation except as may be required by law.

     12.13. SECTION HEADINGS. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

     12.14. NO THIRD PARTY BENEFICIARIES. This Agreement constitutes an agreement solely among the parties hereto and is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable, other than the parties hereto and their respective successors or assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.

     12.15. KNOWLEDGE. For purposes of this Agreement, all references to the knowledge or awareness of DFI shall refer to the actual knowledge of Robert Phillips, Dean Boyd and Robert Marshalla. For purposes of this Agreement, all references to the knowledge or awareness of Aeronomics shall refer to the actual knowledge of Robert Cross, Lawrence Hall and James Edwards.

     12.16. POOLING. If any provision of this Agreement or the application of any such provision to any person or circumstance precludes the use of "pooling of interests" accounting treatment in connection with the Mergers, then such provision shall be of no force and effect to the extent, and solely to the extent necessary to preserve such accounting treatment for the Mergers, and in that event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the Mergers to be treated as a "pooling of interests" for accounting purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


                                        AERONOMICS INCORPORATED


                                        By:  /s/ Robert G. Cross
                                           -------------------------------------
                                             Robert G. Cross, Chairman and Chief
                                             Executive Officer

                                        DECISION FOCUS INCORPORATED


                                        By:  /s/ Robert L. Phillips
                                           -------------------------------------
                                             Robert L. Phillips, Chief Executive
                                             Officer

                                        DFI/AERONOMICS INCORPORATED


                                        By:  /s/ Robert L. Phillips
                                           -------------------------------------
                                             Robert L. Phillips, Chief Executive
                                             Officer

                                  APPENDIX B
                           DELAWARE APPRAISAL RIGHTS

(S) 262. APPRAISAL RIGHTS.
     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsection (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinary meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251, (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S)
264 of this title:
          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of (S) 251 of this title.
          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more 2,000 holders;
               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.
     (d) Appraisal rights shall be perfected as follows:
          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
          (2) If the merger or consolidation was approved pursuant to (S) 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.
     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, (S) 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, (S) 24; 57 Del. Laws, c. 148,
(S)(S) 27-29; 59 Del. Laws, c. 106, (S) 12; 60 Del. Laws, c. 371, (S)(S) 3-12;
63 Del. Laws, c. 26, (S) 14; 63 Del. Laws, c. 152, (S)(S) 1, 2; 64 Del. Laws, c.
112, (S)(S) 46-54; 66 Del. Laws, c. 136, (S)(S) 30-32; 66 Del. Laws, c. 352, (S)
9; 67 Del. Laws, c. 376, (S)(S) 19, 20; 68 Del. Laws, o. 337, (S)(S) 3, 4; 69
Del. Laws, c.61, (S) 10; 69 Del. Laws, c.262, (S)(S) 1-9; 70 Del. Laws, c. 79,
(S) 16.)

                                  APPENDIX C
                         CALIFORNIA DISSENTER'S RIGHTS

 1300 [SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER].--
(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:
     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.
     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.
     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.
     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

  1301  [DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES].
-- (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or shortform merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302 [DISSENTING SHARES, STAMPING OR ENDORSING].--Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303 [DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT]. -- (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304 [DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS]. --(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                    Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 20.  Indemnification of Directors and Officers.

      Pursuant to Section 102(b)(7) of the DGCL, the Company has included in its Certificate of Incorporation a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director except for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or improper redemption of the Company's stock under Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation further provides that in the event the DGCL is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the amended DGCL.

      Section 145 of the DGCL permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, provided he had no reasonable cause to believe that his conduct was unlawful.

      The DGCL further permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving in such role in another enterprise at the request of the corporation. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by him, provided the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests. However, no such person will be indemnified as to matters for which he is found to be liable to the corporation unless, and only to the extent that, indemnification is ordered by a court.

      The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company intends to obtain such insurance.


 Item 21.  Exhibits and Financial Statement Schedules.

      (a)  Exhibits

      The following documents are filed as a part of this registration statement.


 Exhibit                            Description
 -------                            -----------
 2.1        Agreement and Plan of Reorganization by and among Aeronomics
            Incorporated, Decision Focus Incorporated and DFI/Aeronomics
            Incorporated, dated June 3, 1997 (attached as Appendix A to the
            Prospectus and Proxy Statement included as a part of this
            Registration Statement).
 2.2        Form of Proxy for Special Meeting of Aeronomics Incorporated.
 2.3        Form of Proxy for Special Meeting of Decision Focus Incorporated.
 3.1        Certificate of Incorporation of the Company
 3.2        Bylaws of the Company
 4.1        Form of Stock Certificate for the Company's Class A Voting Common
            Stock.
 4.2        Form of Stock Certificate for the Company's Class B Nonvoting Common
            Stock.
 4.3        Form of Stock Certificate for the Company's Convertible Preferred
            Stock.
 5.1        Opinion of Morris, Manning & Martin, L.L.P.
 10.1       Lease Agreement, dated April 15, 1991, by and between Sullivan/Best
            Joint Venture and Aeronomics Incorporated, together with all amendments thereto.
 10.2       Aeronomics Incorporated Incentive Stock Option Plan
 10.3       Decision Focus Incorporated Stock Ownership Plan and Money Purchase
            Pension Plan
 23.1       Consent of KPMG Peat Marwick LLP
 23.2       Consent of Shilling & Kenyon, Inc.
 23.3       Consent of Morris, Manning & Martin, L.L.P. (to be included in their opinion filed as Exhibit 5.1).
 23.4       Consent of Houlihan, Lokey, Howard & Zukin
 24.1       Power of Attorney (contained on the Signature Page of this
            Registration Statement).

            (b)    Financial Statements Schedules

      None.


 Item 22.  Undertakings.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June , 1997.


                                       DFI/AERONOMICS INCORPORATED
                                       (Registrant)


                                       By: /s/ Robert L. Phillips
                                          ---------------------------------
                                          Robert L. Phillips, President
                                          and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signatures appears below hereby constitutes and appoints Robert Cross and Robert Phillips, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to signing any and all pre-effective and post-effective amendments to this Registration Statements, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated:


          Signature                      Title                       Date
          ---------                      -----                       ----
 /s/ Robert G. Gross         Chairman of the Board               June 25, 1997
------------------------
 Robert G. Cross

 /s/ Dean W. Boyd            Vice Chairman of the Board          June 25, 1997
------------------------
 Dean W. Boyd

 /s/ Robert L. Phillips      Chief Executive Officer,            June 25, 1997
---------------------------  President & Director
 Robert L. Phillips          (Principal Executive Officer)

 /s/ Lawrence W. Hall        Executive Vice-President, Chief     June 25, 1997
---------------------------  Operating Officer & Director
 Lawrence W. Hall

 /s/ James L. Edwards        Principal Financial and             June 25, 1997
---------------------------  Accounting Officer
 James L. Edwards

/s/ Charles A. Johnson       Director                            June 25, 1997
------------------------
Charles A. Johnson

/s/ William M. Wells         Director                            June 25, 1997
------------------------
William M. Wells


Exhibit                     Description                                 Page No.
-------                     -----------                                 --------
2.1        Agreement and Plan of Reorganization by and among Aeronomics
           Incorporated, Decision Focus Incorporated and DFI/Aeronomics
           Incorporated, dated June 3, 1997 (attached as Appendix A to the
           Prospectus and Proxy Statement included as a part of this
           Registration Statement).
2.2        Form of Proxy for Special Meeting of Aeronomics Incorporated.
2.3        Form of Proxy for Special Meeting of Decision Focus Incorporated.
3.1        Certificate of Incorporation of the Company
3.2        Bylaws of the Company
4.1        Form of Stock Certificate for the Company's Class A Voting Common
           Stock.
4.2        Form of Stock Certificate for the Company's Class B Nonvoting Common
           Stock.
4.3        Form of Stock Certificate for the Company's Convertible Preferred
           Stock.
5.1        Opinion of Morris, Manning & Martin, L.L.P.
10.1       Lease Agreement, dated April 15, 1991, by and between Sullivan/Best
           Joint Venture and Aeronomics Incorporated, together with all amendments thereto.
10.2       Aeronomics Incorporated Incentive Stock Option Plan
10.3       Decision Focus Incorporated Stock Ownership Plan and Money Purchase
           Pension Plan
23.1       Consent of KPMG Peat Marwick LLP
23.2       Consent of Shilling & Kenyon, Inc.
23.3       Consent of Morris, Manning & Martin, L.L.P. (to be included in their opinion filed as Exhibit 5.1).
23.4       Consent of Houlihan, Lokey, Howard & Zukin
24.1       Power of Attorney (contained on the Signature Page of this
           Registration Statement).

                                DFI/AERONOMICS
                             EXHIBIT/APPENDIX LIST

 2.2        Proxy for Aeronomics                         <263634>
 2.3        Proxy for DFI                                <263642>
 3.1        Certificate of Incorporation                 <257128>
                 Exhibit A                               <257366>
 3.2        Bylaws                                       <257158>
 4.1        Class A Voting Common Stock Certificate      <263325>
 4.2        Class B Non Voting Common Stock Certificate  <263564>
 4.3        Convertible Preferred Stock Certificate      <263565>
 5.1        MMM Legal Opinion                            <263150>
10.1        Lease Agreement
               First Amendment                           <263005>
               Second Amendment                          <263261>
               Third Amendment                           <263263>
               Letter Agreement                          <263028>
               Letter Agreement                          <263032>
10.2        Aeronomics Incentive SOP                     <263060>
10.3        DFI SOP & MMP Plan                           <263114>
23.1        Consent of KPMG                              <263777>
23.2        Consent of Shilling & Kenyon                 <263138>
23.4        Consent of Houlihan Lokey Howard & Sukin     <263139>


            APPENDIX A                                   <263159>
            APPENDIX B                                   <263729>
            APPENDIX C                                   <263774>